Filed pursuant to 424(b)(3)
Registration No. 333-139504

SUPPLEMENT NO. 5
DATED APRIL 1, 2009
TO THE PROSPECTUS DATED JANUARY 7, 2009
OF INLAND AMERICAN REAL ESTATE TRUST, INC.

This Supplement No. 5 supplements our prospectus dated January 7, 2009, as previously supplemented by Supplement No. 1 dated January 7, 2009, Supplement No. 2 dated January 23, 2009, Supplement No. 3 dated January 29, 2009 and Supplement No. 4 dated February 27, 2009.  You should read this Supplement No. 5 together with our prospectus dated January 7, 2009, as supplemented to date.   Unless otherwise defined in this Supplement No. 5, capitalized terms used in this Supplement No. 5 have the same meanings as set forth in the prospectus.

Status of the Offering

On March 27, 2009, we decided to terminate the offering effective with the close of business on April 6, 2009.  We will not accept any subscriptions after 5:00 p.m. central time on Monday, April 6, 2009.  All documents and funds must be received in good order by that date and time at our corporate headquarters at 2901 Butterfield Road, Oak Brook, Illinois 60523.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

We electronically file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports with the Securities and Exchange Commission (“SEC”).  The public may read and copy any of the reports that are filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549-3628.  The public may obtain information on the operation of the Public Reference room by calling the SEC at (800)-SEC-0330.  The SEC maintains an Internet site at (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically.

Certain statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future and are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  See “Risk Factors” for  a discussion of the  numerous risks and uncertainties that could cause our actual results to be materially different from those set forth in the forward-looking statements.

The following discussion and analysis relates to the years ended December 31, 2008, 2007 and 2006 and as of December 31, 2008 and 2007.  You should read the following discussion and analysis along with our Consolidated Financial Statements and the related notes included in this report.  Dollar amounts are in thousands, except per share amounts.

Overview

We seek to invest in real estate assets that we believe will produce attractive current yields and long-term risk-adjusted returns to our stockholders and to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  To achieve these objectives, we selectively acquire, develop and actively manage investments in commercial real estate.  Our property managers for our non-lodging properties actively seek to lease and release space at favorable rates, controlling expenses, and maintaining strong tenant relationships.  We oversee the management of our lodging facilities through active engagement with our third party managers and franchisors.  We intend to create additional value through redeveloping and repositioning some of our properties in the future.

On a consolidated basis, essentially all of our revenues and operating cash flows this year were generated by collecting rental payments from our tenants, room revenues from lodging properties, interest income on cash investments, and dividend and sale income earned from investments in marketable securities.  Our largest cash expense relates to the operation of our properties as well as the interest expense on our mortgages and notes payable.  Our property operating expenses include, but are not limited to, real estate taxes, regular maintenance, utilities, insurance, landscaping, snow removal and periodic renovations to meet tenant needs.

In evaluating our financial condition and operating performance, management focuses on the following financial and non-financial indicators, discussed in further detail herein:

•

Funds from Operations (“FFO”), a supplemental measure to net income determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

•

Economic occupancy (or “occupancy” - defined as actual rental revenues recognized for the period indicated as a percentage of gross potential rental revenues for that period), lease percentage (the percentage of available net rentable area leased for our commercial segments and percentage of apartment units leased for our residential segment) and rental rates.

•

Leasing activity - new leases, renewals and expirations.

•

Average daily room rate, revenue per available room, and average occupancy to measure our lodging properties.

Results of Operations

General

Consolidated Results of Operations

This section describes and compares our results of operations for the years ended December 31, 2008, 2007 and 2006.  We generate most of our net operating income from property operations.  In order to evaluate our overall portfolio, management analyzes the operating performance of all properties from period to period and properties we have owned and operated for the same period during each year.  A total of 93 and 38 of our investment properties satisfied the criteria of being owned for the entire years ended December 31, 2008 and 2007 and December 31, 2007 and 2006, respectively, and are referred to herein as “same store” properties.  These properties comprise approximately 14.8 and 3.7 million square feet, respectively.  The “same store” properties represent approximately 40% and 10% of the square footage of our portfolio at December 31, 2008 and December 31, 2007, respectively.  None of our lodging properties satisfied the criteria of being owned for the entire years ended December 31, 2008 and 2007 or December 31, 2007 and 2006.  This analysis allows management to monitor the operations of our existing properties for comparable periods to measure the performance of our current portfolio.  Additionally, we are able to determine the effects of our new acquisitions on net income.  Unless otherwise noted, all dollar amounts are stated in thousands (except per share amounts, revenue per available room and average daily rate).

Comparison of the years ended December 31, 2008 and December 31, 2007

Net income decreased from $55,922 or $.14 per share for the year ended December 31, 2007 to $(365,178) or $(.54) per share for the year ended December 31, 2008.  The primary reason for the decrease was $262,105 taken as realized loss and impairments on investment securities and $61,993 of impairments on investments in unconsolidated entities for the year ended December 31, 2008, which decreased net income per share by $.48, as compared to 2007, where $2,466 was recorded as net realized loss and impairments on investment securities, and $10,084 was recorded as impairments on investments in unconsolidated entities, decreasing net income per share by $.03.  A detailed discussion of our impairments is included under Realized Gain (Loss) on Securities and Impairment of Investment in Unconsolidated Entities.

	Year ended	Year ended
	December 31, 2008	December 31, 2007
Net income (loss)	$(365,178)	$55,922

Net income (loss) per share	(.54)	.14

Rental Income, Tenant Recovery Income, Lodging Income and Other Property Income.  Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income, and percentage rental income recorded pursuant to tenant leases.  Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees, and insurance costs.  Lodging income consists of room revenues, food and beverage revenues, telephone revenues and miscellaneous revenues.  Other property income consists of lease termination fees and other miscellaneous property income.  Total property revenues were $1,050,738 and $478,736 for the years ended December 31, 2008 and 2007, respectively.

Except for our lodging properties, the majority of the revenue from the properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants of the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, we pay all expenses and are reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses.  Certain other tenants are subject to net leases which require the tenant to be responsible for fixed base rent as well as all costs and expenses associated with occupancy.  Under net leases, where all expenses are paid directly by the tenant, expenses are not included in the consolidated statements of operations.  Under leases where all expenses are paid by us, subject to reimbursement by the tenant, the expenses are included within property operating expenses, and reimbursements are included in tenant recovery income on the consolidated statements of operations.

Our lodging properties generate revenue through sales of rooms and associated food and beverage services.  We measure our financial performance by revenue generated per available room known as RevPAR, which is an operational measure commonly used in the hotel industry to evaluate hotel performance.  RevPAR represents the product of the average daily room rate charged and the average daily occupancy achieved but excludes other revenue generated by a hotel property, such as food and beverage, parking, telephone and other guest service revenues.

Below is a summary of sources of revenue for years ended December 31, 2008 and 2007.  Fluctuations are explained below.

	Year ended December 31, 2008	Year ended December 31, 2007	2008 increase (decrease) from 2007
Property rentals	$398,417	$267,816	$130,601
Straight-line rents	17,457	12,765	4,692
Amortization of acquired above and below market leases, net	2,408	155	2,253
Total rental income	$418,282	$280,736	$137,546

Tenant recoveries	70,607	55,192	15,415
Other income	30,265	16,416	13,849
Lodging operating income	531,584	126,392	405,192
Total property revenues	$1,050,738	$478,736	$572,002

Total property revenues increased $572,002 for the year ended December 31, 2008 over the same period of the prior year.  The increase in property revenues in 2008 was due primarily to acquisitions of 187 properties, including lodging facilities, since December 31, 2007.

Property Operating Expenses and Real Estate Taxes.  Property operating expenses for properties other than lodging properties consist of property management fees paid to property managers including affiliates of our sponsor and operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, utilities, maintenance to the exterior of the buildings and the parking lots.  Total expenses were $469,695 for the year ended December 31, 2008 and $174,755 for the year ended December 31, 2007, respectively.  Lodging operating expenses include the room, food and beverage, payroll, utilities, any fees paid to our third party operators, insurance, marketing, and other expenses required to maintain and operate our lodging facilities.

	Year ended December 31, 2008	Year ended December 31, 2007	2008 increase (decrease) from 2007
Property operating expenses	$84,614	$59,678	$24,936
Lodging operating expenses	313,939	75,412	238,527
Real estate taxes	71,142	39,665	31,477
Total property expenses	$469,695	$174,755	$294,940

Total property operating expenses increased $294,940 for the year ended December 31, 2008 compared to the year ended December 31, 2007 due to the effect of properties acquired after December 31, 2007, primarily lodging facilities.  The RLJ acquisition, as well as a full year’s results of the lodging acquisitions from 2007, contributed to a significant increase in lodging expenses in 2008.

Other Operating Income and Expenses

Other operating expenses are summarized as follows:

	Year ended December 31, 2008	Year ended December 31, 2007	2008 increase (decrease) from 2007
Depreciation and amortization	$320,792	$174,163	$146,629
Interest expense	231,822	108,060	123,762
General and administrative (1)	34,087	19,466	14,621
	Year ended December 31, 2008	Year ended December 31, 2007	2008 increase (decrease) from 2007
Business manager fee	18,500	9,000	9,500
	$605,201	$310,689	$294,512

(1)  Includes expenses paid to affiliates of our sponsor as described below.

Depreciation and amortization.  The $146,629 increase in depreciation and amortization expense for the year ended December 31, 2008 relative to the year ended December 31, 2007 was due substantially to the impact of the properties acquired during 2007 and 2008.

Interest expense.  The $123,762 increase in interest expense for the year ended December 31, 2008 as compared to the year ended December 31, 2007 was primarily due to mortgage debt financings during 2008 which increased to $4,405,559 from $2,959,480.  Our average interest rate on outstanding debt is 4.97% and 5.66% as of December 31, 2008 and 2007, respectively.

A summary of interest expense for the years ended December 31, 2008 and 2007 appears below:

	Year ended December 31, 2008	Year ended December 31, 2007	2008 increase (decrease) from 2007
Debt Type
Margin and other interest expense	$23,482	$15,933	$7,549
Mortgages	208,340	92,127	116,213

Total	$231,822	$108,060	$123,762

General and Administrative Expenses. General and administrative expenses consist of investment advisor fees, miscellaneous deal costs, professional services, salaries and computerized information services costs reimbursed to affiliates or related parties of the Business Manager for, among other things, maintaining our accounting and investor records, directors’ and officers’ insurance, postage, board of directors fees, printer costs and state tax based on property or net worth.  Our expenses were $34,087 for the year ended December 31, 2008 and $19,466 for the year ended December 31, 2007, respectively.

For 2009, SFAS 141 (R) requires that acquisition costs of all deals be expensed as incurred.  Thus all costs related to finding, analyzing and negotiating a deal will be expensed as incurred as a general and administrative expense, whether or not the acquisition is completed.  These expenses would include acquisition fees paid to our Business Manager for any future company acquisitions.  Depending on the 2009 acquisition volume and complexity, these expenses could have a material impact on our results of operations and funds from operations.

Business Manager Fee.  After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we pay our Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For the year ended December 31, 2008, we paid our Business Manager $18,500 for the business manager fee and an investment advisory fee of approximately $2,162, which is less than the full 1% fee that the Business Manager could be paid.  The investment advisor fee is included in general and administrative expenses.  The Business Manager has waived any further fees that may have been permitted under the agreement for the years ended December 31, 2008 and 2007, respectively.  Once we have satisfied the minimum return on invested capital described above, the amount of the actual fee paid to the Business Manager is determined by the Business Manager up to the amount permitted by the agreement.  There is no assurance that our Business Manager will continue to forego or defer all or a portion of its business management fee during the periods that we are raising capital.

Interest and Dividend Income and Realized Gain (Loss) on Securities.  Interest income consists of interest earned on short term investments and notes receivable.  Dividends are earned from investments in our portfolio of marketable securities.  We invest in marketable securities issued by other REIT entities, including those we may have an interest in acquiring, where we believe the yields and returns will exceed those of other short-term investments.  These investments have historically generated both current dividend income and gains on sale, offset by impairments on securities where we believe the decline in stock price are other than temporary.  Our interest and dividend income was $81,274 and $84,288 for the years ended December 31, 2008 and 2007, respectively.  We realized a net loss on securities and other than temporary impairments of $262,105 and $2,466 for the years ended December 31, 2008 and 2007.  For the years ended December 31, 2008 and 2007, we realized impairment losses of $246,164 and $21,746, respectively, on our portfolio of securities.

	Year ended December 31, 2008	Year ended December 31, 2007
Interest Income	$50,331	$61,546
Dividend Income	30,943	22,742
Total	$81,274	$84,288

Realized gain (loss) on investment securities	$(15,941)	$19,280
Other than temporary impairments	(246,164)	(21,746)
Total	$(262,105)	$(2,466)

Interest income was $50,331 and $61,546 for the years ended December 31, 2008 and 2007, respectively.  Interest income is earned on our cash balances and notes receivable.  Our average cash balance in 2008 was $884,671 and our average interest rate earned on cash investments was 2.2% for the year ended December 31, 2008.

As of December 31, 2008, our cash balance of $945,225 had an approximate yield of 2.2%, which was less than the 6.2% distribution rate in effect for 2008 based on a $10 stock price and our average interest rate cost of 4.97%.

During February 2009, we transferred all our cash into non-interest bearing accounts to qualify for FDIC insurance for cash balances greater than $250.  The current turmoil in the banking sector has caused concern for even the most highly rated banking institutions. Our primary objective is to preserve our principal and we intend on holding these balances in federally insured accounts in the near term or until we believe the banking sector has stabilized.  During 2008, we earned approximately $18,200 on our cash balances.  We currently expect not to earn a significant return on our cash balances for 2009.

Our notes receivable balance of $480,774 as of December 31, 2008 consisted of installment notes from unrelated parties that mature on various dates through May 2012.  The notes are secured by mortgages on land, shopping centers and lodging facilities.  Interest only is due each month at rates ranging from 3.26% to 10.09% per annum.  For the years ended December 31, 2008 and 2007, we recorded interest income from notes receivable of $27,614 and $18,423, respectively.

Dividend income increased by $8,201 for the year ended December 31, 2008 compared to the year ended December 31, 2007 as a result of an increase in the amount we invested in marketable securities, offset by the reduced dividend payout rates.  Our investments continue to generate dividends, however some REITs we have invested in have reduced their payout rates and we could continue to see further reductions in the future.  Certain REIT’s we have invested in have also stated that they will pay a portion of their dividends in stock instead of cash.  We will not recognize income for stock dividends and will instead reduce the average cost per share of our investment.  The following analysis outlines our yield earned on our portfolio of securities.

	December 31, 2008	December 31, 2007
Dividend income	30,943	22,742
Margin interest expense	(3,776)	(5,479)
Investment advisor fee	(2,162)	(2,120)
	25,005	15,143

Average investment in marketable securities (1)	449,415	279,224
Average margin payable balance	(115,557)	(89,456)
Net investment	333,858	189,768

Leveraged yield (annualized)	7.5%	8.0%

(1)

The average investment in marketable securities represents our original cost basis of these securities.  Unrealized gains and losses, including impairments, are not reflected.

Our realized loss and impairment on securities, net increased by $259,639 for the year ended December 31, 2008 compared to the year ended December 31, 2007 primarily because we recognized significant other-than-temporary impairments during the year ended December 31, 2008.  Other-than-temporary impairments were $246,164 for the year ended December 31, 2008 compared to $21,746 for the year ended December 31, 2007.  Our securities and the overall REIT market experienced significant declines in 2008, including material declines in the fourth quarter of 2008.  The challenges facing the general economy and the real estate market have made projections of the recovery of our securities in the near term uncertain.  As a result, we recognized other than temporary impairments as non-cash charges.  We do not believe our investments on these securities will recover until the general economy and real estate market have stabilized and demonstrated indicators of growth.  We believe we have the ability to continue holding our portfolio including impaired securities.  Depending on market conditions, we may be required to further reduce the carrying value of our portfolio in future periods.  A discussion of our other than temporary impairment policy is included below in the discussion of our Critical Accounting Policies and Estimates.

Minority Interest.  The minority interest represents the interests of the third parties in Minto Builders (Florida), Inc. (“MB REIT”) and consolidated joint ventures managed by third parties.

Equity in Earnings of Unconsolidated Entities.  In 2008, we have equity in losses of unconsolidated entities of $46.1 million.  This is a decrease of $50.6 million from last year’s equity in earnings of unconsolidated entities of $4.5 million as of December 31, 2007, which is mainly due to impairments recorded by one of our joint ventures in the amount of $50 million (the Company’s share was $44.8 million).

Impairment of Investment in Unconsolidated Entities.  For the year ended December 31, 2008, we recorded a $51.4 million loss on our investment in Feldman Mall Properties, Inc.  The underlying activities of Feldman have continued to report losses and cash-flow deficits that will impact Feldman’s ability to meet its obligations. In addition, the retail market and its impact to the mall sector significantly deteriorated in the fourth quarter of 2008 and a recovery is not likely in the near term.  Based on the combination of these factors, we have concluded that our investment in Feldman has experienced a decline that we believe is other-than-temporary. Accordingly, we have recorded an impairment charge of $46.8 million in the fourth quarter of 2008 and a total of $51.4 million for the year ended December 31, 2008. Such impairment charge reduces the carrying value of our investment in Feldman to $0 as of December 31, 2008.

The projected leasing for one of our development joint ventures did not met our initial expectations and it is difficult to project when significant leasing will be achieved for the project.  Based on these factors, we have concluded that our investment has experienced a decline that we believe is other than temporary.  Accordingly, we have recorded an impairment charge of $10.6 million  for the year ended December 31, 2008.

Other Income and Expense.  Under the Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” and the Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities,” the put/call arrangements we entered into in connection with the Minto Builders (Florida), Inc. (“MB REIT”) transaction discussed below are considered derivative instruments.  The asset and liabilities associated with these puts and calls are marked to market every quarter with changes in the value recorded as other income and expense in the consolidated statement of operations.

The value associated with the put/call arrangements was a liability of $3,000 and $2,349 as of December 31, 2008 and December 31, 2007, respectively.  Other expense of $651 and $2,065 was recognized for the year ended December 31, 2008 and 2007, respectively. The liability associated with the put/call arrangements increased from December 31, 2007 to December 31, 2008 due to the life of the put/call being reduced and decrease in interest rates.

Segment Reporting

An analysis of results of operations by segment is below.  The tables contained throughout summarize certain key operating performance measures for the years ended December 31, 2008 and 2007.

Retail Segment

	Total Retail Properties
	As of December 31,
	2008	2007
Retail Properties
Physical occupancy	94%	95%
Economic occupancy	95%	96%
Base rent per square foot	$16.41	$16.04
Gross investment in properties	$2,978,232	$2,570,067

Occupancy of our retail properties remained consistent between 2008 and 2007.  We continued to generate a positive return on our investment in these properties.  Our retail business is not highly dependent on specific retailers or specific retail industries which we believe shields the portfolio from significant revenue variances over time.  The increase in our base rent per square foot from $16.04 to $16.41 was primarily a result of acquisitions during fourth quarter 2007 and 2008.  These rates are as of the end of the period and do not represent the average rate during the years ended December 31, 2008 and 2007.

Our retail business is centered on multi-tenant properties with fewer than 120,000 square feet of total space, located in stable communities, primarily in the southwest and southeast regions of the country.  Adding to this core investment profile is a select number of traditional mall properties and single-tenant properties.  Among the single-tenant properties, the largest holdings are comprised of investments in bank branches operated by, SunTrust Bank and Citizens Bank, where the tenant-occupant pays rent with contractual increases over time, and bears virtually all expenses associated with operating the facility.

Our tenants largely consist of basic-need retailers such as grocery, pharmacy, moderate-fashion shoes and clothing, and services.  We have only limited exposure to retail categories such as books/music/video, big-box electronics, fast-food restaurants, new-concept, and other goods-providers.  This latter category, we believe, is being impacted the greatest by the Internet and existing economic conditions.

During the year ended December 31, 2008, our retail portfolio had a limited number of tenant issues related to retailer bankruptcy.  As of December 31, 2008, our retail portfolio contained only three retailers, renting approximately 102,172 square feet, that had filed for bankruptcy protection.  All associated stores in our portfolio continued paying as-agreed rent.  Subsequent to December 31, 2008, four additional retailers sought bankruptcy protection; these retailers encompass approximately 96,900 square feet.  We do not believe these bankruptcies will have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

We have not experienced significant bankruptcies or receivable write-offs in our retail portfolio as a result of the overall decline in the economy or retail environment.  However, we continue to actively monitor our retail tenants as a continued downturn in the economy could have negative impact on our tenant’s ability to pay rent or our ability to lease space.

Comparison of Years Ended December 31, 2008 and December 31, 2007

The table below represents operating information for the retail segment of 688 properties and for the same store retail segment consisting of 64 properties acquired prior to January 1, 2007.  The properties in the same store portfolio were owned for the entire years ended December 31, 2008 and December 31, 2007, respectively.

	Total Retail Segment			Same Store Retail Segment
			Increase/			Increase/
	2008	2007	(Decrease)	2008	2007	(Decrease)
Revenues:
Rental income	$206,591	$121,428	$85,163	$78,710	$77,283	$1,427
Tenant recovery incomes	41,982	30,103	11,879	24,109	20,235	3,874
Other property income	4,751	3,128	1,623	2,007	2,717	(710)

Total revenues	$253,324	$154,659	$98,665	$104,826	$100,235	$4,591

Expenses:
	Total Retail Segment			Same Store Retail Segment
			Increase/			Increase/
	2008	2007	(Decrease)	2008	2007	(Decrease)
Property operating expenses	$39,264	$25,308	$13,956	$21,116	$18,339	$2,777
Real estate taxes	26,458	19,400	7,058	14,986	13,337	1,649

Total operating expenses	$65,722	$44,708	$21,014	$36,102	$31,676	$4,426

Net property operations	187,602	109,951	77,651	68,724	68,559	165

Retail properties real estate rental revenues increased from $154,659 for the year ended December 31, 2007 to $253,324 for the year ended December 31, 2008 mainly due to the acquisition of 143 retail properties since December 31, 2007.  Retail property operating expenses also increased from $44,708 in 2007 to $65,722 in 2008 as a result of these acquisitions.

On a same store retail basis, property net operating income increased from $68,559 to $68,724 for a total increase of $165 or .2%.  Same store retail property operating revenues for the years ended December 31, 2008 and 2007 were $104,826 and $100,235, respectively, resulting in an increase of $4,591 or 4.6%.  The primary reason for the increase was a lower tenant recovery income in 2007 resulting from common area abatements.  Same store retail property operating expenses for the years ended December 31, 2008 and 2007 were $36,102 and $31,676 respectively, resulting in an increase of $4,426 or 14%.  The increase in property operating expense was primarily caused by an increase in common area maintenance costs, including utility costs (gas and electric), and bad debt expense.

Retail segment property rental revenues are greater than the office segment primarily due to more gross leasable square feet for the retail properties.  The retail segment had below market leases in place at the time of acquisition as compared to office segment properties, which had above market leases in place at the time of acquisition.  Tenant recoveries for our retail segment are greater than other segments because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be recovered from the tenants. Other income for the retail segment is lower than the other segments due to lease termination fee income and miscellaneous income collected from tenants for the other segments, for example, $15 million was collected for termination at Faulkner – an industrial property.  Retail segment operating expenses are greater than the other non-lodging segments because the retail segment has higher common area maintenance costs and insurance costs.

Lodging Segment

	For the year ended	For the year ended
	December 31, 2008	December 31, 2007
Lodging Properties
Revenue per available room	$89	$79
Average daily rate	$129	$117
Occupancy	69%	67%
Gross investment in properties	$2,703,097	$1,570,465

The increases in revenue per available room, average daily rate and occupancy are primarily a result of property acquisitions during 2008.

Lodging facilities have characteristics different from those found in office, retail, industrial, and multi-family properties (also known as “traditional asset classes”).  Revenue, operating expenses, and net income are directly tied to the hotel operation whereas traditional asset classes generate revenue from medium to long-term lease contracts.  In this way, net operating income is somewhat more predictable among the properties in the traditional asset classes, though we believe that opportunities to increase revenue are, in many cases, limited because of the duration of the existing lease contracts.  We believe lodging facilities have the benefit of capturing increased revenue opportunities on a monthly or weekly basis but are also subject to immediate decreases in revenue as a result of declines in daily rental rates.  Due to seasonality, we expect our revenues to be greater during the second and third quarters with lower revenues in the first and fourth quarters.

Two practices are common in the lodging industry:  association with national franchise organizations and professional management by specialized third-party managers.  Our portfolio consists of assets aligned with what we believe are the top franchise enterprises in the lodging industry: Marriott, Hilton, Intercontinental, Hyatt, and Choice Hotels.  By doing so, we believe our lodging operations benefit from enhanced advertising, marketing, and sales programs through a franchise arrangement while the franchisee (in this case us) pays only a fraction of the overall cost for these programs.  We believe effective TV, radio, print, on-line, and other forms of advertisement are necessary to draw customers to our lodging facilities creating higher occupancy and rental rates, and increased revenue.  Additionally, by using the franchise system we are also able to benefit from the frequent traveler rewards programs or “point awards” systems which we believe further bolsters occupancy and rental rates.

Our lodging facilities are generally classified in the “middle to upper-middle” lodging categories.  All of our lodging facilities are managed by third-party managers with extensive experience and skill in hospitality operations.  These third-party managers report to a dedicated, specialized group within our Business Manager that has, in our view, extensive expertise in lodging ownership and operation within a REIT environment.  This group has daily interaction with all third-party managers, and closely monitors all aspects of our lodging interests.  Additionally, this group also maintains close relationships with the franchisors to assure that each property maintains high levels of customer satisfaction, franchise conformity, and revenue-management.

During 2008, the hotel industry experienced declines in both occupancy levels and rental rates (better known as “Average Daily Rate” or “ADR”) due mainly to the current negative economic conditions.  The downturn in performance affected all major segments of the travel industry (e.g. corporate travel, group travel, and leisure travel).  The industry is expecting to see ongoing declines in Revenue per Available Room growth through most of 2009.  For 2009, the industry is predicting Revenue per Available Room ranging from negative 8-15% compared to 2008, as a result of an overall slowdown in the economy, which may lead to less business and tourist travel and, accordingly, decreased demand for rooms.  For 2009, we expect our revenue per available room will be consistent with the overall industry trends.

Our expectation is we will experience the largest declines in Rev/Par during the first half of 2009 with the first six months of 2009 could show declines greater than 10%.  Our third party managers and asset management are focusing on reducing variable costs to reflect declines in revenues.

Comparison of Years Ended December 31, 2008 and December 31, 2007

The table below represents operating information for the lodging segment of 99 properties.  A same store analysis is not presented for the lodging segment because no lodging property was owned for the entire twelve month period ended December 31, 2007 and December 31, 2008.  However, we did own 44 properties for the last six months of 2007, which when compared to 2008, show a decline of $6,125 in net lodging operations for last six months of 2008 compared to the last six months of 2007.  This decline resulted from an 8% decline in Rev/Par for the last six months of 2008 compared to 2007 for the 44 properties owned during that period.

	Total Lodging Segment
			Increase/
	2008	2007	(Decrease)
Revenues:
Lodging operating income	$531,584	$126,392	$405,192

Total revenues	$531,584	$126,392	$405,192

Expenses:
Lodging operating expenses to non- related parties	$313,939	$75,412	$238,527
Real estate taxes	23,949	5,216	18,733

Total operating expenses	$337,888	$80,628	$257,260

Net lodging operations	193,696	45,764	147,932

Office Segment

	Total Office Properties
	As of December 31,
	2008	2007
Office Properties
Physical occupancy	97%	98%
Economic occupancy	97%	98%
Base rent per square foot	$14.82	$14.77
Gross investment in properties	$1,551,123	$1,344,954

Our investments in office properties largely represent assets leased and occupied to either a diverse group of tenants or to single tenants that fully occupy the space leased.  Examples of the former include the IDS Center located in the central business district of Minneapolis, and Dulles Executive Plaza and Worldgate Plaza, both located in metropolitan Washington D.C. and catering to medium to high-technology companies.  Examples of the latter include three buildings leased and occupied by AT&T and located in three distinct US office markets - Chicago, St. Louis, and Cleveland.  In addition, our office portfolio includes properties leased on a net basis to AT&T, with the leased locations located in the east and southeast regions of the country.

During 2008, we continued to see positive trends in our portfolio including high occupancy and stable rental rates for newly acquired properties.  For example, we believe in the Minneapolis, Minnesota and Dulles, Virginia office markets, where a majority of our multi-tenant office properties are located, our high occupancy rate is consistent with the strength of the market.  The increase in our base rent per square foot from $14.77 to $14.82 was primarily a result of higher lease rates for new leases at new and existing properties.  These rates are as of the end of the period and do not represent the average rate during the years ended December 31, 2008 and 2007.

Comparison of Years Ended December 31, 2008 and December 31, 2007

The table below represents operating information for the office segment of 36 properties and for the same store portfolio consisting of 13 properties acquired prior to January 1, 2007.  The properties in the same store portfolio were owned for the years ended December 31, 2008 and December 31, 2007.

	Total Office Segment			Same Store Office Segment
			Increase/			Increase/
	2008	2007	(Decrease)	2008	2007	(Decrease)
Revenues:
Rental income	$109,410	$98,764	$10,646	$85,071	$84,531	$540
Tenant recovery incomes	25,442	22,743	2,699	21,415	19,664	1,751
Other property income	7,325	7,066	259	5,769	6,579	(810)

Total revenues	$142,177	$128,573	$13,604	$112,255	$110,774	$1,481

Expenses:
Property operating expenses	$28,184	$25,842	$2,342	$23,462	$23,110	$352
Real estate taxes	13,775	11,494	2,281	10,842	9,669	1,173

Total operating expenses	$41,959	$37,336	$4,623	$34,304	$32,779	$1,525

Net property operations	100,218	91,237	8,981	77,951	77,995	(44)

Office properties real estate rental revenues increased from $128,573 in 2007 to $142,177 in 2008 mainly due to the acquisition of eight properties since January 1, 2008.  Office properties real estate and operating expenses also increased from $37,336 in 2007 to $41,959 in 2008 as a result of these acquisitions and due to higher real estate taxes and common area maintenance costs.

On a same store office basis, property net operating income decreased to $77,951 from $77,995 for a total decrease of $44 or less than .1%.  Same store office property operating revenues for the years ended December 31, 2008 and 2007 were $112,255 and $110,774, respectively, resulting in an increase of $1,481 or 1.3%.  Same store office property operating expenses for the years ended December 31, 2008 and 2007 were $34,304 and $32,779, respectively, resulting in an increase of $1,525 or 4.7%.  The increase in property operating expense was primarily caused by an increase in real estate tax expense and common area maintenance costs, including utility costs (gas and electric) in 2008.

Straight-line rent adjustments are included in rental income and are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. In addition, office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition; both of which are adjusted through rental income.  Tenant recoveries for the office segment are lower than the retail segment because the office tenant leases allow for a lower percentage of their operating expenses and real estate taxes to be passed on to the tenants.

Industrial Segment

	Total Industrial Properties
	As of December 31,
	2008	2007
Industrial Properties
Physical occupancy	97%	93%
Economic occupancy	99%	99%
Base rent per square foot	$4.75	$5.10
Gross investment in properties	$917,769	$834,320

During 2008, our industrial holdings continued to experience high economic occupancy rates.  The majority of the properties are located in what we believe are active and sought-after industrial markets, including the Memphis Airport market of Memphis, Tennessee and the O’Hare Airport market of Chicago, Illinois; the latter being one of the largest industrial markets in the world.

Comparison of Years Ended December 31, 2008 and December 31, 2007

The table below represents operating information for the industrial segment of 64 properties and for the same store portfolio consisting of 16 properties acquired prior to January 1, 2007.

	Total Industrial Segment			Same Store Industrial Segment
			Increase/			Increase/
	2008	2007	(Decrease)	2008	2007	(Decrease)
Revenues:
Rental income	$71,514	$47,039	$24,475	$21,985	$22,018	$(33)
Tenant recovery incomes	3,178	2,346	832	1,055	1,036	19
Other property income	15,714	4,801	10,913	346	4,741	(4,395)

Total revenues	$90,406	$54,186	$36,220	$23,386	$27,795	$(4,409)

Expenses:
Property operating expenses	$4,836	$3,277	$1,559	$1,692	$1,479	$213
Real estate taxes	2,259	1,740	519	676	793	(117)

Total operating expenses	$7,095	$5,017	$2,078	$2,368	$2,272	$96

Net property operations	83,311	49,169	34,142	21,018	25,523	(4,505)

Industrial properties real estate revenues increased from $54,186 for the year ended December 31, 2007 to $90,406 for the year ended December 31, 2008 mainly due to the acquisition of four properties since January 1, 2008.  Also in the fourth quarter of 2008, we realized a termination fee for the Faulkner Road property of approximately $15,000.  Industrial properties real estate and operating expenses also increased from $5,017 in 2007 to $7,095 in 2008 as a result of these acquisitions.

A majority of the tenants have net leases and they are directly responsible for operating costs and reimburse us for real estate taxes and insurance.  Therefore, industrial segment operating expenses are generally lower than expenses for the other segments.

On a same store industrial basis, property net operating income decreased from $25,523 to $21,018 for a total decrease of $4,505 or 17.7%.  Same store industrial property operating revenues for the years ended December 31, 2008 and 2007 were $23,386 and $27,795, respectively, resulting in a decrease of $(4,409) or 15.9%.  The primary reason for the decrease was the impact of a one-time termination fee of $4,725 that impacted results in 2007.  Same store industrial property operating expenses for the years ended December 31, 2008 and 2007 were $2,368 and $2,272, respectively, resulting in an increase of $96 or 4%.

Multi-family Segment

	Total Multi-family Properties
	As of December 31,
	2008	2007
Multi-Family Properties
Physical occupancy	92%	89%
Economic occupancy	92%	89%
End of month scheduled base rent per unit per month	$832	$916
Gross investment in properties	$557,965	$221,659

Multi-family represents the smallest amount of investment in the overall portfolio due to what we believe is the highly competitive nature for acquisitions of this property type, and the relatively small number of quality opportunities we saw during 2007 and 2008.  We remain interested in multi-family acquisitions and continue to monitor market activity.  Our portfolio contains 17 multi-family properties, each reporting stable rental rate levels.  The decrease in monthly base rent from $916 per month to $832 per month and increase in occupancy from 89% to 92% was a result of 2008 acquisitions of lower rent base apartments.  These rates are as of the end of the period and do not represent the average rate during the years ended December 31, 2008 and 2007.  We believe that recent changes in the housing market have made rentals a more attractive option and we expect the portfolio to continue its stable occupancy levels.

Comparison of Years Ended December 31, 2008 and December 31, 2007

The table below represents operating information for the multi-family segment of 17 properties.   A same store analysis is not presented for the multi-family segment because only one property was owned for the entire years ended December 31, 2007 and December 31, 2008.

	Total Multi-Family Segment
			Increase/
	2008	2007	(Decrease)
Revenues:
Rental income	$30,767	$13,505	$17,262
Other property income	2,480	1,421	1,059

Total revenues	$33,247	$14,926	$18,321

Expenses:
Property operating expenses	$12,327	$5,251	$7,076
Real estate taxes	4,704	1,815	2,889

Total operating expenses	$17,031	$7,066	$9,965

Net property operations	16,216	7,860	8,356

Multi–family real estate rental revenues increased from $14,926 for the year ended December 31, 2007 to $33,247 for the year ended December 31, 2008.  The increases are mainly due to the acquisition of nine properties since January 1, 2008.  Multi-family properties real estate and operating expenses also increased from $7,066 in 2007 to $17,031 in 2008 as a result of these acquisitions.

Comparison of the years ended December 31, 2007 and December 31, 2006

Rental Income, Tenant Recovery Income, Lodging Income and Other Property Income.  Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income, and percentage rental income recorded pursuant to tenant leases.  Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees, and insurance costs.  Lodging income consists of room revenues, food and beverage revenues, telephone revenues and miscellaneous revenues.  Other property income consists of other miscellaneous property income.  Total property revenues were $478,736 and $123,202 for the years ended December 31, 2007 and 2006, respectively.

Except for our lodging properties, the majority of the revenue from the properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the property owners for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases, where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses, and reimbursements are included in tenant recovery income on the consolidated statements of operations.

Our lodging properties generate revenue through sales of rooms and associated food and beverage services.  We measure our financial performance by revenue generated per available room known as  (RevPAR), which is an operational measure commonly used in the hotel industry to evaluate hotel performance.  RevPAR represents the product of the average daily room rate charged and the average daily occupancy achieved but excludes other revenue generated by a hotel property, such as food and beverage, parking, telephone and other guest service revenues.

	Year ended December 31, 2007	Year ended December 31, 2006	2007 increase (decrease) from 2006
Property rentals	$267,816	$93,428	$174,388
Straight-line rents	12,765	4,588	8,177
Amortization of acquired above and below market leases, net	155	403	(248)

Total rental income	$280,736	$98,419	$182,317

Tenant recoveries	55,192	21,547	33,645
Other income	16,416	3,236	13,180
Lodging operating income	126,392	-	126,392

Total property revenues	$478,736	$123,202	$355,534

Total property revenues increased $355,534 for the year ended December 31, 2007 over the same period of the prior year.  The increase in property revenues in 2007 and 2006 was due primarily to acquisitions of 624 properties.

Property Operating Expenses and Real Estate Taxes.  Property operating expenses consist of property management fees paid to property managers including affiliates of our sponsor and operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, utilities, maintenance to the exterior of the buildings and the parking lots.  Total expenses were $174,755 for the year ended December 31, 2007 and $32,791 for the year ended December 31, 2006, respectively.  Lodging Operating Expenses include the payroll, utilities, management fees paid to our third party operators, insurance, marketing, and other expenses required to maintain and operate our lodging facilities.

	For the year ended December 31, 2007	For the year ended December 31, 2006	2007 increase from 2006
Operating expenses	$59,678	$20,951	$38,727
Lodging operating expenses	75,412	-	75,412
Real estate taxes	39,665	11,840	27,825

Total property expenses	$174,755	$32,791	$141,964

Total operating expenses increased $141,964 for the year ended December 31, 2007 compared to the year ended December 31, 2006 due primarily to effect of the properties acquired in 2007, including lodging facilities.

Other Operating Income and Expenses

Other operating expenses are summarized as follows:

	For the year ended December 31, 2007	For the year ended December 31, 2006	2007 increase from 2006
Depreciation and amortization	$174,163	$49,681	$124,482
Interest expense	108,060	31,553	76,507
General and administrative (1)	19,466	7,613	11,853
Business manager fee	9,000	2,400	6,600

	$310,689	$91,247	$219,442

(1)  Includes expenses paid to affiliates as described below.

Depreciation and amortization

The $124,482 increase in depreciation and amortization expense for the year ended December 31, 2007 relative to the year ended December 31, 2006 was due substantially to the impact of the properties acquired in 2007.

Interest expense

The $76,507 increase in interest expense for the year ended December 31, 2007 as compared to the year ended December 31, 2006 was primarily due to (1) mortgage debt financings during 2007 which increased to $2,959,480 from $1,062,703 and (2) the increase in margin borrowing due to the increase in ownership of marketable securities.

A summary of interest expense for the year ended December 31, 2007 and 2006 appears below:

	For the year ended December 31, 2007	For the year ended December 31, 2006	2007 increase from 2006
Debt Type
Margin and other interest expense	$15,933	$4,922	$11,011
Mortgages	92,127	26,631	65,496

Total	$108,060	$31,553	$76,507

General and Administrative Expenses. General and administrative expenses consist of investment advisor fees, professional services, salaries and computerized information services costs reimbursed to affiliates or related parties of the Business Manager for, among other things, maintaining our accounting and investor records, common share purchase discounts related to shares sold to persons employed by our Business Manager or its related parties and affiliates, directors’ and officers’ insurance, postage, board of directors fees, printer costs and state tax based on property or net worth.  Our expenses were $19,466 for the year ended December 31, 2007 and $7,613 for the year ended December 31, 2006, respectively.  The increase is due primarily to the growth of our asset and stockholder base during late 2006 and 2007.

Business Manager Fee.  After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we pay our Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter as defined in our prospectus.  We paid our Business Manager a business management fee of $9,000, or approximately 0.20% of average invested assets for the year ended December 31, 2007, as well as investment advisory fees of approximately $2,120, together which are less than the full 1% fee that the Business Manager is entitled to receive.  The $2,120 investment advisor fee is included in general and administrative expenses.  We paid our Business Manager $2,400 for the year ended December 31, 2006.  The Business Manager has waived any further fees that may have been permitted under the agreement for the years ended December 31, 2007 and 2006, respectively.  Once we have satisfied the minimum return on invested capital described above, the amount of the actual fee paid to the Business Manager is determined by the Business Manager up to the amount permitted by the agreement.

Interest and Dividend Income and Realized Gain on Securities.  Interest income consists of interest earned on short term investments and dividends from investments in our portfolio of marketable securities.  We generally seek to invest in marketable securities issued by other REIT entities.  We focus on investing in REIT entity securities where we believe the yields and returns will exceed those of other short-term investments or where the investment is consistent with our long-term strategy of taking positions in companies which we may have an interest in acquiring.  These investments have historically generated both current dividend income and gains on sale, offset by impairments on securities where we believe the decline in stock price are other than temporary.  Our interest and dividend income was $84,288 and $22,164 for the years ended December 31, 2007 and 2006, respectively.  We also realized a gain (loss) on sale of securities, net of $(2,466) and $4,096 for the years ended December 31, 2007 and 2006.

	For the year ended December 31, 2007	For the year ended December 31, 2006
Interest Income	$61,546	$15,855
Dividend Income	22,742	6,309

Total	$84,288	$22,164

Realized Gains on investment securities	19,280	4,096
Other than temporary impairments	(21,746)	-
Total	(2,466)	4,096

Interest income was $61,546 and $15,855 for the years ended December 31, 2007 and 2006, respectively, resulting primarily from interest earned on cash investments which were significantly greater during the year ended December 31, 2007 due to our capital raise compared to the year ended December 31, 2006.

Dividend income increased by $16,433 for the year ended December 31, 2007 compared to the year ended December 31, 2006 as a result of increasing our investments in marketable securities during 2007 compared to 2006.  Although the value of our investments declined during 2007, the dividend yields on our investments were consistent during the year ended December 31, 2007.  There is no assurance that we will be able to generate the same level of interest and dividend income in the future.

Our realized gains increased by $15,184 for the year ended December 31, 2007 compared to the year ended December 31, 2006 because we sold more of our stock investments during 2007 compared to 2006.  Other than temporary impairments was $21,746 for the year ended December 31, 2007.  These impairments resulted, in our view, from the overall decline in the stock market, generally, and the market for REIT stocks particularly.  Depending on market conditions, we may be required to further reduce the carrying value of our portfolio in future periods.  A discussion of our other than temporary impairment policy is included in the discussion of our Critical Accounting Policies and Estimates, below.

Minority Interest

The minority interest represents the interests of the third parties in Minto Builders (Florida), Inc. (“MB REIT”) and consolidated joint ventures owned by third parties.

Equity in Earnings of Unconsolidated Entities

Our equity in earnings of unconsolidated entities increased to $4,477 from $1,903 as a result of our investment in unconsolidated entities increasing $467,193 from $15,683 at December 31, 2006 to $482,876 at December 31, 2007.  For 2006, our only investment in unconsolidated entities represented our investment in Feldman Mall Properties and Oak Property and Casualty.

Other Income and Expense

Under the Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”) and the Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“SFAS 133”), the put/call arrangements related to the MB REIT transaction as discussed under “Liquidity” are considered derivative instruments.  The asset and liabilities associated with these puts and calls are marked to market every quarter with changes in the value recorded as other income and expense in the consolidated statement of operations.

The value associated with the put/call arrangements was a liability $2,349 and $283 as of December 31, 2007 and 2006, respectively.  Other expense of $2,065 and $46 was recognized for the years ended December 31, 2007 and 2006, respectively. The liability associated with the put/call arrangements increased from December 31, 2006 to December 31, 2007 due to the life of the put/call being reduced and volatility in interest rates.

An analysis of results of operations by segment follows:

The following table summarizes certain key operating performance measures for our properties as of December 31, 2007 and 2006.

Office Segment

	Total Properties
	As of December 31,
	2007	2006
Office Properties
Physical occupancy	98%	97%
Economic occupancy	98%	97%
Base rent per square foot	$14.77	$13.58

Comparison of Years Ended December 31, 2007 and December 31, 2006

The table below represents operating information for the office segment of 26 properties and for the same store portfolio consisting of five properties acquired prior to January 1, 2006.  The properties in the same store portfolio were owned for the entire year ended December 31, 2007 and December 31, 2006.

	Total Office Segment			Same Store Office Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Revenues:
Rental income	$98,764	$42,363	$56,401	$29,178	$28,989	$189
Tenant recovery incomes	22,743	7,359	15,384	79	307	(228)
Other property income	7,066	1,870	5,196	272	25	247

Total revenues	$128,573	$51,592	$76,981	$29,529	$29,321	$208

	Total Office Segment			Same Store Office Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)

Expenses:
Property operating expenses	$25,842	$9,186	$16,656	$1,989	$1,875	$114
Real estate taxes	11,494	3,085	8,409	342	293	49

Total operating expenses	$37,336	$12,271	$25,065	$2,331	$2,168	$163

Net property operations	91,237	39,321	51,916	27,198	27,153	45

Office properties real estate rental revenues increased from $51,592 in 2006 to $128,573 in 2007 mainly due to the acquisition of 11 properties since December 31, 2006.  Office properties real estate and operating expenses also increased from $12,271 in 2006 to $37,336 in 2007 as a result of these acquisitions.

On a same store office basis, property net operating income increased to $27,198 from $27,153 for a total increase of $45.  Same store office property operating revenues for the years ended December 31, 2007 and 2006 were $29,529 and $29,321, respectively, resulting in an increase of $208.  The primary reason for the increase was an increase in rental income due to new tenants at these properties that filled vacancies that existed at the time of purchase.  Same store office property operating expenses for the years ended December 31, 2007 and 2006 were $2,331 and $2,168, respectively, resulting in an increase of $163.  The increase in property operating expense was primarily caused by an increase in real estate tax expense and common area maintenance costs, including utility costs (gas and electric) in 2007.

Retail Segment

	Total Properties
	As of December 31,
	2007	2006

Retail Properties
Physical occupancy	95%	95%
Economic occupancy	96%	96%
Base rent per square foot	$16.04	$13.77

Retail operations remained solid with consistent and rising rental revenue, stable occupancy results, and continued positive return on investment.  Our retail business is not highly dependent on specific retailers or specific retail industries which shields the portfolio from significant revenue variances over time.  The increase in our base rent per square foot from $13.77 to $16.04 was primarily a result of acquisitions during 2007.  These rates are as of the end of the period and do not represent the average rate during the years ended December 31, 2007 and 2006.

Comparison of Years Ended December 31, 2007 and 2006

The table below represents operating information for the retail segment of 546 properties and for the same store portfolio consisting of 32 properties acquired prior to January 1, 2006.  The properties in the same store portfolio were owned for the entire years ended December 31, 2007 and December 31, 2006.

	Total Retail Segment			Same Store Retail Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Revenues:
Rental income	$121,428	$51,270	$70,158	$26,285	$25,942	$343
Tenant recovery incomes	30,103	13,894	16,209	6,370	7,087	(717)
Other property income	3,128	1,248	1,880	283	223	60

Total revenues	$154,659	$66,412	$88,247	$32,938	$33,252	$(314)

	Total Retail Segment			Same Store Retail Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Expenses:
Property operating expenses	$25,308	$10,986	$14,322	$6,397	$5,571	$826
Real estate taxes	19,400	8,395	11,005	4,501	4,175	326

Total operating expenses	$44,708	$19,381	$25,327	$10,898	$9,746	$1,152

Net property operations	109,951	47,031	62,920	22,040	23,506	(1,466)

Retail properties real estate rental revenues increased from $66,412 in the year ended 2006 to $154,659 in the year ended 2007 mainly due to the acquisition of 483 retail properties since December 31, 2006.  Retail properties real estate and operating expenses also increased from $19,381 in 2006 to $44,708 in 2007 as a result of these acquisitions.

On a same store retail basis, property net operating income decreased from $23,506 to $22,040 for a total decrease of $1,466 or 6%.  The primary reason for the decrease is a reduction in tenant recovery percentages related to common area maintenance and insurance.  Same store retail property operating revenues for the years ended December 31, 2007 and 2006 were $32,938 and $33,252, respectively, resulting in a decrease of $314 or 1%.  The primary reason for the decrease was a decrease in tenant recovery income.  Same store retail property operating expenses for the years ended December 31, 2007 and 2006 were $10,898 and $9,746, respectively, resulting in an increase of $1,152 or 12%.  The increase in property operating expense was primarily caused by an increase in real estate tax expense, common area maintenance costs, and insurance costs in 2007.

Industrial Segment

	Total Properties
	As of December 31,
	2007	2006

Industrial Properties
Physical occupancy	93%	100%
Economic occupancy	99%	100%
Base rent per square foot	$5.10	$5.85

Comparison of Years Ended December 31, 2007 and December 31, 2006

The table below represents operating information for the industrial segment of 61 properties.  A same store analysis is not presented for the industrial segment because only one property was owned for the entire years ended December 31, 2007 and December 31, 2006.

	Total Industrial Segment

	2007	2006	Increase
Revenues:
Rental income	$47,039	$3,111	$43,928
Tenant recovery incomes	2,346	294	2,052
Other property income	4,801	2	4,799

Total revenues	$54,186	$3,407	$50,779

Expenses:
Property operating expenses	$3,277	$137	$3,140
Real estate taxes	1,740	259	1,481

Total operating expenses	$5,017	$396	$4,621

Net property operations	49,169	3,011	46,158

Industrial properties real estate revenues increased from $3,407 for the year ended December 31, 2006 to $54,186 for the year ended December 31, 2007 mainly due to the acquisition of 45 properties since December 31, 2006.  Industrial properties real estate and operating expenses also increased from $396 in 2006 to $5,017 in 2007 as a result of these acquisitions.

A majority of the tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.  Industrial segment operating expenses are lower than the other segments because the tenants have net leases and they are directly responsible for operating costs.

Multi-family Segment

	Total Properties
	As of December 31,
	2007	2006

Multi-Family Properties
Physical occupancy	89%	91%
Economic occupancy	89%	91%
End of month scheduled base rent per unit per month	$916.00	$612.00

Comparison of Year Ended December 31, 2007 and December 31, 2006

The table below represents operating information for the multi-family segment of eight properties.   A same store analysis is not presented for the multi-family segment because only one property was owned for the entire year ended December 31, 2007 and December 31, 2006.

	Total Multi-Family Segment
	2007	2006	Increase
Revenues:
Rental income	$13,505	$1,675	$11,830
Tenant recovery incomes	-	-	-
Other property income	1,421	116	1,305

Total revenues	$14,926	$1,791	$13,135

Expenses:
Property operating expenses	$5,251	$643	$4,608
Real estate taxes	1,815	100	1,715

Total operating expenses	$7,066	$743	$6,323

Net property operations	7,860	1,048	6,812

Multi–family real estate rental revenues increased from $1,791 for the year ended December 31, 2006 to $14,926 for the year ended December 31, 2007.  The increases are mainly due to the acquisition of six properties since December 31, 2006.  Multi-family properties real estate and operating expenses also increased from $743 in 2006 to $7,066 in 2007 as a result of these acquisitions.

Multi-family property yields on new acquisitions remained the lowest of all segments.

Lodging Segment

Total Properties
For the period of ownership
2007
Lodging Properties
Revenue per available room	$79
Average daily rate	$117
Occupancy	67%

During 2007, the hotel industry experienced high growth in both occupancy levels and rental rates (better known as “Average Daily Rate” or “ADR”) due mainly to continued rebounds across virtually all segments of the travel industry (e.g., corporate travel, group travel, and leisure travel).  Supply of new hotel product was moderate.

Operations of the year ended December 31, 2007

Total Lodging Segment
2007
Revenues:
Lodging operating income	$126,392

Total revenues	$126,392

Expenses:
Lodging operating expenses to non- related parties	$75,412

Real estate taxes	5,216

Total operating expenses	$80,628

Net lodging operations	45,764

Critical Accounting Policies and Estimates

General

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related notes.  This section discusses those critical accounting policies and estimates.  These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain.  Critical accounting policies discussed in this section are not to be confused with GAAP.  GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates.  This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies.

Acquisition of Investment Property

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships, if any. The allocation of the purchase price is an area that requires judgment and significant estimates.  We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  We allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values.  We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate” and current interest rates.  This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Acquisition of Businesses

Acquisitions of businesses are accounted for using purchase accounting as required by Statement of Financial Accounting Standards 141 (SFAS 141) Business Combinations. The assets and liabilities of the acquired entities are recorded using the fair value at the date of the transaction and allocated to tangible and intangible assets.  Any additional amounts are allocated to goodwill as required, based on the remaining purchase price in excess of the fair value of the tangible and intangible assets acquired and liabilities assumed.  We amortize identified intangible assets that are determined to have finite lives which are based on the period over which the assets are expected to contribute directly or indirectly to the future cash flows of the business acquired.  Intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  An impairment loss is recognized if the carrying amount of an intangible asset, including the related real estate when appropriate, is not recoverable and the carrying amount exceeds the estimated fair value.

Goodwill

We apply SFAS No. 142, “Goodwill and Other Intangible Assets” or SFAS No. 142, when accounting for goodwill, which requires that goodwill not be amortized, but instead evaluated for impairment at least annually.  The goodwill impairment test is a two-step test.  Under the first step, the fair value of the reporting unit is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the enterprise must perform step two of the impairment test (measurement).  Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144), we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value.  If this were to occur, we are required to record an impairment loss.  The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

Under Accounting Principles Board (APB) Opinion No. 18 (“The Equity Method of Accounting for Investments in Common Stock”), we evaluate our equity method investments for impairment indicators.  The valuation analysis considers the investment positions in relation to the underlying business and activities of our investment.  Per APB 18, our investments in joint ventures should be reviewed for potential declines in fair value or impairment.  An impairment loss should be recognized if a decline in value of the investment has occurred that is considered to be other than temporary, without ability to recover or sustain operations that would support the value of the investment.

Cost Capitalization and Depreciation Policies

Our policy is to review all expenses paid and capitalize any items exceeding $5 thousand which are deemed to be an upgrade or a tenant improvement.  These costs are capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and five to 15 years for site improvements.  Furniture, fixtures and equipment are depreciated on a straight-line basis over five to ten years.  Tenant improvements are depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense. The portion of the purchase price allocated to acquired above market costs and acquired below market costs is amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income.  Acquired in-place lease costs, customer relationship value and other leasing costs are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

Investment in Marketable Securities

In accordance with FASB 115 “Accounting for Certain Investments in Debt and Equity Securities”, a decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed to be other-than-temporary results in an impairment to reduce the carrying amount to fair value.  The impairment is charged to earnings and a new cost basis for the security is established.  To determine whether an impairment is other-than-temporary, we consider whether we have the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary.  Evidence considered in our impairment assessment includes the severity and duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.  We consider the following factor in evaluating our securities for impairments that are other than temporary:

(i)

declines in the REIT and overall stock market relative to our security positions;

(ii)

the estimated net asset value (“NAV”) of the companies we invest in relative to their current market prices; and

(iii)

future growth prospects and outlook for companies using analyst reports and company guidance, including dividend coverage, NAV estimates and FFO growth.

Revenue Recognition

We commence revenue recognition on our leases based on a number of factors.  In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset.  Generally, this occurs on the lease commencement date.  The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins.  If we are the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete.  If we conclude we are not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives which reduces revenue recognized over the term of the lease.  In these circumstances, we begin revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct their own improvements.  We consider a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes.  These factors include:

•

whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•

whether the tenant or landlord retains legal title to the improvements;

•

the uniqueness of the improvements;

•

the expected economic life of the tenant improvements relative to the length of the lease; and

•

who constructs or directs the construction of the improvements.

The determination of who owns the tenant improvements, for accounting purposes, is subject to significant judgment.  In making that determination, we consider all of the above factors.  No one factor, however, necessarily establishes its determination.

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.  Due to the impact of the straight-line basis, rental income generally is greater than the cash collected in the early years and decreases in the later years of a lease.  We periodically review the collectability of outstanding receivables.  Allowances are taken for those balances that we deem to be uncollectible, including any amounts relating to straight-line rent receivables.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenses are incurred.  We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to differ from the estimated reimbursement.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties.  Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from six months to three years.  These funds may be released to either us or the seller when certain leasing conditions are met.  Funds received by third party escrow agents, from sellers, pertaining to master lease agreements are included in restricted cash.  We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.  As of December 31, 2008, there were no material adjustments for master lease agreements.

We will recognize lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, collectability is reasonably assured and the tenant is no longer occupying the property. Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

We recognize lodging operating revenue on an accrual basis consistent with operations.

Partially-Owned Entities

We consider FASB Interpretation No. 46R (Revised 2003): “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51” (“FIN 46(R)”), EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” and SOP 78-9: “Accounting for Investments in Real Estate Ventures,” to determine the method of accounting for each of its partially-owned entities.  In instances where we determine that a joint venture is not a VIE, we first consider EITF 04-05.  The assessment of whether the rights of the limited partners should overcome the presumption of control by the general partner is a matter of judgment that depends on facts and circumstances. If the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights, the general partner does not control the limited partnership and as such overcome the presumption of control by the general partner and consolidation by the general partner.

Income Taxes

We and MB REIT operate in a manner intended to enable each entity to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended.  Under those sections, a REIT that distributes at least 90% of its “REIT taxable income” determined without regard to the deduction for dividends paid and by excluding any net capital gain to its stockholders each year and that meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its stockholders.  If we or MB REIT fail to distribute the required amount of income to our stockholders, or fail to meet the various REIT requirements, without the benefit of certain relief provisions, we or MB REIT may fail to qualify as a REIT and substantial adverse tax consequences may result.  Even if we and MB REIT qualify for taxation as a REIT, we and MB REIT may be subject to certain state and local taxes on our income, property, or net worth, and to federal income and excise taxes on our undistributed taxable income.  In addition, taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes.

In 2007, we formed the following wholly-owned taxable REIT subsidiaries in connection with the acquisition of the lodging portfolios and student housing: Barclay Holdings, Inc., Inland American Holding TRS, Inc., and Inland American Communities Third Party, Inc.  In 2008, the Company formed Inland American Lodging Garden Grove Harbor TRS, LLC in connection with an addition to the lodging portfolio.  Taxable income from non-REIT activities managed through these taxable REIT subsidiaries is subject to federal, state, and local income taxes. As such, our taxable REIT subsidiaries are required to pay income taxes at the applicable rates.

Liquidity and Capital Resources

We continually evaluate the economic and credit environment and its impact on our business.  Maintaining significant capital reserves has become a priority for all companies. While at this juncture we believe we are in the enviable position of having significant cash to utilize in executing our strategy, we also believe it is prudent for us to retain a strong cash position.

The fiduciary responsibility we have to all our stockholders to achieve our investment objectives is vital to the way our company is managed.  Our objectives are to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders.  As noted above, we believe it is prudent to maintain a strong cash position with a view toward investing this capital in attractively priced assets that we believe are going to be available as a result of the dislocation in the financial and real estate markets.

For 2009, our acquisitions will be less than prior years as our capital raise will be completed in April of 2009 and we will preserve a strong cash position to fund outstanding commitments, including 2009 loan maturities in the event we are not able to refinance or extend our maturities at acceptable rates and terms.

Our principal demand for funds has been:

•

to invest in  properties;

•

to invest in joint ventures;

•

to fund notes receivable;

•

to invest in REIT marketable securities;

•

to service or pay-down our debt;

•

to pay our operating expenses and the operating expenses of our properties;

•

to pay expenses associated with our public offerings; and

•

to make distributions to our stockholders.

Generally, our cash needs have been funded from:

•

the net proceeds from the public offerings of our shares of common stock;

•

interest income on investments and dividend and gain on sale income earned on our investment in marketable securities;

•

income earned on our investment properties;

•

proceeds from borrowings on properties; and

•

distributions from our joint venture investments.

Acquisitions and Investments

We completed approximately $1.9 billion of real estate and real estate company acquisitions and investments in 2008 and $4.0 billion in 2007.  In addition, we made $231 million of loans during 2008 and $269 million in 2007.  These acquisitions and investments were consummated through our subsidiaries and were funded with available cash, mortgage indebtedness, and the proceeds from the offering of our shares of common stock.  Details of our 2008 and 2007 acquisitions and investments are summarized below.

Real Estate and Real Estate Company Acquisitions

•

During 2008, we purchased 143 retail properties containing approximately 1.4 million square feet for approximately $389.5 million and during 2007, we purchased 491 retail properties containing approximately 4.8 million square feet for approximately $1.5 billion.

•

During 2008, we purchased eight office properties containing approximately 1.3 million square feet for approximately $194.6 million and during 2007, we purchased 13 office properties containing approximately 2.0 million square feet for approximately $252.6 million.

•

During 2008, we purchased four industrial properties containing approximately 2.8 million square feet for approximately $129.1 million and during 2007, we purchased 45 industrial properties containing approximately 8.0 million square feet for approximately $547.6 million.

•

During 2008, we purchased nine multi-family properties containing approximately 3,750 units for approximately $158.9 million and during 2007, we purchased seven multi-family properties containing approximately 2,003 units for approximately $199.7 million.

•

During 2008, (excluding lodging properties acquired through a company acquisition) we purchased 23 lodging properties containing approximately 4,713 rooms for approximately $1 billion.  During 2007, (excluding lodging properties acquired through a company acquisition) we purchased five lodging properties containing approximately 979 rooms for $270.3 million.

•

On February 8, 2008, we completed the merger among its wholly-owned subsidiary, Inland American Urban Hotels, Inc. and RLJ Urban Lodging Master, LLC and related entities, referred to herein as “RLJ”.  RLJ owned twenty-two full and select service lodging properties, containing an aggregate of 4,059 rooms.  The transaction valued RLJ at $932.2 million, including an acquisition fee to our Business Manager of $22.3 million.

•

On October 5, 2007, we consummated the merger among our wholly-owned subsidiary, Inland American Orchard Hotels, Inc., and Apple Hospitality Five, Inc., referred to herein as “Apple,” a public, non-listed real estate investment trust headquartered in Richmond, Virginia, that owns upscale, extended-stay and select-service lodging properties and other limited-service lodging properties.  At the time of the merger Apple owned 27 hotels. The hotels were located in fourteen states and, in aggregate, consist of 3,439 rooms. The total merger consideration was approximately $682.4 million, plus $16.9 million paid to our Business Manager which is capitalized as part of the purchase for a total cost of $699.3 million.

•

On July 1, 2007, we completed a merger with Winston Hotels, Inc., referred to herein as “Winston,” in which we purchased 100% of the outstanding shares of common stock and Series B preferred stock of Winston, a publicly traded real estate investment trust headquartered in Raleigh, North Carolina, that owns extended-stay and select-service lodging properties and other limited-service lodging properties.  At the time of the merger Winston owned 44 hotels. The hotels were located in thirteen states and, in aggregate, consist of 5,993 rooms. The transaction valued Winston at approximately $822.0 million, plus $19.8 million paid to our Business Manager which is capitalized as part of the purchase for a total cost of $841.8 million.

•

On May 18, 2007, we through our wholly-owned subsidiary, Inland American Communities Group, Inc. (“Communities”), purchased the assets of Utley Residential Company L.P. related to the development of conventional and student housing for approximately $23.1 million, including rights to its existing development projects.  We paid $13.1 million at closing with $10.0 million to be paid upon the presentation of future development projects.

Investments in Joint Ventures

We have entered into a number of joint ventures that invest in operating properties, developments and real estate loans.   The joint ventures that are focused on operating properties continue to generate positive cash flows.  Certain of our development joint ventures are experiencing longer lease-up timelines and could be at rates less than originally projected.  For two of these ventures, we have recorded impairment charges of $62 million, to reflect the delays in the development process that will most likely result in our recovering less than our current book value as well as the impairment of our Feldman investment.  A third investee recorded impairments at the investee level of $50 million, which flows through equity in loss of unconsolidated entities in the amount of $44.8 million (Company’s share) on the Consolidated Statements of Operations and Other Comprehensive Income.  The development joint ventures also have construction loans from third parties that could mature before the completion of the development.  These lenders might not be willing to extend their loans or extend on terms acceptable to us or our partners.  Although we have no additional obligation to fund these ventures, our investment could be at risk without the funding of additional capital.

On June 8, 2007, we entered into a venture with Lauth for the purpose of funding the development and ownership of real estate projects in the office, distribution, retail, healthcare and mixed-use markets.  We invested $227 million in exchange for the Class A Participating Preferred Interests which entitles us to a 9.5% preferred dividend.  On January 6, 2009, we were granted a third board seat of five on the Lauth Investment Properties, LLC joint venture.  The Lauth joint venture is composed of office, distribution, retail, healthcare, land and mixed-use projects.  The current economic environment will likely delay or extend the development timelines in many of these projects.

Joint Venture	Description	Investment at December 31, 2008 (000s) (c)		Remaining Commitment (000s)

Primarily Development
LIP Holdings, LLC	Diversified Real Estate Fund	$185,983	$	(a)
L-Street Marketplace, LLC	Retail Center Development	6,171		-
Weber/Inland American Lewisville TC, LP	Retail Center Development	8,016		-
Inland CCC Homewood Hotel, LLC	Lodging Development	4,143		-
Skyport Hotels JV, LLC	Lodging Development	2,105		15,280
		$206,418		$15,280
Primarily Operating
D.R. Stephens Institutional Fund, LLC	Industrial and R&D Assets	$76,258		$10,900
Cobalt Industrial REIT II	Industrial Portfolio	66,217		76,000
Net Lease Strategic Asset Fund L.P.	Diversified portfolio of net lease assets	201,798		(b)
Wakefield Capital, LLC	Senior Housing Portfolio	97,267		-
Other operating joint ventures	Lodging Facilities	26,693		-
		$468,233		$86,900
Real Estate Loan Fund
Concord Debt Holdings, LLC	Real Estate Loan Fund	$67,859		$24,000

Total		$742,510		$126,180

(a) Our obligation to fund the remaining $23.2 million expired on December 31, 2008.

(b) We have the right to contribute $122.5 million for future acquisitions. However, we are not obligated to fund.

(c) Represents our investment balance as reported for GAAP purposes on our balance sheet at December 31, 2008.

Details of our investment in unconsolidated joint ventures for 2008 and 2007 are summarized below.

•

On April 3, 2008, we entered into a joint venture with Weber/Inland American Lewisville TC, LP to develop a retail center with the total cost expected to be approximately $54.6 million.  We contributed $10.2 million to the venture and are entitled to receive a preferred return equal to 11% per annum on the capital contribution, which is paid outside the joint venture.

•

On April 27, 2007, we entered into a joint venture (Stephens) to acquire and redevelop or reposition industrial and research and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas.  Under the joint venture agreement, we are required to invest approximately $90.0 million and are entitled to a preferred dividend equal to 8.5% per annum.

•

On June 29, 2007, we entered into a venture (Cobalt) to invest $149.0 million in shares of common beneficial interest. Our investment gives us the right to a preferred dividend equal to 9% per annum.

•

On February 20, 2008, we and our partner agreed to revise certain terms of the joint venture known as Net Lease Strategic Assets Fund L.P.  Under the revised terms, ten properties have been excluded from the venture’s initial target portfolio.  Consequently, the initial portfolio of properties now consists of forty-three primarily single-tenant net leased assets, referred to herein as the “Initial Properties.” The Initial Properties contain an aggregate of more than six million net rentable square feet.  The venture has completed the acquisition of the Initial Properties and we have contributed approximately $216 million to the venture.

•

On July 9, 2008, we invested $100 million in Wakefield Capital, LLC (“Wakefield”).  In exchange for a Series A Convertible Preferred Membership interest which entitles us to a 10.5% preferred dividend.  Wakefield owns 117 senior living properties containing 7,311 operating units/beds, one medical office building and a research campus totaling 313,204 square feet.

•

On August 2, 2008, we entered into a joint venture with Lex-Win Concord LLC.  The joint venture, known as “Concord Debt Holdings, LLC,” was entered into with the purpose of originating and acquiring real estate securities and real estate related loans.  Under the terms of the joint venture agreement, we had a total contribution commitment of up to $100 million over an eighteen month period to the venture in exchange for preferred membership interests.  We are entitled to earn 10% preferred return on our investment.

Investments in Consolidated Developments

We have entered into certain development projects that are in various stages of pre-development and development.  We fund cash needs for these development activities from our working capital and by borrowings secured by the properties.  Specifically identifiable direct development and construction costs are capitalized, including, where applicable, salaries and related costs, real estate taxes and interest incurred in developing the property.  These developments encompass the retail and multi-family sectors, as well as a correctional facility.  In addition, we have purchased land and incurred pre-development costs of $89 million for an additional five multi-family projects.  We will most likely not commence construction until construction financing becomes available at appropriate rates and terms, however it is still our intent to develop these projects.

The overall economic difficulties continue to impact the real estate industry and developments in particular.  The current and projected slow-down in consumer spending has negatively impacted the retail environment and is causing many retailers to pull back from new leasing and expansion plans.  While the overall retail sector will be negatively impacted, retail development will be particularly exposed.  Our retail developments could experience longer lease-up timelines and future leasing could be at leasing rates less than originally underwritten.

The properties under development and all amounts set forth below are as of December 31, 2008.  (Dollar amounts stated in thousands)

Name	Location (City, State)	Property Type	Square Feet	Costs Incurred to Date ($)	Total Estimated Costs ($) (b)	Estimated Placed in Service Date (a)	Note Payable as of December 31, 2008 ($)	Percentage Pre-Leased as of December 31, 2008 (d)

Oak Park	Dallas, TX	Multi-family	557,504	58,159	100,007	Q2 2011	28,872	0% (e)
Cityville Carlisle	Dallas, TX	Multi-family	211,512	9,544	40,775	Q3 2010	6,377	0% (e)
Stone Creek	San Marcos, TX	Retail	453,535	33,768	65,952	(c)	4,700	55%
Woodbridge	Wylie, TX	Retail	511,282	24,138	65,806	(c)	3,700	43%
Hudson Correctional Facility	Hudson, CO	Correctional Facility	(f)	29,593	100,000	Q4 2009	-	100%
			1,733,833	155,202	372,540		43,649

(a)

The Estimated Placed in Service Date represents the date the certificate of occupancy is currently anticipated to be obtained.  Subsequent to obtaining the certificate of occupancy, each property will go through a lease-up period.

(b)

The Total Estimated Costs represent 100% of the development’s estimated costs, including the acquisition cost of the land and building, if any.  The Total Estimated Costs are subject to change upon, or prior to, the completion of the development and include amounts required to lease the property.

(c)

Stone Creek and Woodbridge are retail shopping centers and development is planned to be completed in phases.  As the construction and lease-up of individual phases are completed, the respective phase will be placed in service resulting in a range of estimated placed in service dates from third quarter 2008 to 2011.  The occupancy presented includes anchor tenants for the project who own their respective square feet.  We are not the managing partner of these developments.

(d)

The Percentage Pre-Leased represents the percentage of square feet leased of the total projected square footage of the entire development.

(e)

Leasing activities related to multi-family properties do not begin until six to nine months prior to the placed in service date.

(f)

We are developing a $100 million correctional facility that is triple-net-leased for 10 years.

Investments in Marketable Securities

As part of our overall strategy, we may acquire REITs and other real estate operating companies and we may also invest in the marketable securities of other REIT entities.  During 2008, we invested approximately $228.4 million in the marketable securities of real estate related investments, including REITs and commercial mortgage backed securities.  As of December 31, 2008, we had an unrealized gain of $2.6 million on our marketable securities compared to an unrealized loss of $64.3 million at December 31, 2007.  Subsequent to December 31, 2008, our investment in marketable securities has continued to experience declines.  If our stock positions do not recover we may need to record additional impairments during the year ended 2009.  These impairments are taken on investments where we determine that declines in the stock price of our marketable securities are other-than-temporary.  Other-than-temporary impairments are not necessarily permanent, however any gains will only be realized upon sale.  We view these as long term investments.  A more detailed discussion of our equity price risk is discussed in Item 3, Quantitative and Qualitative Disclosures About Market Risk.

Notes Receivable

Our notes receivable balance was $480.8 million and $281.2 million as of December 31, 2008 and December 31, 2007, respectively, and consisted of installment notes from unrelated parties that mature on various dates through July 2012 and installment notes assumed in the Winston acquisition.  The notes are secured by mortgages on land, shopping centers and hotel properties and guaranteed by the sponsors.  Interest only is due each month at rates ranging from 3.26% to 10.09% per annum.  For the years ended December 31, 2008 and 2007, we recorded interest income from notes receivable of $27.6 million and $18.4 million, respectively, which is included in the interest and dividend income on the Consolidated Statement of Operations.

One of our mortgage note receivable with an outstanding balance of $45 million was placed in default in the third quarter of 2008 and is currently on non-accrual status.  No impairment was recognized because the fair value of the collateral is in excess of the outstanding note receivable balance. We did not recognize any interest income on this note receivable subsequent to June 30, 2008.

A portion of our notes receivable, totaling $216.8 million, is involved with the same sponsor and are secured by vacant land projected to be developed.  If the developments are not completed and leased-up successfully, the sponsors who have guaranteed the loans could present a risk of non-payment on the notes.

Distributions

We declared cash distributions to our stockholders per weighted average number of shares outstanding during the period from January 1, 2008 to December 31, 2008 totaling $418.7 million or $.62 per share.  These cash distributions were paid with $384.4 million from our cash flow from operations as well as $34.3 million provided from our financing activities, specifically from borrowings secured by our assets that were not otherwise used to fund property acquisitions for the year ended December 31, 2008.

On January 20, 2009, our board of directors voted unanimously to determine each monthly distribution rate on an adjustable basis, with a floor of $.50/share, which equates to a 5% annualized yield on a share purchase of $10.  The distributions paid on February 12, 2009 and March 12, 2009, respectively, were paid at the rate of $0.50 per share on an annualized basis.

Financing Activities and Contractual Obligations

Stock Offering

Our initial offering of shares of common stock terminated as of the close of business on July 31, 2007.  We had sold a total of 469,598,762 shares in the primary offering and approximately 9,720,991 shares pursuant to the offering of shares through the dividend reinvestment plan.  A follow-on  registration statement for an offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to our distribution reinvestment plan was declared effective by the SEC on August 1, 2007.  Through December 31, 2008, we had sold a total of 295,766,881 shares in the follow-on offering and 31,843,240 shares pursuant to the offering of shares through the dividend reinvestment plan.  Our total offering costs for both our initial and follow on-offering as of December 31, 2008 were approximately $800 million.  On April 6, 2009, the Company will terminate the follow-on offering.

Share Repurchase Program

As of December 31, 2008, we had repurchased 12,355,867 shares for $115 million under the share repurchase program.  Our board of directors voted to suspend the share repurchase program until further notice, effective March 30, 2009.

Borrowings

During 2008, we repaid $35.1 million of amounts borrowed against our portfolio of marketable securities.  During the year ended December 31, 2007, we borrowed approximately $25.5 million against our portfolio of marketable securities.  We borrowed approximately $1.6 billion secured by mortgages on our properties and paid approximately $11 million for loan fees to procure these mortgages for the year ended December 31, 2008.  We borrowed approximately $1.6 billion secured by mortgages on our properties and paid approximately $18.6 million for loan fees to procure these mortgages for the year ended December 31, 2007.

We have entered into interest rate lock agreements with lenders to fix interest rates on mortgage debt on identified properties we own or expect to purchase in the future.  These agreements require us to deposit certain amounts with the lenders.  The deposits are applied as credits as the loans are funded.  As of December 31, 2008, we had approximately $5.0 million of rate lock deposits outstanding.  The agreements fixed interest rates ranging from 5.63% to 5.67% on approximately $40.2 million in principal.

Our interest rate risk is monitored using a variety of techniques, including periodically evaluating fixed interest rate quotes on all variable rate debt and the costs associated with converting the debt to fixed rate debt.  Also, existing fixed and variable rate loans that are scheduled to mature in the next year or two are evaluated for possible early refinancing and or extension due to consideration given to current interest rates.  The table below presents, on a consolidated basis, the principal amount, weighted average interest rates and maturity date (by year) on our mortgage debt as of December 31, 2008 (dollar amounts are stated in thousands).

	2009	2010	2011	2012	2013	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	50,000	183,550	103,335	64,784	543,497	2,092,062
Variable rate debt (mortgage loans)	577,187	301,929	240,643	25,247	223,324	-

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	6.75	5.05	5.19	5.69	5.69	5.74
Variable rate debt (mortgage loans)	3.60	3.59	3.27	2.94	2.78	-

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $5.9 million, net of accumulated amortization, is outstanding as of December 31, 2008.

We have entered into seven interest rate swap agreements that have converted $379.8 million of our mortgage loans from variable to fixed rates.  The pay rates range from 1.86% to 4.75% with maturity dates from January 29, 2010 to March 27, 2013.

As of December 31, 2008, we had approximately $627 million and $485 million in mortgage debt maturing in 2009 and 2010, respectively. We are currently negotiating refinancing this debt with the existing lenders at terms that will most likely be at higher credit spreads and lower loan to value. We currently anticipate that we will be able to repay or refinance all of our debt on a timely basis, and believe we have adequate sources of funds to meet our short term cash needs. However, there can be no assurance that we can obtain such refinancing on satisfactory terms.  Continued volatility in the capital markets could expose us to the risk of not being able to borrow on terms and conditions acceptable to us for future acquisitions or refinancings.

Summary of Cash Flows

	Year ended December 31,
	2008	2007	2006
	(In thousands)
Cash provided by operating activities	$384,365	$263,420	$65,883
Cash used in investing activities	(2,484,825)	(4,873,404)	(1,552,014)
Cash provided by financing activities	2,636,325	4,716,852	1,751,494
Increase in cash and cash equivalents	535,865	106,868	265,363
Cash and cash equivalents, at beginning of period	409,360	302,492	37,129
Cash and cash equivalents, at end of period	$945,225	$409,360	$302,492

Cash provided by operating activities was $384 million, $263 million and $66 million for the years ended December 31, 2008, 2007 and 2006, respectively, and was generated primarily from operating income from property operations and interest and dividends.  The increase in cash flows from the year ended December 31, 2008 was primarily due to the acquisition of 187 properties after December 31, 2007.  The increase in cash flows in 2007 over the year ended December 31, 2006 was primarily due to the 624 properties acquired during the year ended December 31, 2007.

Cash used in investing activities was $2.5 billion, $4.9 billion and $1.6 billion for years ended December 31, 2008, 2007 and 2006, respectively.  During the year ended December 31, 2008, cash was used primarily for purchases of investment properties, the RLJ portfolio and investment securities as well as used for funding of our unconsolidated joint ventures and notes receivable.  We used less cash in our investing activities during the year ended December 31, 2008 than the year ended December 31, 2007 primarily due to the decrease in acquisitions from 624 in 2007 to 187 for the year ended December 31, 2008.

Cash provided by financing activities was $2.6 billion, $4.7 billion and $1.8 billion for the years ended December 31, 2008, 2007 and 2006, respectively.  During the years ended December 31, 2008, 2007 and 2006, we generated proceeds from the sale of shares, net of offering costs paid and share repurchases, of approximately $2.2 billion, $3.4 billion and $1.4 billion, respectively.  We generated approximately $35 million, $25 million and $34 million by borrowing against our portfolio of marketable securities for the years ended December 31, 2008, 2007 and 2006, respectively.  We generated approximately $1.0 billion from borrowings secured by mortgages on our properties and paid approximately $11 million for loan fees to procure these mortgages for the year ended December 31, 2008.  During the years ended December 31, 2007 and 2006, we generated approximately $1.6 billion and $605 million, respectively, from borrowings secured by mortgages on our properties and paid approximately $19 and $13 million, respectively, for loan fees to procure these mortgages.  During the years ended December 31, 2008, 2007 and 2006, we paid approximately $406, $223 and $33 million, respectively, in distributions to our common stockholders.  We also paid off mortgage debt in the amount of $139 and $20 million for the years ended December 31, 2008 and 2007.  No mortgage debt was paid off in 2006.

We consider all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements with a maturity of six months or less, at the date of purchase, to be cash equivalents.  We maintain our cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  In February 2009, we transferred our cash into non-interest bearing accounts to qualify for FDIC insurance for cash balances greater than $250,000.

Contractual Obligations

The table below presents, on a consolidated basis, obligations and commitments to make future payments under debt obligations (including interest), and lease agreements as of December 31, 2008 (dollar amounts are stated in thousands).

	Payments due by period
		Less than			More than
	Total	1 year	1-3 years	3-5 years	5 years

Long-Term Debt Obligations	$6,209,755	834,974	1,489,231	1,212,443	2,673,107

Ground Lease Payments	$56,361	990	3,016	3,157	49,198

We have acquired several properties subject to the obligation to pay the seller additional monies depending on the future leasing and occupancy of the property.  These earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period, certain space has not been leased and occupied, we will not have any further obligation. Assuming all the conditions are satisfied, as of December 31, 2008, we would be obligated to pay as much as $37.4 million in the future as vacant space covered by these earnout agreements is occupied and becomes rent producing.  The information in the above table does not reflect these contractual obligations.

As of December 31, 2008, we had outstanding commitments to purchase approximately $1.1 billion of real estate properties through 2009 and fund approximately $126 million into joint ventures.  We intend on funding these acquisitions with cash on hand of approximately $945 million and financing from assuming debt related to some of the acquisitions in the amount above of $745 million.

As of December 31, 2008, we had commitments totaling $142.6 million for various development projects.

Off Balance Sheet Arrangements

Unconsolidated Real Estate Joint Ventures

Unconsolidated joint ventures are those where we are not the primary beneficiary of a VIE and we have substantial influence over but do not control the entity.  We account for our interest in these ventures using the equity method of accounting.  Our ownership percentage and related investment in each joint venture is summarized in the following table.  (Dollar amounts stated in thousands).

Joint Venture	Ownership %	Investment at December 31, 2008
Net Lease Strategic Asset Fund L.P.	85%	$201,798

Cobalt Industrial REIT II	24%	66,217

LIP Holdings, LLC	(a)	185,983

D.R. Stephens Institutional Fund, LLC	90%	76,258

New Stanley Associates, LLLP	60%	9,368

Chapel Hill Hotel Associates, LLC	49%	9,079

Marsh Landing Hotel Associates, LLC	49%	4,934

Jacksonville Hotel Associates, LLC	48%	2,322

Inland CCC Homewood Hotel LLC	83%	4,143

Insurance Captive	22%	990

L-Street Marketplace, LLC	20%	6,171

Weber/Inland American Lewisville TC, LP	(b)	8,016

Concord Debt Holdings, LLC	(c)	67,859

Wakefield Capital, LLC	(d)	97,267

Skyport Hotels JV, LLC	(e)	2,105

		$742,510

(a)

We own 5% of the common stock and 100% of the preferred.

(b)

We are entitled to receive a preferred return equal to 11% per annum on the capital contribution.

(c)

We have contributed $76,000 to the venture in exchange for a 10% preferred membership interests in the venture.

(d)

We invested $100,000 in Wakefield Capital, LLC in exchange for a Series A Convertible Preferred Membership interest and are entitled to a 10.5% preferred dividend.

(e)

On July 11, 2008, we entered into a joint venture to develop two hotels with approximately 322 rooms in San Jose, California.

Seasonality

The lodging segment is seasonal in nature, reflecting higher revenue and operating income during the second and third quarters. This seasonality can be expected to cause fluctuations in our net property operations for the lodging segment.  All of our other segments are not seasonal in nature.

Subsequent Events

On January 20, 2009, our board of directors voted unanimously to determine each monthly distribution rate on an adjustable basis, with a floor of $.50/share, which equates to a 5% annualized yield on a share purchase of $10.

We paid distributions to our stockholders of $.05167 per share totaling $40.8 million in January 2009, $.04167 per share totaling $33.1 million in February 2009 and $.04167 per share totaling $33 million in March 2009.

Effective March 30, 2009, our board of directors has voted to suspend our share repurchase program until further notice, therefore temporarily eliminating stockholders’ ability to have us repurchase their shares and preventing stockholders from liquidating their investment.

Effective April 6, 2009, we have elected to terminate our follow-on offering.

On February 24, 2009, we purchased 35,000 Inland Real Estate Corporation (IRC) convertible bonds for $25 million with a face value of $35 million from an unaffiliated third party.  The bonds are each convertible into 48.2824 shares of IRC common stock, for a total of 1,689,884 potential shares of IRC.

On February 26, 2009, we acquired a pool of commercial mortgage-backed securities (“CMBS”) with a face value of approximately $5 million for $2.2 million.  The securities in this pool of CMBS consist of Class A-MFX bonds, which accrue interest at a coupon rate of 12.1822% per annum and have a weighted average life of seven years.

On January 6, 2009, we were granted a third board seat of five on the LIP Holdings, LLC (Lauth) joint venture.

The mortgage debt financings obtained subsequent to December 31, 2008, are detailed in the table below.

Property	Date of Financing	Approximate Amount of Loan ($)	Interest Per Annum	Maturity Date
United Healthcare Cypress	1/15/09	22,000	LIBOR + 280 bps	1/13/12
Brazos Ranch	1/21/09	15,246	5.67%	2/1/14
Sanofi-aventis	1/28/09	190,000	5.75%	12/6/15
Fultondale Promenade	2/2/09	16,870	5.6%	2/1/14
Pavilions at La Quinta	2/18/09	23,976	LIBOR + 185 bps	4/28/12
Dothan Pavilion	2/18/09	37,165	LIBOR + 170 bps	12/18/12
Macquarie Pool II	3/25/09	36,730	4.44%-5.05%	5/1/2010-12/08/11

Brazos Ranch:  On January 13, 2009, we purchased the Brazos Ranch Apartments for $27.7 million.  The complex consists of 308 units and is located in Rosenberg, Texas.

Macquarie:  On January 14, 2009 we purchased Pool I of the Macquarie Portfolio for $71.1 million.  The portfolio consists of seven retail assets and encompasses 588,522 square feet.  It was a cash purchase, with no debt assumed.

Sanofi-aventis:  On January 28, 2009, we purchased the Sanofi Portfolio for $230 million.  The portfolio consists of three office buildings that house the Sanofi-aventis corporate headquarters.  It encompasses 736,572 square feet.  Cash was paid in the amount of $42 million (combination of acquisition and earnest money), and debt of $190 million was assumed on the property.  The debt is a non-recourse loan, interest only at a rate of 5.75% for 7 years.  It matures on December 7, 2015.

Alcoa Exchange Phase II:  On January 29, 2009, we closed on the Alcoa Exchange II property located in Benton, Arkansas for $7.3 million.  The property consists of two big tenants, Best Buy and Petco and encompasses 43,750 square feet.

Fultondale Promenade:  On February 2, 2009, we closed on the Fultondale Promenade, a retail center located in Birmingham, Alabama for $30.7 million.  The property is made of 28 tenant sites and consists of 249,554 square feet.  The seller financed $16.9 million of the purchase price at 5.6% over 5 years.

Pavilion at La Quinta:  On February 18, 2009, we closed on the Pavilion at La Quinta, a retail shopping center located in La Quinta, California for $41.2 million.  The property consists of 166,099 square feet.  We assumed a loan of $23.98 million, with an interest rate of LIBOR + 185 basis points, or 2.3% as of the closing date.

Dothan Pavilion:  On February 18, 2009, we closed on the Dothan Pavilion, a retail shopping center located in Dothan, Alabama for $42.6 million.  It consists of 327,534 square feet.  We assumed a loan of $37.2 million at an interest rate of LIBOR + 170 basis points, which was 2.15% as of the closing date.

Macquarie:  Between March 25 and 27, 2009, we purchased Pool II of the Macquarie Portfolio for $61.5 million.  The portfolio consists of five retail assets and consists of 519,074 square feet.  We assumed debt of $36.7 million on three of the four properties, with rates ranging from 4.44% to 5.05%.  Cash was paid for the fifth property.

Cambria Suites, 325 W. 33rd Street NYC:  On January 23, 2009, we extended the note on this property through December 31, 2009.  We adjusted the rate from 8.35% to 9% on the outstanding principal of $16.9 million.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to market risk associated with changes in interest rates both in terms of variable-rate debt and the price of new fixed-rate debt upon maturity of existing debt and for acquisitions.  We are also subject to market risk associated with our marketable securities investments.

Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.  If market rates of interest on all of the floating rate debt permanently increased by 1%, the increase in interest expense on the floating rate debt would decrease future earnings and cash flows by approximately $14.0 million.  If market rates of interest on all of the floating rate debt permanently decreased by 1%, the decrease in interest expense on the floating rate debt would increase future earnings and cash flows by approximately $14.0 million.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions.  The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

We monitor interest rate risk using a variety of techniques, including periodically evaluating fixed interest rate quotes on all variable rate debt and the costs associated with converting the debt to fixed rate debt.  Also, existing fixed and variable rate loans that are scheduled to mature in the next year or two are evaluated for possible early refinancing and or extension due to consideration given to current interest rates.  The table below presents mortgage debt principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes (dollar amounts are stated in thousands).

	2009	2010	2011	2012	2013	Thereafter	Total
Maturing debt :
Fixed rate debt (mortgage loans)	50,000	183,550	103,335	64,784	543,497	2,092,062	3,037,228
Variable rate debt (mortgage loans)	577,187	301,929	240,643	25,247	223,324	-	1,368,330

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	6.75	5.05	5.19	5.69	5.69	5.74	5.68
Variable rate debt (mortgage loans)	3.60	3.59	3.27	2.94	2.78	-	3.40

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $5.9 million, net of accumulated amortization, is outstanding as of December 31, 2008.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties.  To the extent we do, we are exposed to credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.  It is our policy to enter into these transactions with the same party providing the financing.  In the alternative, we will seek to minimize the credit risk in derivative instruments by entering into transactions with what we believe are high-quality counterparties.  Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates.  The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

We have, and may in the future enter into, derivative positions that do not qualify for hedge accounting treatment. If these derivatives do not qualify for hedge accounting treatment, the gains or losses resulting from their mark-to-market at the end of each reporting period are recognized as an increase or decrease in “interest expense” on our consolidated statements of income. In addition, we are, and may in the future be, subject to additional expense based on the notional amount of the derivative positions and a specified spread over LIBOR. During 2007, we recognized losses of approximately $1.46 million from these positions.

Equity Price Risk

We are exposed to equity price risk as a result of our investments in marketable equity securities. Equity price risk changes as the volatility of equity prices changes or the values of corresponding equity indices change.

Other than temporary impairments were $246.1 million and $21.7 million for the year ended December 31, 2008 and 2007, respectively. The overall stock market and REIT stocks have declined since mid-2007, including our REIT stock investments, which have resulted in our recognizing impairments. We believe that our investments will continue to generate dividend income and, if the REIT market recovers, we could continue to recognize gains on sale. However, due to general economic and credit market uncertainties it is difficult to project where the REIT market and our portfolio value will be in 2009.  If our stock positions do not recover in 2009, we could take additional impairment losses, which could be material to our operations.

While it is difficult to project what factors may affect the prices of equity sectors and how much the effect might be, the table below illustrates the impact of a ten percent increase and a ten percent decrease in the price of the equities held by us would have on the value of the total assets and the book value of the Company as of December 31, 2008.  (dollar amounts stated in thousands)

			Hypothetical 10% Decrease in	Hypothetical 10% Increase in
	Cost	Fair Value	Market Value	Market Value
Marketable securities	495,807	229,149	206,233	252,064

Derivatives

The following table summarizes our interest rate swap contracts outstanding as of December 31, 2008 (dollar amounts stated in thousands):

Date Entered	Effective Date	End Date	Pay Fixed Rate	Receive Floating Rate Index	Notional Amount	Fair Value of December 31, 2008 (1)
November 16,2007	November 20, 2007	April 1, 2011	4.45%	1 month LIBOR	24,425	(1,691)
February 6, 2008	February 6, 2008	January 29, 2010	4.39%	1 month LIBOR	200,000	(3,705)
March 28, 2008	March 28, 2008	March 27, 2013	3.32%	1 month LIBOR	33,062	(1,925)
March 28, 2008	March 28, 2008	March 31, 2011	2.81%	1 month LIBOR	50,000	(1,660)
March 28, 2008	March 28, 2008	March 27, 2010	2.40%	1 month LIBOR	35,450	(634)
December 12, 2008	January 1, 2009	December 12, 2011	(2)	(2)	20,245	21
December 23, 2008	January 5, 2009	December 22, 2011	1.86%	1 month LIBOR	16,637	(159)

					379,819	(9,753)

(1) The fair value was determined by a discounted cash flow model based on changes in interest rates.
(2) Interest rate CAP at 4.75%.

We and MB REIT entered into a put/call agreement as a part of the MB REIT transaction.  This agreement is considered a derivative instrument and is accounted for pursuant to SFAS No. 133.  Derivatives are required to be  recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. The fair value of the put/call agreement is estimated using the Black-Scholes model.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Financial Statements and Supplementary Data

Schedules not filed:

All schedules other than the one listed in the Index have been omitted as the required information is inapplicable or the information is presented in the financial statements or related notes.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Inland American Real Estate Trust, Inc.:

We have audited the accompanying consolidated balance sheets of Inland American Real Estate Trust, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2008. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule III. These consolidated financial statements and financial statement schedule are the responsibility of the management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland American Real Estate Trust, Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.  Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

Chicago, Illinois

March 30, 2009

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Balance Sheets

(Dollar amounts in thousands)

Assets	December 31, 2008	December 31, 2007
Assets:
Investment properties:
Land	$1,481,920	$1,162,281
Building and other improvements	6,735,022	5,004,809
Construction in progress	318,440	204,218
Total	8,535,382	6,371,308
Less accumulated depreciation	(406,235)	(160,046)
Net investment properties	8,129,147	6,211,262
Cash and cash equivalents	945,225	409,360
Restricted cash and escrows (Note 2)	72,704	42,161
Investment in marketable securities (Note 5)	229,149	248,065
Investment in unconsolidated entities (Note 1)	742,510	482,876
Accounts and rents receivable (net of allowance of $3,064 and $1,069)	70,212	47,527
Notes receivable (Note 4)	480,774	281,221
Due from related parties (Note 3)	750	1,026
Intangible assets, net (Note 2)	383,509	352,106
Deferred costs, net	45,323	51,869
Other assets (Note 1)	34,585	80,733
Deferred tax asset	2,978	3,552
Total assets	$11,136,866	$8,211,758

Liabilities and Stockholders’ Equity

Liabilities:
Mortgages, notes and margins payable (Note 8)	$4,437,997	$3,028,647
Accounts payable and accrued expenses	49,305	58,436
Distributions payable	40,777	28,008
Accrued real estate taxes	31,371	24,636
Advance rent and other liabilities	82,568	60,748
Intangible liabilities, net (Note 2)	43,722	40,556
Other financings (Note 1)	47,762	61,665
Due to related parties (Note 3)	4,607	5,546
Deferred income tax liability	1,470	1,506
Total liabilities	4,739,579	3,309,748

Commitments and contingencies (Note 13)
Minority interests (Note 1)	284,725	287,915
Stockholders’ equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	-	-
Common stock, $.001 par value, 1,460,000,000 shares authorized, 794,574,007 and 548,168,989 shares issued and outstanding	795	548
Additional paid in capital (net of offering costs of $800,019 and $557,122, of which $762,612 and $530,522 was paid or accrued to affiliates	7,129,945	4,905,710
Accumulated distributions in excess of net income (loss)	(1,011,757)	(227,885)
Accumulated other comprehensive income (loss)	(6,421)	(64,278)

Total stockholders’ equity	6,112,562	4,614,095

Total liabilities and stockholders’ equity	$11,136,866	$8,211,758

See accompanying notes to the consolidated financial statements.

 INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income
(Dollar amounts in thousands, except per share amounts)

	Year ended	Year ended	Year ended
	December 31, 2008	December 31, 2007	December 31, 2006

Income:
Rental income	$418,282	$280,736	$98,419
Tenant recovery income	70,607	55,192	21,547
Other property income	30,265	16,416	3,236
Lodging income	531,584	126,392	-

Total income	1,050,738	478,736	123,202

Expenses:
General and administrative expenses to related parties	9,651	6,412	4,318
General and administrative expenses to non-related parties	24,436	13,054	3,295
Property and lodging operating expenses to related parties	19,753	14,328	4,850
Property operating expenses to non- related parties	64,861	45,350	16,101
Lodging operating expenses	313,939	75,412	-
Real estate taxes	71,142	39,665	11,840
Depreciation and amortization	320,792	174,163	49,681
Provision for asset impairment	33,809	-	-
Provision for goodwill impairment	11,199	-	-
Business manager management fee	18,500	9,000	2,400

Total expenses	888,082	377,384	92,485

Operating income	$162,656	$101,352	$30,717

Interest and dividend income	81,274	84,288	22,164
Other income (loss)	211	(2,145)	(28)
Interest expense	(231,822)	(108,060)	(31,553)
Gain on extinguishment of debt	7,760	-	-
Equity in earnings (loss) of unconsolidated entities	(46,108)	4,477	1,903
Impairment of investment in unconsolidated entities	(61,993)	(10,084)	-
Realized gain (loss) and impairment on securities, net	(262,105)	(2,466)	4,096

Income (loss) before income taxes and minority interest	$(350,127)	$67,362	$27,299

Income tax expense (Note 10)	(6,124)	(2,093)	(1,393)
Minority interests	(8,927)	(9,347)	(24,010)

Net income (loss) applicable to common shares	$(365,178)	$55,922	$1,896

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income
(Dollar amounts in thousands, except per share amounts)

	Year ended	Year ended	Year ended
	December 31, 2008	December 31,2007	December 31, 2006

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities	(195,194)	(87,214)	24,384
Reversal of unrealized (gain) loss to realized gain (loss) on investment securities	262,105	2,466	(4,096)
Unrealized gain (loss) on derivatives	(9,054)	-	-

Comprehensive income (loss)	$(307,321)	$(28,826)	$22,184
Net income (loss) available to common shareholders per common share, basic and diluted (Note 12)	$(0.54)	$.14	$.03
Weighted average number of common shares outstanding, basic and diluted	675,320,438	396,752,280	68,374,630

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

(continued)

(Dollar amounts in thousands)

For the years ended December 31, 2008, 2007 and 2006

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income (Loss)	Accumulated Other Comprehensive Income (Loss)	Total
Balance at January 1, 2006	9,873,834	$10	$86,410	$(1,919)	$182	$84,683

Net income applicable to common shares	-	-	-	1,896	-	1,896
Unrealized gain on investment securities	-	-	-	-	24,384	24,384
Reversal of unrealized (gain) loss to realized gain (loss) on investment securities	-	-	-	-	(4,096)	(4,096)
Distributions declared	-	-	-	(41,178)	-	(41,178)
Proceeds from offering	156,569,365	157	1,562,073	-	-	1,562,230
Offering costs	-		(164,865)	-	-	(164,865)
Proceeds from distribution reinvestment program	2,202,357	2	20,920	-	-	20,922
Shares repurchased	(25,406)	-	(235)	-	-	(235)
Issuance of stock options and discounts on shares issued to affiliates	-	-	200	-	-	200

Balance at December 31, 2006	168,620,150	$169	$1,504,503	$(41,201)	$20,470	$1,483,941

Net income applicable to common shares	-	-	-	55,922	-	55,922
Unrealized loss on investment securities	-	-	-	-	(87,214)	(87,214)
Reversal of unrealized (gain) loss to realized gain (loss) on investment securities	-	-	-	-	2,466	2,466
Distributions declared	-	-	-	(242,606)	-	(242,606)
Proceeds from offering	366,968,611	364	3,659,182	-	-	3,659,546
Offering costs	-	-	(379,110)	-	-	(379,110)
Proceeds from distribution reinvestment program	13,869,258	16	131,748	-	-	131,764
Shares repurchased	(1,289,030)	(1)	(11,924)	-	-	(11,925)
Issuance of stock options and discounts on shares issued to affiliates	-	-	1,311	-	-	1,311

Balance at December 31, 2007	548,168,989	$548	$4,905,710	$(227,885)	$(64,278)	$4,614,095

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

(continued)

(Dollar amounts in thousands)

For the years ended December 31, 2008, 2007 and 2006

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income	Accumulated Other Comprehensive Income (Loss)	Total

Balance at December 31, 2007	548,168,989	$548	$4,905,710	$(227,885)	$(64,278)	$4,614,095

Net loss applicable to common shares	-	-	-	(365,178)	-	(365,178)
Unrealized gain (loss) on investment securities	-	-	-	-	(195,194)	(195,194)
Reversal of unrealized (gain) loss to realized gain (loss) on investment securities	-	-	-	-	262,105	262,105
Unrealized gain (loss) on derivatives	-	-	-	-	(9,054)	(9,054)
Distributions declared	-	-	-	(418,694)	-	(418,694)
Proceeds from offering	231,961,443	232	2,327,910	-	-	2,328,142
Offering costs	-	-	(242,897)	-	-	(242,897)
Proceeds from distribution reinvestment program	25,485,006	26	242,087	-	-	242,113
Shares repurchased	(11,041,431)	(11)	(102,993)	-	-	(103,004)
Issuance of stock options and discounts on shares issued to affiliates	-	-	128	-	-	128

Balance at December 31, 2008	794,574,007	$795	$7,129,945	$(1,011,757)	$(6,421)	$6,112,562

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Year ended	Year ended	Year ended
	December 31, 2008	December 31, 2007	December 31, 2006
Cash flows from operations:
Net income (loss) applicable to common shares	$(365,178)	$55,922	$1,896
Adjustments to reconcile net income (loss) applicable to common shares to net cash provided by operating activities:
Depreciation	249,195	121,063	36,231
Amortization	71,597	53,100	13,029
Amortization of loan fees	9,730	5,305	546
Amortization on acquired above market leases	2,777	2,558	574
Amortization on acquired below market leases	(5,185)	(2,714)	(977)
Amortization of mortgage discount/premium	1,689	1,356	294
Amortization of note receivable discount	(3,208)	-	-
Amortization of above/below market ground lease	132	-	-
Provision for asset impairment	33,809	-	-
Provision for goodwill impairment	11,199	-	-
Straight-line rental income	(17,457)	(12,764)	(4,588)
Straight-line rental expense	179	75	66
Extinguishment of debt	(7,760)	-	-
Other expense (income)	(211)	80	435
Minority interests	8,927	9,347	24,010
Equity in loss (earnings) of unconsolidated entities	46,108	(4,477)	(778)
Distributions from unconsolidated entities	2,522	7,529	-
Impairment of investment in unconsolidated entities	61,993	10,084	-
Discount on shares issued to affiliates	128	1,311	200
Realized (gain) loss on investments in securities	15,941	(19,280)	(4,096)
Impairment of investments in securities	246,164	21,746	-
Changes in assets and liabilities:
Accounts and rents receivable	542	(17,641)	(8,606)
Accounts payable and other liabilities	4,585	36,592	5,519
Other assets	2,987	(10,392)	(3,518)
Accrued real estate taxes	3,334	(3,484)	6,905
Prepaid rental and recovery income	8,954	7,991	(2,652)
Due to related parties	908	-	-
Deferred income tax liability	(36)	113	1,393

Net cash flows provided by operating activities	384,365	263,420	65,883

Cash flows from investing activities:
Purchase of Winston Hotels	-	(532,022)	-
Purchase of Apple Five	-	(617,175)	-
Purchase of RLJ Hotels	(503,065)	-	-
Purchase of investment securities	(228,411)	(266,950)	(131,470)
Sale of investment securities	47,464	75,115	36,941
Restricted escrows	(41,446)	2,453	12,341
Rental income under master leases	484	576	245
Acquired in-place lease intangibles	(55,301)	(186,112)	(173,261)
Tenant improvement payable	(184)	(2,196)	(2,754)
Purchase of investment properties	(981,183)	(2,423,853)	(1,235,124)
Capital expenditures and tenant improvements	(83,918)	(24,795)	(470)
Acquired above market leases	(490)	(6,898)	(8,663)

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(continued)

(Dollar amounts in thousands)

	Year ended	Year ended	Year ended
	December 31, 2008	December 31, 2007	December 31, 2006
Acquired below market leases	2,696	22,270	18,918
Investment in development projects	(137,187)	(196,628)	-
Sale of investment properties	27,659	-	-
Investment in unconsolidated entities	(411,961)	(448,727)	(11,224)
Distributions from unconsolidated entities	41,704
Payment of leasing fees and franchise fees	(3,693)	(3,262)	(91)
Funding of notes receivable	(218,733)	(230,243)	(53,152)
Payoff of notes receivable	22,388	19,326	-
Acquisition of joint venture interest	(10,823)	-	-
Other assets	49,175	(54,283)	(4,250)

Net cash flows used in investing activities	(2,484,825)	(4,873,404)	(1,552,014)

Cash flows from financing activities:
Proceeds from offering	2,328,142	3,659,546	1,562,233
Proceeds from the dividend reinvestment program	242,113	131,764	20,919
Shares repurchased	(103,004)	(11,925)	(235)
Payment of offering costs	(246,777)	(379,418)	(160,089)
Proceeds from mortgage debt and notes payable	1,021,844	1,566,482	604,566
Payoffs of mortgage debt	(138,707)	(20,194)	-
Principal payments of mortgage debt	(3,375)	(929)	(794)
Proceeds (payoff) from margin securities debt	(35,113)	25,529	33,833
Payment of loan fees and deposits	(11,032)	(18,618)	(13,033)
Distributions paid	(405,925)	(222,697)	(33,394)
Distributions paid to minority interests	(12,117)	(11,050)	(29,658)
Due from related parties	276	(938)	363
Due to related parties	-	(700)	(6,258)
Proceeds of issuance of preferred shares and common shares – MB REIT	-	-	40,125
Redemption of preferred shares - MB REIT	-	-	(264,003)
Sponsor advances	-	-	(3,081)

Net cash flows provided by financing activities	2,636,325	4,716,852	1,751,494

Net increase in cash and cash equivalents	535,865	106,868	265,363
Cash and cash equivalents, at beginning of period	409,360	302,492	37,129

Cash and cash equivalents, at end of period	$945,225	$409,360	$302,492

Supplemental disclosure of cash flow information:

Purchase of investment properties	$(1,131,748)	$(2,593,881)	(1,535,356)
Tenant improvement liabilities assumed at acquisition	112	1,212	4,632
Real estate tax liabilities assumed at acquisition	1,308	13,069	529
Security deposit liabilities assumed at acquisition	552	1,331	900
Assumption of mortgage debt at acquisition	147,423	137,210	245,375

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

(continued)

(Dollar amounts in thousands)

	Year ended	Year ended	Year ended
	December 31, 2008	December 31, 2007	December 31, 2006
Mortgage discount/premium recorded at acquisition	205	2,128	(3,814)
Asset retirement obligation liability recorded at acquisition	-	-	8,919
Assumption of lender held escrows at acquisition	-	1,175	(4,047)
Other assets recorded at acquisition	-	-	(24)
Other financings	965	13,903	47,762

	(981,183)	(2,423,853)	(1,235,124)

Purchase of Winston Hotels	-	(843,137)	-
Assumption of mortgage debt at acquisition	-	209,952	-
Assumption of minority interest at acquisition	-	1,320	-
Cash assumed at acquisition	-	65,978	-
Net liabilities assumed at acquisition	-	33,865	-

	-	(532,022)	-

Purchase of Apple Five	-	(699,345)	-
Cash assumed at acquisition	-	78,898	-
Net liabilities assumed at acquisition	-	3,272	-

	-	(617,175)	-

Purchase of RLJ Hotels	(932,200)	-	-
Assumption of mortgage debt at acquisition	426,654	-	-
Liabilities assumed at acquisition	2,481	-	-

	(503,065)	-	-

Cash paid for interest, net capitalized interest of $7,032 and $2,488 for 2008 and 2007	$219,419	$99,553	$30,462

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$40,777	$28,008	$8,099

Accrued offering costs payable	$1,201	$5,081	$5,389

Write off of in-place lease intangibles, net	$6,258	$2,136	$411

Write off of building and other improvements	$-	$-	$180

Write off of above market lease intangibles, net	$326	$186	$-

Write off of below market lease intangibles, net	$2,324	$40	$-

Write off of loan fees, net	$51	$39	$-

Write off leasing commissions, net	$36	$-	$-

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

 (1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family (both conventional and student housing), office, industrial and lodging properties, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company’s sponsor, to be the business manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Initial Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and the issuance of 40,000,000 shares at $9.50 per share available to be distributed pursuant to the Company’s distribution reinvestment plan.  On August 1, 2007, the Company commenced a second public offering  (the “Second Offering”) of up to 500,000,000 shares of common stock at $10.00 per share and up to 40,000,000 shares at $9.50 per share available to be distributed through the Company’s distribution reinvestment plan.

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ended December 31, 2005.  Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax on taxable income that is distributed to stockholders.  A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distributes at least 90% of its REIT taxable income (subject to certain adjustments) to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, without the benefit of certain relief provisions, the Company will be subject to federal and state income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income, property, or net worth and federal income and excise taxes on its undistributed income.

The Company has elected to treat certain of its consolidated subsidiaries, and may in the future elect to treat newly formed subsidiaries, as taxable REIT subsidiaries pursuant to the Internal Revenue Code. Taxable REIT subsidiaries may participate in non-real estate related activities and/or perform non-customary services for tenants and are subject to federal and state income tax at regular corporate tax rates. The Company’s hotels are leased to certain of the Company’s taxable REIT subsidiaries. Lease revenue from these taxable REIT subsidiaries and its wholly-owned subsidiaries is eliminated in consolidation.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments.  Wholly owned subsidiaries generally consist of limited liability companies (LLCs) and limited partnerships (LPs).  The effects of all significant intercompany transactions have been eliminated.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

Consolidated entities

Minto Builders (Florida), Inc.

On October 11, 2005, the Company entered into a joint venture with Minto (Delaware), LLC, or Minto Delaware who owned all of the outstanding equity of Minto Builders (Florida), Inc. (“MB REIT”) prior to October 11, 2005.  Pursuant to the terms of the purchase agreement, the Company purchased 920,000 shares of common stock of MB REIT at a price of $1,276 per share for a total investment of approximately $1,172,000 in MB REIT.  MB REIT is not considered a Variable Interest Entity (“VIE”) as defined in FASB Interpretation No. 46R (Revised 2003): “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51” (“FIN 46(R)”), however the Company has a controlling financial interest in MB REIT, has the direct ability to make major decisions for MB REIT through its voting interests, and holds key management positions in MB REIT.  Therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying consolidated financial statements.

A put/call agreement that was entered into by the Company and MB REIT as a part of the MB REIT transaction on October 11, 2005 grants Minto (Delaware), LLC, referred to herein as MD, certain rights to sell its shares of MB REIT stock back to MB REIT.  The agreement is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“Statement 150”) and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”).  Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings.  This derivative was not designated as a hedge and the change in fair value is recorded in other income (loss) in the accompanying consolidated statements of operations and other comprehensive income.

Utley Residential Company L.P.

On May 18, 2007, the Company’s wholly-owned subsidiary, Inland American Communities Group, Inc. (“Communities”), purchased certain assets of Utley Residential Company L.P. related to the development of conventional and student housing for approximately $23,100, including rights to its existing development projects.  The Company paid $13,100 at closing and $5,000 on June 5, 2008 as a result of Utley presenting $360,000 in developments meeting certain investment criteria.

Consolidated Developments

The Company has ownership interests in three consolidated development joint ventures. Village at Stonebriar, LLC is a retail shopping center development in Plano, Texas, which the Company contributed $20,000 and is entitled to receive a 12% preferred distribution. Stone Creek Crossing, L.P. is a retail shopping center development in San Marcos, Texas, which the Company contributed $25,762 and is entitled to receive an 11% preferred return. Village at Stonebriar, LLC and Stone Creek Crossing, L.P. are considered VIEs  as defined in FIN 46(R), and the Company is considered the primary beneficiary for both joint ventures.  Therefore, these entities are consolidated by the Company and the outside interests are reflected as minority interests in the accompanying consolidated financial statements.

On January 24, 2008, the Company entered into a joint venture, Woodbridge Crossing, L.P., to acquire certain land located in Wylie, Texas and develop a shopping center. As of December 31, 2008, the Company has contributed approximately $19,500 to the venture and is entitled to receive an 11% preferred return. Woodbridge is considered a VIE as defined in FIN 46(R), and the Company is considered the primary beneficiary.  Therefore, this entity is consolidated by the Company and the outside interests are reflected as minority interests in the accompanying consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

Other

The Company has ownership interests of 67% in various LLCs which own nine shopping centers.  These entities are considered VIEs as defined in FIN 46(R), and the Company is considered the primary beneficiary of each LLC.  Therefore, these entities are consolidated by the Company.  The LLC agreements contain put/call provisions which grant the right to the outside owners and the Company to require the LLCs to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in each LLC agreement and are accounted for in accordance with EITF 00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Because the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLCs are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on these liabilities in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

Unconsolidated entities

The entities listed below are owned by us and other unaffiliated parties in joint ventures. Net income, cash flow from operations and capital transactions for these properties are allocated to us and our joint venture partners in accordance with the respective partnership agreements. Except as otherwise noted below, these joint ventures are not considered Variable Interest Entities as defined in FIN 46(R); however, the Company does have significant influence over, but does not control the ventures.  The Company’s partners manage the day-to-day operations of the properties and hold key management positions.  Therefore, these entities are not consolidated by the Company and the equity method of accounting is used to account for these investments. Under the equity method of accounting, the net equity investment of the Company and the Company’s share of net income or loss from the unconsolidated entity are reflected on the consolidated balance sheets and the consolidated statements of operations.  For the year ended December 31, 2008, we recorded a $10,579 impairment on a development joint venture, in addition to the Feldman impairment discussed below.

Joint Venture	Description	Ownership %	Investment at December 31, 2008	Investment at December 31, 2007
Net Lease Strategic Asset Fund L.P. (a)	Diversified portfolio of net lease assets	85%	$201,798	$122,430

Cobalt Industrial REIT II (b)	Industrial portfolio	24%	66,217	51,215

LIP Holdings, LLC (c)	Diversified real estate fund	(c)	185,983	160,375

D.R. Stephens Institutional Fund, LLC (d)	Industrial and R&D assets	90%	76,258	57,974

New Stanley Associates, LLLP (e)	Lodging facility	60%	9,368	9,621

Chapel Hill Hotel Associates, LLC (e)	Courtyard by Marriott lodging facility	49%	9,079	10,394

Marsh Landing Hotel Associates, LLC (e)	Hampton Inn lodging facility	49%	4,934	4,802

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

Joint Venture	Description	Ownership %	Investment at December 31, 2008	Investment at December 31, 2007
Jacksonville Hotel Associates, LLC (e)	Courtyard by Marriott lodging facility	48%	2,322	2,464

Inland CCC Homewood Hotel LLC (f)	Lodging development	83%	4,143	1,846

Feldman Mall Properties, Inc. (g)	Publicly traded shopping center REIT	(g)	-	53,964

Oak Property & Casualty LLC (h)	Insurance Captive	22%	990	885

L-Street Marketplace, LLC (i)	Retail center development	20%	6,171	6,906

Weber/Inland American Lewisville TC, LP	Retail center development	(j)	8,016	-

Concord Debt Holdings, LLC	Real estate loan fund	(k)	67,859	-

Wakefield Capital, LLC	Senior housing portfolio	(l)	97,267	-

Skyport Hotels JV, LLC	Lodging development	(m)	2,105	-

			$742,510	$482,876

(a)

On December 20, 2007, the Company entered into a venture with Net Lease Strategic Assets Fund L.P. and acquired 43 primarily single-tenant net leased assets from Lexington Realty Trust and its subsidiaries.  We contributed approximately $94,328 and $121,900 in 2008 and 2007, respectively, for a total of $216,228 to the venture for the purchase of these properties.  We are entitled to a 9% preferred dividend on our investment.

(b)

On June 29, 2007, the Company entered into the venture to invest up to $149,000 in shares of common beneficial interest. The Company’s investment gives it the right to earn a preferred dividend equal to 9% per annum.

(c)

On June 8, 2007, the Company entered into the venture for the purpose of funding the development and ownership of real estate projects in the office, distribution, retail, healthcare and mixed-use markets.  Under the joint venture agreement, the Company invested $227,000 in exchange for the Class A Participating Preferred Interests which will entitle the Company to a 9.5% preferred dividend.  The Company owns 5% of the common stock and 100% of the preferred.

(d)

On April 27, 2007, the Company entered into the venture to acquire and redevelop or reposition industrial and research and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas.  Under the joint venture agreement the Company is required to invest approximately $90,000 and is entitled to earn a preferred return equal to 8.5% per annum.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

(e)

Through the acquisition of Winston on July 1, 2007, the Company acquired joint venture interests in four hotels.

(f)

On September 20, 2007, the Company entered into a venture agreement for the purpose of developing a 111 room hotel in Homewood, Alabama.

(g)

The Company currently owns 1,283,500 common shares of Feldman Mall Properties, Inc. (“Feldman”) which represent 9.86% of the total outstanding shares at December 31, 2008.  The Company has purchased 2,000,000 shares of series A preferred stock of Feldman Mall Properties, Inc. at a price of $25.00 per share, for a total investment of $50,000.

Under Accounting Principles Board (APB) Opinion No. 18 (“The Equity Method of Accounting for Investments in Common Stock”), the Company evaluates its equity method investments for impairment indicators.  The valuation analysis considers the investment positions in relation to the underlying business and activities of the Company’s investment. The underlying activities of Feldman have continued to report losses and cash-flow deficits that will impact their ability to meet their obligations. In addition, the retail market and its impact to the mall sector significantly deteriorated in the fourth quarter of 2008 and a recovery is not likely in the near term.  Based on the combination of these factors, the Company has concluded that our investment in Feldman has experienced a decline that is believed to be other-than-temporary. Accordingly, the Company has recorded an impairment charge of $46,794 in the fourth quarter of 2008 and a total of $51,419 for the year ended December 31, 2008.  An impairment charge of $10,084 was recorded for the year ended December 31, 2007.  Such impairment charge reduces the carrying value of the investment in Feldman to $0 as of December 31, 2008.

(h)

The Company is a member of a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is owned in equal proportions by the Company and two other related REITs sponsored by the Company’s sponsor, Inland Real Estate Corporation and Inland Western Retail Real Estate Trust, Inc. and serviced by an affiliate of the Business Manager, Inland Risk and Insurance Management Services Inc.  The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  The Company entered into the Insurance Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program.  This entity is considered to be a VIE as defined in FIN 46(R) and the Company is not considered to be the primary beneficiary.  This investment is accounted for utilizing the equity method of accounting.

(i)

On October 16, 2007, the Company entered into a venture agreement to develop a retail center, known as the L Street Marketplace. The total cost of developing the land is expected to be approximately $57,200.  As of December 31, 2008, we had contributed $7,000 to the venture. Operating proceeds will be distributed 80% to 120-L and 20% to us. The Company also is entitled to receive a preferred return equal to 9.0% of our capital contribution, which is paid outside of the joint venture.  This entity is considered to be a VIE as defined in FIN 46(R) and the Company is not considered to be the primary beneficiary.

(j)

On April 3, 2008, the Company entered into a joint venture with Weber/Inland American Lewisville TC, LP to develop a retail center located in Lewisville, Texas.  The Company contributed $10,200 to the venture and is entitled to receive a preferred return equal to 11% per annum on the capital contribution, which is paid outside the joint venture.  This entity is considered to be a VIE as defined in FIN 46(R) and the Company is not considered to be the primary beneficiary.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

(k)

On August 2, 2008, the Company entered into a joint venture with Lex-Win Concord LLC, with the purpose of originating and acquiring real estate securities and real estate related loans.  Under the terms of the joint venture agreement, the Company initially contributed $20,000 to the venture in exchange for preferred membership interests in the venture, with additional contributions, up to $100,000.

(l)

On July 9, 2008, the Company invested $100,000 in Wakefield Capital, LLC in exchange for a Series A Convertible Preferred Membership interest and is entitled to a 10.5% preferred dividend.  Wakefield owns 117 senior living properties containing 7,311 operating units/beds, one medical office building and a research campus totaling 313,204 square feet.

(m)

On July 11, 2008, the Company entered into a joint venture to develop two hotels with approximately 322 rooms in San Jose, California.

Financial Information of Unconsolidated Entities

The Company’s carrying value of its investment in unconsolidated entities differs from its share of the partnership or members equity reported in the combined balance sheet of the unconsolidated entities because the Company’s cost of its investment exceeds the historical net book values of the unconsolidated entities. The Company’s additional basis allocated to depreciable assets is recognized on a straight-line basis over 30 years.

	December 31,
	2008	2007
Balance Sheets:
Assets:
Real estate, net of accumulated depreciation	$2,354,601	$1,438,615
Real estate debt and securities investments	984,158	-
Other assets	481,621	455,879

Total Assets	$3,820,380	$1,894,494

Liabilities and Partners’ and Shareholders’ Equity:

Mortgage debt	$2,210,938	$929,232
Other liabilities	129,360	109,147
Partners’ and shareholders’ equity	1,480,082	856,115

Total Liabilities and Partners’ and Shareholders’ Equity	$3,820,380	$1,894,494

Our share of historical partners’ and shareholders’ equity	$724,197	$475,183
Net excess of cost of investments over the net book value of underlying net assets (net of accumulated depreciation of $775 and $394, respectively)	18,313	7,693

Carrying value of investments in unconsolidated entities	$742,510	$482,876

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

	December 31,
	2008	2007	2006

Statements of Operations:
Revenues	$248,406	$115,518	$65,605

Expenses:
Interest expense and loan cost amortization	$82,381	$31,137	$16,435
Depreciation and amortization	85,279	31,684	17,394
Operating expenses, ground rent and general and administrative expenses	89,283	63,657	40,729
Impairments	67,614	-	-

Total expenses	$324,557	$126,478	$74,558

Net income before gain on sale of real estate	$(76,151)	$(10,960)	$(8,953)
Gain on sale of real estate	-	15,866	29,397

Net income (loss)	$(76,151)	$4,906	$20,444

Our share of:
Net income, net of excess basis depreciation of $381, $394 and $0	$(46,108)	$4,477	$1,903
Depreciation and amortization (real estate related)	$53,761	$6,538	$1,697

Feldman is included in the results of 2006 and 2007, but not in the 2008 results, as the value of the Company’s investment was reduced to $0 during the year ended December 31, 2008.

The unconsolidated entities had total third party debt of $2,210,938 at December 31, 2008 that matures as follows:

2009	164,619
2010	370,360
2011	256,732
2012	246,806
2013	43,126
Thereafter	1,129,295

2,210,938

The debt maturities disclosed in the table above are not recourse to the Company and the Company has no obligation to fund.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

Significant Acquisitions

RLJ Acquisition

On February 8, 2008, the Company consummated the merger among its wholly-owned subsidiary, Inland American Urban Hotels, Inc., and RLJ Urban Lodging Master, LLC and related entities, referred to herein as “RLJ.” RLJ owned twenty-two full and select service lodging properties at the time of the merger. This portfolio includes, among others, four Residence Inn® by Marriott hotels, four Courtyard by Marriott® hotels, four Hilton Garden Inn® hotels and two Embassy Suites® hotels, containing an aggregate of 4,059 rooms.

The transaction valued RLJ at approximately $932,200 which included (i) the purchase of 100% of the outstanding membership interests of RLJ for $466,419; (ii) an acquisition fee paid to the Business Manager of $22,326; (iii) professional fees and other transactional costs of $1,944; (iv) the assumption of $426,654 of mortgages payable; (v) the assumption of $2,481 accounts payable and accrued liabilities; and (vi) interest rate swap breakage and loan fees of $12,376.  The Company also funded $22,723 in working capital and lender escrows.  Goodwill related to the acquisition was $38,170 and was allocated to three of the twenty-two hotels.  Goodwill was tested for impairment under SFAS 142, and an impairment charge of $11,199 was recorded for the year ended December 31, 2008.  At December 31, 2007, the Company had deposited $45,000 in an earnest money deposit that was included in other assets.  The deposit was used to complete the RLJ merger.

The following condensed pro forma financial information is presented as if the acquisition of RLJ had been consummated as of January 1, 2008, for the pro forma year ended December 31, 2008 and January 1, 2007, for the pro forma year ended December 31, 2007. The following condensed pro forma financial information is not necessarily indicative of what actual results of operations of the Company would have been assuming the acquisitions had been consummated at the beginning of January 1, 2008, for the pro forma year ended December 31, 2008 and January 1, 2007, for the pro forma year ended December 31, 2007, nor does it purport to represent the results of operations for future periods.

	Proforma	Proforma
	Year ended	Year ended
	December 31, 2008 (unaudited)	December 31, 2007 (unaudited)

Total income	$1,066,367	$657,311

Net income (loss)	$(356,883)	$43,045

Net income available to common shareholders per common share	$(.53)	$.11

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Investments in properties	$888,062

Goodwill	$38,170

Other assets	$5,968

Total assets acquired	$932,200

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

Debt	$426,654

Other liabilities	$2,481

Net assets acquired	$503,065

Woodlands Acquisition

On November 21, 2007, the Company acquired the Woodlands Waterway Marriott Hotel in Houston, Texas for approximately $137,000.  As a result of the acquisition, goodwill was recorded in the amount of $7,466.  Per SFAS 142, goodwill was tested for impairment at December 31, 2008.  No impairment was necessary as of December 31, 2008 or 2007.

Apple Acquisition

On October 5, 2007, the Company consummated the merger among its wholly-owned subsidiary, Inland American Orchard Hotels, Inc. (“Acquisition Sub”), and Apple Hospitality Five, Inc., referred to herein as “Apple.” Apple, was a public, non-listed real estate investment trust headquartered in Richmond, Virginia, which owned upscale, extended-stay and select-service lodging properties and other limited-service lodging properties.  At the time of the merger Apple owned twenty-seven hotels, including eleven Residence Inn by Marriott hotels, nine Courtyard by Marriott hotels, one SpringHill Suites by Marriott hotel, four Homewood Suites by Hilton hotels and two Hilton Garden Inn hotels. The hotels are located in fourteen states and, in aggregate, consist of 3,439 rooms.

Pursuant to the merger agreement, Apple merged with and into Acquisition Sub, with Acquisition Sub continuing as the surviving entity of the merger, and each share of common stock of Acquisition Sub was converted into one share of common stock of the surviving entity of the merger.  Additionally, each issued and outstanding unit of Apple, equal to a share of Apple’s common stock and a share of Series A preferred stock (together, a “Unit”), and share of Apple Series B convertible preferred stock, on an as-converted basis, other than any dissenting shares, was converted into, and cancelled in exchange for $14.05 in cash.  Each option to purchase the Units was converted into, and cancelled in exchange for, a cash payment equal to the product of: (1) number of Units subject to the option and (2) the difference between $14.05 and the exercise price set forth in the option.  The total merger consideration was approximately $678,000.

The transaction valued Apple at approximately $699,345 which included (i) the purchase of 100% of the outstanding shares of common stock, Units and options for $14.05 per share or approximately $678,000, (ii) an acquisition fee to the Business Manager of $16,940, of which $2,000 was paid in shares of company common stock, (iii) professional fees and other transactional costs of $1,534, and (iv) the assumption of $3,272 of accounts payable and accrued liabilities.

The following condensed pro forma financial information is presented as if the acquisition of Apple had been consummated as of January 1, 2006, for the pro forma year ended December 31, 2006 and January 1, 2007 for the pro  forma year ended December 31, 2007. The following condensed pro forma financial information is not necessarily indicative of what actual results of operations of the Company would have been assuming the acquisitions had been consummated at the beginning of January 1, 2006, for the pro forma year ended December 31, 2006 and January 1, 2007 for the pro forma year ended December 31, 2007, nor does it purport to represent the results of operations for future periods.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

	Proforma	Proforma
	Year ended	Year ended
	December 31, 2007	December 31, 2006
	(unaudited)	(unaudited)

Total income	$568,060	$233,741

Net income (loss)	$52,090	$(5,841)

Net income (loss) available to common shareholders per common share	$.13	$(.09)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Investment properties	$607,907
Cash	78,898
Other assets	12,540

Total assets acquired	$699,345

Other liabilities	3,272

Net assets acquired	$696,073

Winston Acquisition

On July 1, 2007, the Company completed a merger with Winston Hotels, Inc., referred to herein as “Winston,” in which the Company purchased 100% of the outstanding shares of common stock and Series B preferred stock of Winston.  The transaction valued Winston at approximately $841,817, which included (i) the purchase of 100% of the outstanding shares of common stock of Winston  for $15.00 per share or $441,200, (ii) the purchase of the Series B preferred stock of Winston at $25.38 per share in cash, plus the accrued and unpaid dividends for $95,200, (iii) the purchase of 100 units of partnership interest in WINN Limited Partnership, the operating partnership of Winston for $19,500, (iv) an acquisition fee to the Business Manager of $19,793, of which $4,500 was paid in shares of the Company’s common stock, (v) a $20,000 merger termination fee and reimbursement of expenses to Och-Ziff (vi) professional fees and other transactional costs of $2,307, (vii) the assumption of $209,952 of Winston’s outstanding debt and (viii) the assumption of $33,865 of accounts payable and accrued liabilities.

The following condensed pro forma financial information is presented as if the acquisition of Winston had been consummated as of January 1, 2006, for the pro forma year ended December 31, 2006 and January 1, 2007 for the pro forma year ended December 31, 2007.  The following condensed pro forma financial information is not necessarily indicative of what actual results of operations of the Company would have been assuming the acquisition had been consummated at the beginning of January 1, 2006, for the pro forma year ended December 31, 2006 and January 1, 2007 for the pro forma year ended December 31, 2007, nor does it purport to represent the results of operations for future periods.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

	Proforma	Proforma
	Year ended	Year ended
	December 31,	December 31,
	2007 (1)	2006
	(unaudited)	(unaudited)
Total income	$574,158	$289,085

Net income (loss) (1)	$49,407	$10,022

Net income (loss) available to common shareholders per common share	$.12	$.15

(1)

The proforma net income for the year ended December 31, 2007 includes certain historical Winston expenses related to non-recurring expenses of $3,882 for an extinguishment of debt, $5,322 for a loss on sale of note receivable and $10,793 of merger-related general and administrative expenses, which result in an effect of approximately $(.05) per share.  The proforma net income for the year ended December 31, 2006 includes non-recurring expenses of $3,961 for an extinguishment of debt, which results in an effect of approximately $(.06) per share.

The Company’s wholly owned indirect subsidiary, Inland American Winston Hotels, Inc., is the surviving entity of this merger.  A holding company, Inland American Lodging Group, Inc., owns 100% of the stock of the lodging subsidiary, including the 100 partnership units of WINN.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Investment Properties	$702,601
Cash	$65,978
Other assets	74,558

Total assets acquired	$843,137

Mortgages and Notes	209,952
Other liabilities	33,865

Total liabilities assumed	$243,817

Minority interest	1,320

Net assets acquired	$598,000

 (2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

Revenue Recognition

The Company commences revenue recognition on its leases based on a number of factors.  In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset.  Generally, this occurs on the lease commencement date.  The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins.  If the Company is the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete.  If the Company concludes it is not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives which reduces revenue recognized over the term of the lease.  In these circumstances, the Company begins revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct their own improvements.  The Company considers a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes.  These factors include:

•

whether the lease stipulates how and on what a tenant improvement allowance may be spent;

•

whether the tenant or landlord retains legal title to the improvements;

•

the uniqueness of the improvements;

•

the expected economic life of the tenant improvements relative to the length of the lease; and

•

who constructs or directs the construction of the improvements.

The determination of who owns the tenant improvements, for accounting purposes, is subject to significant judgment.  In making that determination, the Company considers all of the above factors.  No one factor, however, necessarily establishes its determination.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

Revenue for lodging facilities is recognized when the services are provided. Additionally, the Company collects sales, use, occupancy and similar taxes at its lodging facilities which it presents on a net basis (excluded from revenues) on our consolidated statements of operations.

The Company records lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, the tenant is no longer occupying the property and amounts due are considered collectible.

Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition in Financial Statements, determined that a lessor should defer recognition of contingent rental income (i.e. percentage/excess rent) until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved.  The Company records percentage rental revenue in accordance with SAB 101.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

Consolidation

The Company considers FASB Interpretation No. 46(R) (Revised 2003): “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51” (“FIN 46(R)”), EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” and SOP 78-9: “Accounting for Investments in Real Estate Ventures,” to determine the method of accounting for each of its partially-owned entities.  In instances where the Company determines that a joint venture is not a VIE, the Company first considers EITF 04-05.  The assessment of whether the rights of the limited partners should overcome the presumption of control by the general partner is a matter of judgment that depends on facts and circumstances. If the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights, the general partner does not control the limited partnership and as such overcome the presumption of control by the general partner and consolidation by the general partner.

Reclassifications

Certain reclassifications have been made to the 2007 and 2006 financial statements to conform to the 2008 presentations.  In the opinion of management, all adjustments (consisting only of normal recurring adjustments, except as otherwise noted) necessary for a fair presentation of the financial statements have been made.

Capitalization and Depreciation

Real estate acquisitions are recorded at cost less accumulated depreciation.  Ordinary repairs and maintenance are expensed as incurred.

Depreciation expense is computed using the straight line method.  Building and other improvements are depreciated based upon estimated useful lives of 30 years for building and improvements and 5-15 years for furniture, fixtures and equipment and site improvements.

Tenant improvements are amortized on a straight line basis over the life of the related lease as a component of depreciation and amortization expense.

Leasing fees are amortized on a straight-line basis over the life of the related lease as a component of depreciation and amortization.

Loan fees are amortized on a straight-line basis, which approximates the effective interest method, over the life of the related loans as a component of interest expense.

Direct and indirect costs that are clearly related to the construction and improvements of investment properties are capitalized under the guidelines of Statement of Financial Accounting Standards (“SFAS’) 67: “Accounting for Costs and Initial Rental Operations and Real Estate Projects.”  Costs incurred for property taxes and insurance are capitalized during periods in which activities necessary to get the property ready for its intended use are in progress.  Interest costs determined under guidelines of SFAS 34: “Capitalization of Interest Costs” (SFAS 34), are also capitalized during such periods.  Additionally, pursuant to SFAS 58: “Capitalization of Interest Cost in Financial Statements That Include Investments Accounted for by the Equity Method,” the Company treats investments accounted for by the equity method as assets qualifying for interest capitalization provided (1) the investee has activities in progress necessary to commence its planned principal operations and (2) the investee’s activities include the use of such funds to acquire qualifying assets under SFAS 34.

Impairment

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

In accordance with Statement of Financial Accounting Standards (“SFAS”) 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), the Company assesses the carrying values of our respective long-lived assets, whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be fully recoverable. Recoverability of the assets is measured by comparison of the carrying amount of the asset to the estimated future undiscounted cash flows. In order to review its assets for recoverability, the Company considers current market conditions, as well as its intent with respect to holding or disposing of the asset. Fair value is determined through various valuation techniques; including discounted cash flow models, quoted market values and third party appraisals, where considered necessary. If the Company’s analysis indicates that the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, the Company recognizes an impairment charge for the amount by which the carrying value exceeds the current estimated fair value of the real estate property.

The Company estimates the future undiscounted cash flows based on management’s intent as follows: (i) for real estate properties that the Company intends to hold long-term, including land held for development, properties currently under development and operating buildings, recoverability is assessed based on the estimated future net rental income from operating the property; (ii) for real estate properties that the Company intends to sell, including land parcels, properties currently under development and operating buildings, recoverability is assessed based on estimated proceeds from disposition that are estimated based on future net rental income of the property and expected market capitalization rates; and (iii) for costs incurred related to the potential acquisition or development of a real estate property, recoverability is assessed based on the probability that the acquisition or development is likely to occur as of the measurement date.

The use of projected future cash flows is based on assumptions that are consistent with our estimates of future expectations and the strategic plan the Company uses to manage its underlying business. However assumptions and estimates about future cash flows, discount rates and capitalization rates are complex and subjective. Changes in economic and operating conditions and the Company’s ultimate investment intent that occur subsequent to the impairment analyses could impact these assumptions and result in future impairment charges of the real estate properties.

During the year ended December 31, 2008, the Company determined that one development was impaired and recorded a $20,000 impairment.  Additionally, the Company recorded an impairment charge of $13,809 in relation to the sale of a property.  The impairments are included in provision for asset impairment on the consolidated statements of operations and other comprehensive income.

Derivative Instruments

In the normal course of business, the Company is exposed to the effect of interest rate changes. The Company limits these risks by following established risk management policies and procedures including the use of derivatives to hedge interest rate risk on debt instruments.

The Company has a policy of only entering into contracts with established financial institutions based upon their credit ratings and other factors. When viewed in conjunction with the underlying and offsetting exposure that the derivatives are designed to hedge, the Company has not sustained a material loss from those instruments nor does it anticipate any material adverse effect on its net income or financial position in the future from the use of derivatives.

The Company accounts for its derivative instruments in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” and its amendments (SFAS Nos. 137/138/149), which requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either shareholders’ equity or net income depending on whether the derivative instruments qualify as a hedge for accounting purposes and, if so, the nature of the hedging activity. When the terms of an underlying transaction are modified, or when the underlying transaction is terminated or completed, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income each period until the instrument matures. Any derivative instrument used for risk management that does not meet the hedging criteria

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

of SFAS No. 133 is marked-to-market each period. The Company does not use derivatives for trading or speculative purposes.

Marketable Securities

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.  All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at December 31, 2008 and December 31, 2007 consists of common stock investments that are all classified as available-for-sale securities and are recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. In accordance with Statement of Financial Accounting Standards No. 115 “Accounting for Certain Investments in Debt and Equity Securities,”  when a security is impaired, the Company considers whether it has the ability and intent to hold the investment for a time sufficient to allow for any anticipated recovery in market value and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to period end and forecasted performance of the investee.  For the years ended December 31, 2008, 2007 and 2006, the Company recorded $246,164, $21,746 and $0, respectively, in other than temporary impairments.

Notes Receivable

Notes receivable are considered for impairment in accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan.”  Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect on all principal and interest contractually due.  The impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate.  The Company does not accrue interest when a note is considered impaired.  When ultimate collectibility of the principal balance of the impaired note is in doubt, all cash receipts on the impaired note are applied to reduce the principal amount of the note until the principal has been recovered and are recognized as interest income thereafter.  No provisions for impairment were recorded at December 31, 2008 and December 31, 2007.

Acquisition of Real Estate Properties and Real Estate Businesses

The Company accounts for the acquisition of properties using the Statement of Financial Accounting Standard, No. 141 “Business Combinations,” or SFAS No. 141, and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” or SFAS No. 142, resulting in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the years ended December 31, 2008, 2007 and 2006. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $2,777, $2,373 and $574 was applied as a reduction to rental income for the years ended December 31, 2008, 2007 and 2006, respectively.  Amortization pertaining to the below market lease costs of $5,185, $2,674 and $977 was applied as an increase to rental income for the years ended December 31, 2008, 2007 and 2006, respectively.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

of $68,444, $50,394 and $13,029 for the years ended December 31, 2008, 2007 and 2006, respectively.  The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.  As of December 31, 2008, no amount has been allocated to customer relationship value.

Acquisitions of businesses are accounted for using purchase accounting as required by SFAS No. 141. The assets and liabilities of the acquired entities are recorded by the Company using the fair value at the date of the transaction and allocated to tangible and intangible assets acquired and liabilities assumed.  Any additional amounts are allocated to goodwill as required, based on the remaining purchase price in excess of the fair value of the tangible and intangible assets acquired and liabilities assumed. The Company amortizes identified intangible assets that are determined to have finite lives over the period which the assets are expected to contribute directly or indirectly to the future cash flows of the business acquired. Intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized if the carrying amount of an intangible asset, including the related real estate when appropriate, is not recoverable and the carrying amount exceeds the estimated fair value.  Investments in lodging facilities are stated at acquisition cost and allocated to land, property and equipment, identifiable intangible assets and assumed debt and other liabilities at fair value. Any remaining unallocated acquisition costs would be treated as goodwill. Property and equipment are recorded at fair value based on current replacement cost for similar capacity and allocated to buildings, improvements, furniture, fixtures and equipment using appraisals and valuations performed by management and independent third parties.  The operating results of each of the consolidated acquired hotels are included in our statement of operations from the date acquired.

The following table summarizes the Company’s identified intangible assets, intangible liabilities and goodwill as of December 31, 2008 and December 31, 2007.

	Balance as of December 31, 2008	Balance as of December 31 ,2007
Intangible assets:
Acquired in-place lease	$447,740	$402,999
Acquired above market lease	15,687	15,603
Acquired below market ground lease	8,825	-
Advance bookings	5,782	-
Accumulated amortization	(128,962)	(66,496)
Net intangible assets	349,072	352,106
Goodwill	34,437	-

Total intangible assets	$383,509	$352,106

Intangible liabilities:
Acquired below market lease	$44,354	$44,225
Acquired above market ground lease	5,581	-
Other intangible liabilities	258	-
Accumulated amortization	(6,471)	(3,669)

Net intangible liabilities	$43,722	$40,556

The following table presents the amortization during the next five years related to intangible assets and liabilities for properties owned at December 31, 2008.

	2009	2010	2011	2012	2013	Thereafter	Total
Amortization of:
Acquired above
market lease costs	$(2,042)	(1,900)	(1,574)	(995)	(830)	(3,044)	(10,385)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

Acquired below
market lease costs	$2,871	2,804	2,711	2,501	2,302	24,878	38,067

Net rental income
Increase	$829	904	1,137	1,506	1,472	21,834	27,682

Acquired in-place lease
Intangibles	$59,422	47,615	42,116	38,713	32,772	105,653	326,291

Advance bookings	$1,927	1,817	51	-	-	-	3,795

Acquired below
market ground lease	$(228)	(228)	(228)	(228)	(228)	(7,461)	(8,601)

Acquired above
market ground lease	$191	191	191	187	140	4,756	5,656

Goodwill

Goodwill represents the excess of the purchase price over the fair value of net tangible and intangible assets acquired in a business combination. In accordance with SFAS 142 “Goodwill and other Intangible Assets” (“SFAS 142”), the Company performs an annual impairment test for goodwill at the reporting unit level. The annual review is performed during the fourth quarter for the reporting units in its lodging segment. Additionally, the Company will evaluate the recoverability of goodwill whenever events or changes in circumstances indicate that the carrying amounts of goodwill may not be fully recoverable.

Generally, we use a net asset value analyses to estimate the fair value of the reporting unit where the goodwill is allocated. We estimate the current fair value of the assets and liabilities in the reporting unit through various valuation techniques; including discounted cash flow models, applying a capitalization rate to estimated net operating income of a property, quoted market values and third-party appraisals, as considered necessary. The fair value of the reporting unit also includes an enterprise value that we estimate a third party would be willing to pay for the particular reporting unit. The fair value of the reporting unit is then compared with the corresponding book value, including goodwill, to determine whether there is a potential impairment of the goodwill. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss shall be recognized in an amount equal to that excess.

The use of projected future cash flows is based on assumptions that are consistent with our estimates of future expectations and the strategic plan we use to manage our underlying business. However assumptions and estimates about future cash flows, discount rates and capitalization rates are complex and subjective. Changes in economic and operating conditions that occur subsequent to our impairment analyses could impact these assumptions and result in future impairment charges of our goodwill.

For the year ended December 31, 2008, the Company recorded an impairment charge of $11,199 of its goodwill as a result of the effect of the slowdown in the economy and its impact on the property.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

Cash and Cash Equivalents

The Company considers all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents. The Company maintains its cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions’ non-performance.

Restricted Cash and Escrows

Restricted escrows primarily consist of cash held in escrow comprised of lenders’ restricted escrows of $23,518 and $5,228, earnout escrows of $4,406 and $11,020, and lodging furniture, fixtures and equipment reserves of $37,941 and $8,217 as of December 31, 2008 and December 31, 2007, respectively.  Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain space has become leased and occupied.

Restricted cash and offsetting liability consist of funds received from investors that have not been executed to purchase shares and funds contributed by sellers held by third party escrow agents pertaining to master leases, tenant improvements and other closing items.

Fair Value of Financial Instruments

The carrying value of the Company’s mortgages payable at December 31, 2008 was $4,405,558 and the estimated fair value was $4,268,709.  As of December 31, 2007, the carrying value of the Company’s mortgages payable was $2,959,480 and the estimated fair value was $2,895,525.  The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The estimated fair value of the Company’s notes receivable was $478,561 and $280,137 as of December 31, 2008 and December 31, 2007, respectively.  The Company estimates the fair value of its notes receivable by discounting the future cash flows of each instrument at rates currently available to the Company for similar instruments.  The carrying amount of the Company’s other financial instruments, including margins payable, approximate fair value because of the relatively short maturity of these instruments.

Income Taxes

The Company accounts for income taxes in accordance with SFAS 109 “Accounting for Income Taxes.”  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109.” FIN 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. This Interpretation only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. The Company adopted FIN 48 as required

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

effective January 1, 2007. The adoption of FIN 48 did not have a material impact on its consolidated financial position, results of operations or cash flows.  All of the Company’s tax years are subject to examination by tax jurisdictions.

 (3)  Transactions with Related Parties

The following table summarizes the Company’s related party transactions for the years ended December 31, 2008, 2007 and 2006.

		For the years ended
		December 31, 2008	December 31, 2007	December 31, 2006
General and administrative:
General and administrative reimbursement	(b)	7,020	2,812	1,977
Loan servicing	(c)	343	169	55
Affiliate share purchase discounts	(i)	126	1,311	200
Investment advisor fee	(h)	2,162	2,120	2,086
Total general and administrative to related parties		9,651	6,412	4,318

Property management fees	(g)	20,553	15,128	4,850
Business manager fee	(e)	18,500	9,000	2,400
Acquisition reimbursements capitalized	(b)	1,370	2,536	1,639
Acquisition fees	(f)	22,326	37,060	0
Loan placement fees	(d)	1,798	2,739	2,191
Offering costs	(a)	232,090	371,165	149,937

(a)

The Business Manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the Business Manager and its related parties relating to the offerings.  In addition, a related party of the Business Manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings.  Such costs are offset against the stockholders’ equity accounts.  A total of $693 and $3,856 was unpaid as of December 31, 2008 and December 31, 2007, respectively, and is included in the offering costs described above.

(b)

The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company’s administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  A total of $2,401 and $1,350 remained unpaid as of December 31, 2008 and December 31, 2007, respectively.

(c)

A related party of the Business Manager provides loan servicing to the Company for an annual fee.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.  Effective May 1, 2007, the agreement allows for fees totaling 225 dollars per month, per loan for the Company and 200 dollars per month, per loan for MB REIT.

(d)

The Company pays a related party of the Business Manager 0.2% of the principal amount of each loan placed for the Company.  Such costs are capitalized as loan fees and amortized over the respective loan term.

(e)

After the Company’s stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” the Company will pay its Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The Company will pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate.  This fee terminates if the Company acquires the Business Manager.  Separate and distinct from any business management fee, the Company also will reimburse the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers of the Company or as an executive officer of the Business Manager.  For any year in which the Company qualifies as a REIT, its Business Manager must reimburse it for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: 2% of the average invested assets for that fiscal year; or 25% of net income for that fiscal year, subject to certain adjustments described herein.  For these  purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  For the years ended December 31, 2008, 2007 and 2006, average invested assets were $8,445,009, $4,587,822 and $1,479,278 and operating expenses, as defined, were $45,860, $24,553 and $8,545 or .54%, .54% and .58%, respectively, of average invested assets.  The Company incurred fees of $18,500, $9,000 and $2,400 for the years ended December 31, 2008, 2007 and 2006, respectively, of which none remained unpaid as of December 31, 2008 and December 31, 2007, respectively.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $18,500, $9,000 and $2,400 paid for the years ended December 31, 2008, 2007 and 2006.

(f)

The Company pays the Business Manager a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company.  Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property.  The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest and is capitalized as part of the purchase price of the company.  The Company incurred fees of $22,326, $37,060 and $0 for the years ended December 31, 2008, 2007 and 2006, of which $0 remained unpaid as of December 31, 2008 and December 31, 2007.

(g)

The property manager, an entity owned principally by individuals who are related parties of the Business Manager, is entitled to receive property management fees up to 4.5% of gross operating income (as defined), for management and leasing services.  Of the $20,553 paid for the year ended December 31, 2008, $800 was capitalized for certain services provided by the leasing department and is included in deferred costs, net on the consolidated balance sheet.  Of the $14,328 and $4,850 paid for the years ended December 31, 2007 and 2006, $800 and $0 was capitalized, respectively.  In addition, the property manager is entitled to receive an oversight fee of 1% of gross operating income (as defined) in operating companies purchased by the Company.

(h)

The Company pays a related party of the Business Manager to purchase and monitor its investment in marketable securities.  The Company incurred expenses totaling $2,162, $2,120 and $2,086 during the years ended December 31, 2008, 2007 and 2006, respectively, of which $197 and $340 remained unpaid as of December 31, 2008 and December 31, 2007, respectively.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

(i)

The Company established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  The Company sold 142,396, 2,078,364 and 310,075 shares to related parties and recognized an expense related to these discounts of $126, $1,311 and $200 for the years ended December 31, 2008, 2007 and 2006, respectively.

As of December 31, 2008, the Company had deposited $25,151 in Inland Bank and Trust, a subsidiary of Inland Bancorp, Inc., an affiliate of The Inland Real Estate Group, Inc.

 (4)  Notes Receivable

The Company’s notes receivable balance was $480,774 and $281,221 as of December 31, 2008 and December 31, 2007, respectively, and consisted of installment notes from unrelated parties that mature on various dates through July 2012 and installment notes assumed in the Winston acquisition.  The notes are secured by mortgages on vacant land, shopping centers and hotel properties and are guaranteed by the owners.  Interest only is due each month at rates ranging from 3.26% to 10.09% per annum.  For the years ended December 31, 2008, 2007 and 2006, the Company recorded interest income from notes receivable of $27,614, $18,423 and $1,323, respectively, which is included in the interest and dividend income on the consolidated statement of operations.

One of the Company’s mortgage note receivable with an outstanding balance of $45,000 was placed in default in the third quarter of 2008 and is currently on non-accrual status.  No impairment was recognized because the fair value of the collateral is in excess of the outstanding note receivable balance. The Company did not recognize any interest income on this note receivable subsequent to June 30, 2008.

 (5)  Investment in Marketable Securities

Investment in securities of $229,149 at December 31, 2008 consists of preferred and common stock investments in other REITs which are classified as available-for-sale securities and recorded at fair value.

Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of accumulated other comprehensive income until realized.  Of the investment securities held on December 31, 2008, the Company has accumulated other comprehensive gain of $2,633 which includes gross unrealized losses of $727.  All such unrealized losses on investments have been in an unrealized loss position for less than twelve months and such investments have a related fair value of $8,119 as of December 31, 2008.

Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.  During the years ended December 31, 2008, 2007 and 2006, the Company realized gains (losses) of $(15,941), $19,280 and $4,096, respectively, on the sale of shares. The Company’s policy for assessing recoverability of its available-for-sale securities is to record a charge against net earnings when the Company determines that a decline in the fair value of a security drops below the cost basis and believes that decline to be other-than-temporary.  During the year ended December 31, 2008, the Company recorded a write-down of $246,164 compared to $21,746 for the year ended December 31, 2007 for other-than-temporary declines on certain available-for-sale securities, which is included as a component of realized gain (loss) and impairment on securities, net on the consolidated statement of operations.  The Company’s securities and the overall REIT market experienced significant declines in the third and fourth quarters of 2008, which increased the duration and magnitude of the Company’s unrealized losses.  The overall challenges in the economic environment, including near term prospects of the Company’s securities makes a recovery period difficult to project.  Although the Company has the ability to hold these securities until potential recovery, the Company believes certain of the losses for these securities are other than temporary.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

Dividend income is recognized when earned. During the years ended December 31, 2008, 2007 and 2006, dividend income of $30,943, $22,742 and $6,309, respectively, was recognized and is included in interest and dividend income on the consolidated statement of operations.

The Company has purchased a portion of its investment securities through a margin account. As of December 31, 2008 and 2007, the Company has recorded a payable of $38,346 and $73,459, respectively, for securities purchased on margin. This debt bears a variable interest rate of the London InterBank Offered Rate (“LIBOR”) plus 50 basis points. At December 31, 2008, this rate was 1.777%. Interest expense in the amount of $3,776, $5,479 and $2,395 was recognized in interest expense on the consolidated statement of operations for the years ended December 31, 2008, 2007 and 2006, respectively.

(6)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following his or her becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the years ended December 31, 2008, 2007 and 2006, the Company issued 3,000, 5,500 and 17,500 options to its independent directors.  As of December 31, 2008, 2007 and 2006, there were a total of 26,000, 23,000 and 17,500 options issued, of which none had been exercised or expired. The per share weighted average fair value of options granted was $0.47 on the date of the grant using the Black Scholes option-pricing model.  During the years ended December 31, 2008, 2007 and 2006, the Company recorded $2, $4 and $4 of expense related to stock options.

 (7) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The amount of such payments received for the years ended December 31, 2008, 2007 and 2006 was $484, $576 and $245, respectively.

Operating Leases

Minimum lease payments to be received under operating leases, excluding multi-family and lodging properties and rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

Minimum Lease
Payments
2009	403,048
2010	392,168
2011	372,920
2012	346,997
Thereafter	2,239,084
Total	$3,754,217

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

The remaining lease terms range from one year to 37 years.  The majority of the revenue from the Company’s properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the Company for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the Consolidated Statements of Operations.  Under leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the Consolidated Statements of Operations.

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties which expire in various years from 2020 to 2084.  Ground lease rent is recorded on a straight-line basis over the term of each lease.  For the years ended December 31, 2008, 2007 and 2006, ground lease rent was $1,729, $926 and $245, respectively.  Minimum future rental payments to be paid under the ground leases are as follows:

Minimum Lease
Payments
2009	990
2010	998
2011	1,002
2012	1,016
Thereafter	52,355
Total	$56,361

(8) Mortgages, Notes and Margins Payable

During the year ended December 31, 2008, the following debt transactions occurred:

Balance at December 31, 2007	$3,028,647
Mortgage and note payable additions	1,021,844
Financings assumed through acquisitions	574,077
Margin payable payoffs, net	(35,113)
Payoff of mortgage debt	(146,467)
Scheduled principal amortization payments	(3,375)
Mortgage premium and discounts, net	(1,616)
Balance at December 31, 2008	4,437,997

Mortgage loans outstanding as of December 31, 2008 were $4,405,558 and had a weighted average interest rate of 4.97%.  As of December 31, 2008, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through April 2037.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

	As of December 31, 2008	Weighted average interest rate

2009	$627,187	3.85%
2010	$485,479	4.14%
2011	$343,978	3.85%
2012	$90,031	4.92%
2013	$766,821	4.84%
Thereafter	$2,092,062	5.74%

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations.  As of December 31, 2008, the Company was in compliance with such covenants.  In 2009, the Company will be required to pay down $3.6 million of debt related to certain loans which the debt service ratios were below a specified threshold.

During the year ended December 31, 2007, based on language related to material adverse change in the market contained in certain of our blind rate lock agreements, lenders did not honor outstanding rate lock agreements we had with them on future unidentified property acquisitions.  Due to these circumstances, the Company expensed approximately $5,000 dollars in rate lock deposits and breakage fees.  These costs are included in interest expense in the consolidated statement of operations for the year ended December 31, 2007.  During the year ended December 31, 2008, the Company had $4,525 of rate lock deposits terminate, which was recorded in interest expense in the consolidated statement of operations.

The Company has purchased a portion of its securities through margin accounts.  As of December 31, 2008, the Company has recorded a payable of $38,346 for securities purchased on margin.  This debt bears a variable interest rate of LIBOR plus 50 basis points.  At December 31, 2008, this rate was equal to 1.777%.

(9) Derivatives

As of December 31, 2008, in connection with seven mortgages payable that have variable interest rates, the Company has entered into interest rate swap or cap agreements, with a notional value of $379,819, that converted the variable-rate debt to fixed-rate debt.  The interest rate swaps and cap were considered effective as of December 31, 2008.  The fair value of our swaps decreased $9,054 during the year ended December 31, 2008 and is reflected in other comprehensive income (loss) on the consolidated statements of operations and other comprehensive income.

The following table summarizes interest rate swap and cap contracts outstanding as of December 31, 2008:

Date Entered	Effective Date	End Date	Pay Fixed Rate	Receive Floating Rate Index	Notional Amount	Fair Value of December 31, 2008 (1)

November 16,2007	November 20, 2007	April 1, 2011	4.45%	1 month LIBOR	24,425	(1,691)
February 6, 2008	February 6, 2008	January 29, 2010	4.39%	1 month LIBOR	200,000	(3,705)
March 28, 2008	March 28, 2008	March 27, 2013	3.32%	1 month LIBOR	33,062	(1,925)
March 28, 2008	March 28, 2008	March 31, 2011	2.81%	1 month LIBOR	50,000	(1,660)
March 28, 2008	March 28, 2008	March 27, 2010	2.40%	1 month LIBOR	35,450	(634)
December 12, 2008	January 1, 2009	December 12, 2011	(2)	(2)	20,245	21
December 23, 2008	January 5, 2009	December 22, 2011	1.86%	1 month LIBOR	16,637	(159)

					379,819	(9,753)

(1) The fair value was determined by a discounted cash flow model based on changes in interest rates.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

(2) Interest rate cap at 4.75%.

In December 2007, the Company had entered into interest rate swap agreements, with a notional value of $305,593, that converted the variable-rate debt to fixed. The interest rate swaps were not considered effective as of December 31, 2007 and we recorded a loss and related liability of $1,464 for the year ended December 31, 2007.  Such loss is included in interest expense on the consolidated statement of operations and the liability is included in other liabilities on the consolidated balance sheet.  The Company designated these two swaps for hedge accounting in 2008 and recorded $242 of ineffectiveness during the year ended December 31, 2008.  This amount is included in interest expense on the consolidated statement of operations.

 (10) Income Taxes

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2005.  Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax on taxable income that is distributed to stockholders.  A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distributes at least 90% of its REIT taxable income (subject to certain adjustments) to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, without the benefit of certain relief provisions, the Company will be subject to federal and state income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income, property or net worth and federal income and excise taxes on its undistributed income.

In 2007, we formed the following wholly-owned taxable REIT subsidiaries in connection with the acquisition of the lodging portfolios and student housing: Barclay Holdings, Inc., Inland American Holding TRS, Inc., and Inland American Communities Third Party, Inc.  In 2008, the Company formed Inland American Lodging Garden Grove Harbor TRS, LLC in connection with an addition to the lodging portfolio.  Taxable income from non-REIT activities managed through these taxable REIT subsidiaries is subject to federal, state, and local income taxes.  As such, the Company’s taxable REIT subsidiaries are required to pay income taxes at the applicable rates.

Taxable REIT Subsidiaries

The components of income tax expense of the Company’s taxable REIT subsidiaries for the year ended December 31:

	2008			2007
	Federal	State	Total	Federal	State	Total
Current	$3,216	$306	$3,522	$409	$113	$522
Deferred	601	58	659	404	40	444

Total income tax expense	$3,817	$364	$4,181	$813	$153	$966

The actual income tax expense of the Company’s taxable REIT subsidiaries for the year ended December 31, 2008 differs from the “expected” income tax expense (computed by applying the appropriate U.S. Federal income tax rate to earnings before income taxes) as a result of the following:

Computed “expected” income tax expense	$3,941
State income taxes, net Federal income tax effect	240
$4,181

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

The components of the deferred tax assets relating to the Company’s taxable REIT subsidiaries at December 31, were as follows:

	2008	2007
Net operating loss - Barclay Holding, Inc.	$4,429	$4,689
Net operating loss - Inland American Holding TRS, Inc.	-	115
Lease acquisition costs - Barclay Holding, Inc.	2,511	3,138
Depreciation expense – Barclay Holding, Inc.	313	-

Total deferred tax assets	7,253	7,942

Less: Valuation allowance	(4,275)	(4,390)

Net realizable deferred tax asset	$2,978	$3,552

The Company estimated its tax expense relating to the taxable REIT subsidiaries using a combined federal and state rate of 38%. As of the year ended 2008 the Company’s taxable REIT subsidiaries had a deferred tax asset of $2,978, primarily due to past years’ tax net operating losses. These federal net operating loss carryforwards amounting to $2,795, $7,725, and $1,355 will expire in 2023, 2024 and 2025, respectively, if not utilized by then.

Deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based on consideration of available evidence, including future reversal of existing taxable temporary difference, future projected taxable income, and tax planning strategies.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has considered various factors, including future reversals of existing taxable temporary differences,  projected future taxable income and tax-planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $7,984 prior to the expiration of the federal net operating loss carryforwards. Taxable income for the year ended December 31, 2008 was $9,458. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowance of $4,275 at December 31, 2008. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

Texas Margin Tax

In 2006, the State of Texas enacted new tax legislation.  This legislation restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax.  As such, the Company has recorded income tax expense of $1,433, $810 and $1,393 for the years ended December 31, 2008, 2007 and 2006, respectively and has recorded a net deferred tax liability related to temporary differences of $1,385 and $1,506 for the years ended December 31, 2008 and 2007, respectively.

Income tax expense for the years ended December 31, 2008, 2007 and 2006 consists of the following:

	2008	2007	2006
Current	$1,554	$697	$-
Deferred	(121)	113	1,393

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

Total income tax expense	$1,433	$810	$1,393

The temporary differences that give rise to the net deferred tax liability at December 31, 2008 and 2007 consist of the following:

	2008	2007

Gain on sales of real estate, net of depreciation effect	$1,408	1,396
Straight-line rents	7	8
Others	(30)	102

Total cumulative temporary differences	$1,385	1,506

The Company has estimated its deferred income tax expense tax using the effective Texas margin tax rate of 1%.

Other Income Taxes

The Company is also subject to certain state and local taxes. Income tax expense for the year ended December 31, 2008 and 2007 was $510 and $317. No taxes were required for 2006.

Distributions

For federal income tax purposes, distributions may consist of ordinary income, qualifying dividends, return of capital, capital gains or a combination thereof.  Distributions to the extent of the Company’s current and accumulated earnings and profits for federal income tax purposes are taxable to the recipient as ordinary income.  Distributions in excess of these earnings and profits will constitute a non-taxable return of capital rather than a dividend and will reduce the recipient’s basis in the shares.

A summary of the average taxable nature of the Company’s common distributions for each of the years in the three year period ended December 31, 2008 is as follows:

	2008	2007	2006
Ordinary income	$0.32	$0.33	$0.28
Capital gains	-	0.06	-
Return of capital	0.30	0.22	0.27

Total distributions per share	$0.62	$0.61	$0.55

(11)  Segment Reporting

The Company has five business segments: Office, Retail, Industrial, Lodging and Multi-family.  The Chief Operating Decision Maker evaluates segment performance primarily based on net property operations.  Net property operations of the segments do not include interest expense, depreciation and amortization, general and administrative expenses, minority interest expense or interest and other investment income from corporate investments.  The non-segmented assets include the Company’s cash and cash equivalents, investment in marketable securities, construction in progress, investment in unconsolidated entities and notes receivable.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  SunTrust Banks, Inc. accounted for 12%, 0% and 0% and AT&T, Inc., accounted for 11%, 16% and 25% of consolidated rental revenues for the years ended December 31, 2008, 2007 and 2006, respectively.  This concentration of revenues for these tenants increases the Company’s risk associated with nonpayment by these tenants.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

The following table summarizes net property operations income by segment for the year ended December 31, 2008.

	Total	Office	Retail	Industrial	Lodging	Multi-Family

Property rentals	$398,417	$104,900	$196,060	$66,887	$-	$30,570
Straight-line rents	17,457	5,259	6,986	5,015	-	197
Amortization of acquired above and below market leases, net	2,408	(749)	3,545	(388)	-	-
Total rentals	$418,282	$109,410	$206,591	$71,514	$-	$30,767

Tenant recoveries	70,607	25,442	41,982	3,178	-	5
Other income	30,265	7,325	4,751	15,714	-	2,475
Lodging operating income	531,584	-	-	-	531,584	-
Total revenues	$1,050,738	$142,177	$253,324	$90,406	$531,584	$33,247

Total operating expenses	469,695	41,959	65,722	7,095	337,888	17,031

Net property operations	$581,043	$100,218	$187,602	$83,311	$193,696	$16,216

Depreciation and amortization	$(320,792)
Business manager management fee	$(18,500)
General and administrative	$(34,087)
Interest and dividend income	$81,274
Interest expense	$(231,822)
Income tax expense	$(6,124)
Other income	$211
Realized loss and impairment on securities, net	$(262,105)
Provision for asset impairment	$(33,809)
Provision for goodwill impairment	$(11,199)
Gain on extinguishment of debt	$7,760
Equity in loss of unconsolidated entities	$(46,108)
Impairment of investment in unconsolidated entities	$(61,993)
Minority interests	$(8,927)

Net loss applicable to common shares	$(365,178)

Balance Sheet Data:
Real estate assets, net	$8,094,625	$1,393,385	$2,845,127	$863,411	$2,474,017	$518,685
Capital expenditures	109,841	13,728	4,102	527	91,455	29
Non-segmented assets	2,932,400
Total assets	$11,136,866

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

The following table summarizes net property operations income by segment for the year ended December 31, 2007.

	Total	Office	Retail	Industrial	Lodging	Multi-Family

Property rentals	$267,816	$93,965	$116,557	$43,789	$-	$13,505
Straight-line rents	12,765	5,513	3,670	3,582	-	-
Amortization of acquired above and below market leases, net	155	(714)	1,201	(332)	-	-
Total rentals	$280,736	$98,764	$121,428	$47,039	$-	$13,505

Tenant recoveries	55,192	22,743	30,103	2,346	-	-
Other income	16,416	7,066	3,128	4,801	-	1,421
Lodging operating income	126,392	-	-	-	126,392	-
Total revenues	$478,736	$128,573	$154,659	$54,186	$126,392	$14,926

Total operating expenses	174,755	37,336	44,708	5,017	80,628	7,066

Net property operations	$303,981	$91,237	$109,951	$49,169	$45,764	$7,860

Depreciation and amortization	$(174,163)
Business manager management fee	$(9,000)
General and administrative	$(19,466)
Interest and dividend income	$84,288
Interest expense	$(108,060)
Income tax expense	$(2,093)
Other income (loss)	$(4,611)
Equity in earnings (loss) of unconsolidated entities	$4,477
Impairment of investment in unconsolidated entities	(10,084)
Minority interests	$(9,347)

Net income applicable to common shares	$55,922

Balance Sheet Data:
Real estate assets, net	$6,334,356	$1,261,394	$2,525,967	$810,587	$1,529,722	$206,686
Capital expenditures	24,794	3,150	2,133	28	19,457	26
Non-segmented assets	1,852,608
Total assets	$8,211,758

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

The following table summarizes net property operations income by segment for the year ended December 31, 2006.

	Total	Office	Retail	Industrial	Lodging	Multi-Family

Property rentals	$93,428	$40,261	$48,670	$2,822	$-	$1,675
Straight-line rents	4,588	2,347	1,936	305	-	-
Amortization of acquired above and below market leases, net	403	(245)	664	(16)	-	-
Total rentals	$98,419	$42,363	$51,270	$3,111	$-	$1,675

Tenant recoveries	21,547	7,359	13,894	294	-	-
Other income	3,236	1,870	1,248	2	-	116
Lodging operating income	-	-	-	-	-	-
Total revenues	$123,202	$51,592	$66,412	$3,407	$-	$1,791

Total operating expenses	32,791	12,271	19,381	396	-	743

Net property operations	$90,411	$39,321	$47,031	$3,011	$-	$1,048

Depreciation and amortization	$(49,681)
Business manager management fee	$(2,400)
General and administrative	$(7,613)
Interest and dividend income	$22,164
Interest expense	$(31,553)
Income tax expense	$(1,393)
Other income	$4,068
Equity in earnings of unconsolidated entities	$1,903
Minority interests	$(24,010)

Net income applicable to common shares	$1,896

Balance Sheet Data:
Real estate assets, net	$2,420,640	$1,086,020	$1,031,416	$285,397	$-	$17,807
Capital expenditures	470	332	138	-	-	-
Non-segmented assets	618,927
Total assets	$3,040,037

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

 (12)  Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus potential common shares issuable upon exercising options or other contracts. As a result of the net loss for the years ended December 31, 2008, the diluted weighted average shares outstanding do not give effect to potential common shares as to do so would be anti-dilutive because of a net loss or immaterial because of the immaterial number of potential common shares.

The basic and diluted weighted average number of common shares outstanding was 675,320,438, 396,752,280 and 68,374,630 for the years ended December 31, 2008, 2007 and 2006.

(13)  Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a limited obligation period to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $37,382 in the future as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company has entered into interest rate and treasury rate lock agreements with lenders to secure interest rates on mortgage debt on properties the Company owns or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of December 31, 2008, the Company has approximately $5,020 of rate lock deposits outstanding.  The agreement locked interest rates at 5.63% to 5.67% on approximately $40,246  in principal.

As of December 31, 2008, the Company had outstanding commitments to fund approximately $126,180 into joint ventures.  The Company intends on funding these commitments with cash on hand of $945,225 and anticipated capital raised through its second offering.

Additionally, as of December 31, 2008, the Company has commitments totaling $142,625 for various development projects.

Certain leases and operating agreements within the lodging segment require the Company to reserve funds relating to replacements and renewals of the hotels’ furniture, fixtures and equipment.  As of December 31, 2008, the Company has estimated its commitments related to this reserve to be $47,271.

Contemporaneous with the Company’s merger with Winston Hotels, Inc., its wholly owned subsidiary, Inland American Winston Hotels, Inc., referred to herein as “Inland American Winston,” WINN Limited Partnership, or “WINN,” and Crockett Capital Corporation, or “Crockett,” memorialized in a development memorandum their intentions to subsequently negotiate and enter into a series of contracts to develop certain hotel properties, including without limitation a Westin Hotel in Durham, North Carolina, a Hampton Inn & Suites/Aloft Hotel in Raleigh, North Carolina, an Aloft Hotel in Chapel Hill, North Carolina and an Aloft Hotel in Cary, North Carolina (collectively referred to herein as the “development hotels”).

On March 6, 2008, Crockett filed an amended complaint in the General Court of Justice of the State of North Carolina against Inland American Winston and WINN.  The complaint alleges that the development memorandum reflecting the parties’ intentions regarding the development hotels was instead an agreement that legally bound the parties.  The

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

complaint further claims that Inland American Winston and WINN breached the terms of the alleged agreement by failing to take certain actions to develop the Cary, North Carolina hotel and by refusing to convey their rights in the three other development hotels to Crockett.  The complaint seeks, among other things, monetary damages in an amount not less than $4,800 with respect to the Cary, North Carolina property.  With respect to the remaining three development hotels, the complaint seeks specific performance in the form of an order directing Inland American Winston and WINN to transfer their rights in the hotels to Crockett or, alternatively, monetary damages in an amount not less than $20,100.

Inland American Winston and WINN deny these claims and, on March 26, 2008, filed a motion to dismiss the amended complaint.  On March 13, 2009, the court denied the motion to dismiss.  Inland intends to file answers and affirmative defenses to the amended complaint as well as counterclaims against the Plaintiff.

 (14) Fair Value Disclosures

The Company has estimated the fair value of its financial instruments using available market information and valuation methodologies the Company believes to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, accordingly, they are not necessarily indicative of amounts that would be realized upon disposition.

Effective January 1, 2008, the Company adopted SFAS 157, which defines fair value based on the price that would be received upon sale of an asset or the exit price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date.  SFAS 157 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value. The fair value hierarchy consists of three broad levels, which are described below:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

•

Level 2 — Observable inputs, other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

At December 31, 2008 and 2007, the carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable and accounts payable and accrued expenses were representative of their fair values due to the short-term nature of these instruments.  At December 31, 2008 and 2007, the fair value of our marketable securities have been estimated based upon quoted market prices for the same or similar issues when current quoted market prices are available (Level 1).  To calculate the fair value of the derivative contracts, the Company primarily uses quoted prices for similar contracts (Level 2).  The fair value of our commercial mortgage backed securities that do not have current quoted market prices available has been estimated by discounting the estimated future cash flows.  The lack of activity in the CMBS market has resulted in a lack of observable market inputs to use in determining fair value. The Company incorporated its own assumptions about future cash flows and the appropriate discount rate adjusted for credit and liquidity factors. In developing these assumptions, the Company incorporated the contractual terms of the securities, the type of collateral, any credit enhancements available, and relevant market data, where available (Level 3). The Company’s valuation of its put/call agreement in MB REIT is determined using present value estimates of the put liability based on probable dividend yields (Level 3).

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

For assets and liabilities measured at fair value on a recurring basis, quantitative disclosure of the fair value for each major category of assets and liabilities is presented below:

	Fair Value Measurements at December 31, 2008
	Using Quoted Prices in Active Markets for Identical Assets	Using Significant Other Observable Inputs	Using Significant Other Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Available-for-sale securities	$206,534	-	-
Commercial mortgage backed securities	-	$-	22,615
Total assets	$206,534	$-	22,615

Put/call agreement in MB REIT	-	-	$3,000
Derivative interest rate instruments	-	9,753	-
Total liabilities	-	9,753	$3,000

(15)  New Accounting Pronouncements

On November 24, 2008, the FASB ratified EITF 08-6, “Equity-Method Investment Accounting”.  The consensus addresses issues that arise when considering APB Opinion 18 “The Equity Method of Accounting for Investments in Common Stock”, including share transactions that affect control, transaction costs in the initial valuation of the investment and impairment of the equity-method investment.  The consensus is effective prospectively for fiscal years beginning on or after December 15, 2008, consistent with the effective dates of SFAS 141(R) and SFAS160.

In March 2008, the FASB issued Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133.”  This Statement amends SFAS No. 133 to provide additional information about how derivative and hedging activities affect the Company’s financial position, financial performance, and cash flows and requires enhanced disclosures about the Company’s derivatives and hedging activities.  SFAS No. 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008.  The Company anticipates it will not have an effect on its results of operations or financial position as the Statement only provides for new disclosure requirements.

In December 2007, the FASB issued Statement No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.” This Statement amends Accounting Research Bulletin (ARB) No. 51 to establish accounting and reporting standards for the noncontrolling interest (previously referred to as a minority interest) in a subsidiary and for the deconsolidation of a subsidiary. The Statement also amends certain of ARB 51’s consolidation procedures for consistency with the requirements of FASB Statement No. 141 (Revised) “Business Combinations.” SFAS No. 160 requires noncontrolling interests to be treated as a separate component of equity, not as a liability or other item outside of permanent equity. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The Company does not expect the adoption of SFAS 160 to have a material impact on our consolidated financial statements.

Also in December 2007, the FASB issued Statement No. 141 (Revised) “Business Combinations.” This Statement establishes principles and requirements for how the acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree, and any goodwill acquired in the business combination or a gain from a bargain purchase. SFAS No. 141(R) requires most identifiable assets, liabilities, noncontrolling interests, and goodwill acquired in a business combination to be recorded at

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

“full fair value.” SFAS No. 141(R) must be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early application is prohibited. Transaction costs related to the acquisition of a business that were previously capitalized will be expensed under SFAS 141(R).

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities.  SFAS No. 159 allows entities to voluntarily choose, at specified election dates, to measure many financial assets and financial liabilities (as well as certain non-financial instruments that are similar to financial instruments) at fair value.  The election is made on an instrument-by-instrument basis and is irrevocable.  If the fair value option is elected for an instrument, SFAS No. 159 specifies that all subsequent changes in fair value for that instrument shall be reported in earnings.  SFAS No. 159 is effective for fiscal years beginning after November 15, 2007.  The Company has elected not to adopt the fair value option for any such financial assets and financial liabilities.

In September 2006, FASB issued Statement No. 157 “Fair Value Measurements.”  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  This Statement applies to accounting pronouncements that require or permit fair value measurements, except for share-based payments transactions under FASB Statement No. 123 (Revised) “Share-Based Payment.”  This Statement was effective for financial statements issued for fiscal years beginning after November 15, 2007, except for non-financial assets and liabilities, for which this Statement will be effective for years beginning after November 15, 2008.  The Company is evaluating the effect of implementing the Statement relating to such non-financial assets and liabilities, although the Statement does not require any new fair value measurements or remeasurements of previously reported fair values.

 (16)  Subsequent Events

On January 20, 2009, our board of directors voted unanimously to determine each monthly distribution rate on an adjustable basis, with a floor of $.50/share, which equates to a 5% annualized yield on a share purchase of $10.

The Company paid distributions to our stockholders totaling $40,777, $33,091 and $33,025 in January, February and March 2009.

Effective March 30, 2009, our board of directors has voted to suspend our share repurchase program until further notice, therefore temporarily eliminating stockholders’ ability to have us repurchase their shares and preventing stockholders from liquidating their investment.

Effective April 6, 2009, we have elected to terminate our follow-on offering.

On February 24, 2009, the Company purchased 35,000 Inland Real Estate Corporation (IRC) convertible bonds for $24,959 with a face value of $35,000 from an unaffiliated third party.  The bonds are each convertible into 48.2824 shares of IRC common stock, for a total of 1,689,884 potential shares of IRC.

On February 26, 2009, the Company acquired a pool of commercial mortgage-backed securities (“CMBS”) with a face value of approximately $5,000 for $2,200.  The securities in this pool of CMBS consist of Class A-MFX bonds, which accrue interest at a coupon rate of 12.1822% per annum and have a weighted average life of seven years.

On January 6, 2009, the Company was granted a third board seat of five on the LIP Holdings, LLC (Lauth) joint venture.

The mortgage debt financings obtained subsequent to December 31, 2008, are detailed in the table below.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

Property	Date of Financing	Approximate Amount of Loan ($)	Interest Per Annum	Maturity Date
United Healthcare Cypress	1/15/09	22,000	LIBOR + 280 bps	1/13/12
Brazos Ranch	1/21/09	15,246	5.67%	2/1/14
Sanofi-aventis	1/28/09	190,000	5.75%	12/6/15
Fultondale Promenade	2/2/09	16,870	5.6%	2/1/14
Pavilions at La Quinta	2/18/09	23,976	LIBOR + 185 bps	4/28/12
Dothan Pavilion	2/18/09	37,165	LIBOR + 170 bps	12/18/12
Macquarie Pool II	3/25/09	36,730	4.44%-5.05%	5/1/2010-12/08/11

Brazos Ranch:  On January 13, 2009, the Company purchased the Brazos Ranch Apartments for approximately $27,700.  The complex consists of 308 units and is located in Rosenberg, Texas.

Macquarie:  On January 14, 2009, the Company purchased Pool I of the Macquarie Portfolio for approximately $71,100.  The portfolio consists of seven retail assets and encompasses 588,522 square feet.  It was a cash purchase, with no debt assumed.

Sanofi-aventis:  On January 28, 2009, the Company purchased the Sanofi Portfolio for approximately $230,000.  The portfolio consists of three office buildings that house the Sanofi-aventis corporate headquarters.  It encompasses 736,572 square feet.  Cash was paid in the amount of approximately $42,000 (combination of acquisition and earnest money), and debt of approximately $190,000 was assumed on the property.  The debt is a non-recourse loan, interest only at a rate of 5.75% for 7 years.  It matures on December 7, 2015.

Alcoa Exchange Phase II:  On January 29, 2009, the Company closed on the Alcoa Exchange II property located in Benton, Arkansas for approximately $7,300.  The property consists of two big tenants, Best Buy and Petco and encompasses 43,750 square feet.

Fultondale Promenade:  On February 2, 2009, the Company closed on the Fultondale Promenade, a retail center located in Birmingham, Alabama for approximately $30,700.  The property is made of 28 tenant sites and consists of 249,554 square feet.  The seller financed approximately $16,900 of the purchase price at 5.6% over 5 years.

Pavilion at La Quinta:  On February 18, 2009, the Company closed on the Pavilion at La Quinta, a retail shopping center located in La Quinta, California for approximately $41,200.  The property consists of 166,099 square feet.  The Company assumed a loan of $23,980, with an interest rate of LIBOR + 185 basis points, or 2.3% as of the closing date.

Dothan Pavilion:  On February 18, 2009, the Company closed on the Dothan Pavilion, a retail shopping center located in Dothan, Alabama for approximately $42,600.  It consists of  327,534 square feet.  The Company assumed a loan of approximately $37,200 at an interest rate of LIBOR + 170 basis points, which was 2.15% as of the closing date.

Macquarie:  On March 25 and 27, 2009, the Company purchased Pool II of the Macquarie Portfolio for approximately $61,500.  The portfolio consists of five retail assets and consists of 519,074 square feet.  The Company assumed debt of approximately $36,700 on three of the four properties, with rates ranging from 4.44% to 5.05%.  Cash was paid for the fifth property.

Cambria Suites, 325 W. 33rd Street NYC:  On January 23, 2009, the Company extended the note on this property through December 31, 2009.  The Company adjusted the rate from 8.35% to 9% on the outstanding principal of approximately $16,900.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2008, 2007 and 2006

(17) Quarterly Supplemental Financial Information (unaudited)

The following represents the results of operations, for each quarterly period, during 2008 and 2007.

	2008
	Dec. 31	Sept. 30	June 30	March 31

Total income	$280,285	263,237	271,694	235,522

Net income (loss)	(327,446)	(14,572)	(34,217)	11,057

Net income (loss), per common share, basic and diluted	(.42)	(.02)	(.05)	.02

Weighted average number of common shares outstanding, basic and diluted	775,350,274	703,516,765	637,875,067	575,543,596

	2007
	Dec. 31	Sept. 30	June 30	March 31

Total income	$187,371	141,604	86,030	63,731

Net income (loss)	3,809	16,971	23,053	12,089

Net income (loss), per common share, basic and diluted	.01	.04	.06	.06

Weighted average number of common shares outstanding, basic and diluted	524,257,618	473,803,752	379,010,064	205,589,116

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Schedule III
Real Estate and Accumulated Depreciation

December 31, 2008

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
Retail
14th STREET MARKET	7,712	3,500	9,241	-	3,500	9,241	12,741	565	2007
Plano, TX
24 HOUR FITNESS - 249 & JONES	-	2,650	7,079	-	2,650	7,079	9,729	843	2005
Houston, TX
24 HOUR FITNESS -THE WOODLANDS	-	1,540	11,287	-	1,540	11,287	12,827	1,284	2005
Woodlands, TX
6101 RICHMOND AVENUE	-	1,700	1,264	-	1,700	1,264	2,964	151	2005
Houston, TX
95th and CICERO	8,949	4,500	9,910	-	4,500	9,910	14,410	111	2008
Oak Lawn, IL
ALCOA EXCHANGE	12,810	4,900	15,577	-	4,900	15,577	20,477	326	2008
Bryant, AR
ANTOINE TOWN CENTER	-	1,645	7,343	58	1,645	7,401	9,046	807	2005
Houston, TX
ASHFORD PLAZA	-	900	2,440	167	900	2,607	3,507	299	2005
Houston, TX
ATASCOCITA SHOPPING CENTER	-	1,550	7,994	42	1,550	8,036	9,586	911	2005
Humble, TX
BAY COLONY	-	3,190	30,828	5,340	3,190	36,168	39,358	3,433	2005
League City, TX
BELLERIVE PLAZA	6,092	2,400	7,749	56	2,400	7,805	10,205	477	2007
Nicholasville, KY
BI-LO - GREENVILLE	4,286	1,400	5,503	-	1,400	5,503	6,903	497	2006
Greenville, SC
BLACKHAWK TOWN CENTER	-	1,645	19,982	-	1,645	19,982	21,627	2,213	2005
Houston, TX
BRANDON CENTRE SOUTH	16,133	5,720	19,500	74	5,720	19,574	25,294	1,197	2007
Brandon, FL
BROOKS CORNER	14,276	10,600	13,648	2,532	10,600	16,180	26,780	1,410	2006
San Antonio, TX
BUCKHORN PLAZA	9,025	1,651	11,770	709	1,651	12,479	14,130	1,036	2006
Bloomsburg, PA
CANFIELD PLAZA	7,575	2,250	10,339	406	2,250	10,745	12,995	1,069	2006
Canfield, OH
CARVER CREEK	-	650	560	728	650	1,287	1,937	124	2005
Dallas, TX

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
CHESAPEAKE COMMONS	8,950	2,669	10,839	-	2,669	10,839	13,508	695	2007
Chesapeake, VA
CHILI’S - HUNTING BAYOU	-	400	-	-	400	-	400	-	2005
Jacinto City, TX
CINEMARK - JACINTO CITY	-	1,160	10,540	-	1,160	10,540	11,700	1,218	2005
Jacinto City, TX
CINEMARK - WEBSTER	-	1,830	12,094	-	1,830	12,094	13,924	1,365	2005
Webster, TX
CINEMARK 12 - SILVERLAKE	-	1,310	7,496	-	1,310	7,496	8,806	825	2005
Pearland, TX
CITIZENS (CFG) CONNECTICUT	678	525	737	(2)	525	735	1,260	43	2007
Hamden, CT
CITIZENS (CFG) CONNECTICUT	1,095	450	1,191	(4)	450	1,187	1,637	69	2007
Colchester, CT
CITIZENS (CFG) CONNECTICUT	2,018	480	2,194	(7)	480	2,187	2,667	127	2007
Deep River, CT
CITIZENS (CFG) CONNECTICUT	1,142	430	1,242	(4)	430	1,238	1,668	72	2007
East Lyme, CT
CITIZENS (CFG) CONNECTICUT	2,435	111	2,648	(9)	111	2,640	2,751	153	2007
Montville, CT
CITIZENS (CFG) CONNECTICUT	1,123	450	1,221	(4)	450	1,217	1,667	71	2007
Stonington, CT
CITIZENS (CFG) CONNECTICUT	1,150	420	1,251	(4)	420	1,247	1,667	72	2007
Stonington, CT
CITIZENS (CFG) CONNECTICUT	808	490	879	(3)	490	876	1,366	51	2007
East Hampton, CT
CITIZENS (CFG) DELAWARE	653	525	353	(4)	525	349	874	20	2007
Lewes, DE
CITIZENS (CFG) DELAWARE	467	275	252	(3)	275	250	525	15	2007
Wilmington, DE
CITIZENS (CFG) DELAWARE	393	485	212	(2)	485	210	695	12	2007
Wilmington, DE
CITIZENS (CFG) ILLINOIS	3,260	1,870	2,414	(6)	1,870	2,408	4,278	140	2007
Orland Hills, IL
CITIZENS (CFG) ILLINOIS	361	450	267	(1)	450	267	717	15	2007
Calumet City, IL
CITIZENS (CFG) ILLINOIS	179	815	133	-	815	132	947	8	2007
Chicago, IL
CITIZENS (CFG) ILLINOIS	512	575	379	(1)	575	378	953	22	2007
Villa Park, IL
CITIZENS (CFG) ILLINOIS	786	725	582	(1)	725	580	1,305	34	2007
Westchester, IL
CITIZENS (CFG) ILLINOIS	1,443	375	1,069	(2)	375	1,066	1,441	62	2007
Olympia Fields, IL
CITIZENS (CFG) ILLINOIS	1,221	290	904	(2)	290	902	1,192	52	2007
Chicago Heights, IL

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
CITIZENS (CFG) MELLON BANK BLD	2,205	725	2,255	27	725	2,283	3,008	131	2007
Georgetown, DE
CITIZENS (CFG) MICHIGAN	640	500	174	-	500	174	674	10	2007
Farmington, MI
CITIZENS (CFG) MICHIGAN	803	1,100	219	-	1,100	219	1,319	13	2007
Troy, MI
CITIZENS (CFG) NEW HAMPSHIRE	2,407	1,050	2,121	-	1,050	2,121	3,171	123	2007
Keene, NH
CITIZENS (CFG) NEW HAMPSHIRE	1,270	554	1,119	-	554	1,119	1,673	65	2007
Manchester, NH
CITIZENS (CFG) NEW HAMPSHIRE	1,420	618	1,251	-	618	1,251	1,869	73	2007
Manchester, NH
CITIZENS (CFG) NEW HAMPSHIRE	1,472	641	1,297	-	641	1,297	1,938	75	2007
Salem, NH
CITIZENS (CFG) NEW HAMPSHIRE	17,744	9,620	15,633	-	9,620	15,633	25,253	906	2007
Manchester, NH
CITIZENS (CFG) NEW HAMPSHIRE	319	172	281	-	172	281	453	16	2007
Hinsdale, NH
CITIZENS (CFG) NEW HAMPSHIRE	284	111	250	-	111	250	361	15	2007
Ossipee, NH
CITIZENS (CFG) NEW HAMPSHIRE	294	176	259	-	176	259	435	15	2007
Pelham, NH
CITIZENS (CFG) NEW JERSEY	821	500	466	-	500	466	966	27	2007
Haddon Heights, NJ
CITIZENS (CFG) NEW JERSEY	824	850	468	-	850	468	1,318	27	2007
Marlton, NJ
CITIZENS (CFG) NEW YORK	1,156	70	1,342	-	70	1,342	1,412	78	2007
Plattsburgh, NY
CITIZENS (CFG) OHIO	2,333	400	1,736	-	400	1,736	2,136	101	2007
Fairlawn, OH
CITIZENS (CFG) OHIO	565	450	420	-	450	420	870	24	2007
Bedford, OH
CITIZENS (CFG) OHIO	641	625	477	-	625	477	1,102	28	2007
Parma, OH
CITIZENS (CFG) OHIO	678	900	505	-	900	505	1,405	29	2007
Parma, OH
CITIZENS (CFG) OHIO	683	750	508	-	750	508	1,258	29	2007
Parma Heights, OH
CITIZENS (CFG) OHIO	1,178	850	876	-	850	876	1,726	51	2007
South Russell, OH
CITIZENS (CFG) PENNSYLVANIA	689	50	771	-	50	771	821	45	2007
Altoona, PA
CITIZENS (CFG) PENNSYLVANIA	1,013	85	1,134	-	85	1,133	1,218	66	2007
Ashley, PA
CITIZENS (CFG) PENNSYLVANIA	1,022	675	1,144	-	675	1,144	1,819	66	2007
Brodheadsville, PA

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
CITIZENS (CFG) PENNSYLVANIA	1,282	75	1,434	-	75	1,434	1,509	83	2007
Butler, PA
CITIZENS (CFG) PENNSYLVANIA	1,269	1,150	1,420	-	1,150	1,419	2,569	82	2007
Camp Hill, PA
CITIZENS (CFG) PENNSYLVANIA	1,199	500	1,342	-	500	1,342	1,842	78	2007
Camp Hill, PA
CITIZENS (CFG) PENNSYLVANIA	1,636	125	1,830	-	125	1,830	1,955	106	2007
Carnegie, PA
CITIZENS (CFG) PENNSYLVANIA	1,390	40	1,555	-	40	1,555	1,595	90	2007
Charlerol, PA
CITIZENS (CFG) PENNSYLVANIA	1,275	325	1,427	-	325	1,427	1,752	83	2007
Dallas, PA
CITIZENS (CFG) PENNSYLVANIA	860	150	962	-	150	962	1,112	56	2007
Dallastown, PA
CITIZENS (CFG) PENNSYLVANIA	1,303	260	1,458	-	260	1,458	1,718	85	2007
Dillsburg, PA
CITIZENS (CFG) PENNSYLVANIA	1,479	485	1,655	-	485	1,655	2,140	96	2007
Drexel Hill, PA
CITIZENS (CFG) PENNSYLVANIA	988	50	1,106	-	50	1,106	1,156	64	2007
Ford City, PA
CITIZENS (CFG) PENNSYLVANIA	1,544	385	1,727	-	385	1,727	2,112	100	2007
Glenside, PA
CITIZENS (CFG) PENNSYLVANIA	813	125	909	-	125	909	1,034	53	2007
Greensburg, PA
CITIZENS (CFG) PENNSYLVANIA	975	300	1,092	-	300	1,091	1,391	63	2007
Highspire, PA
CITIZENS (CFG) PENNSYLVANIA	902	100	1,009	-	100	1,009	1,109	59	2007
Homestead, PA
CITIZENS (CFG) PENNSYLVANIA	1,516	300	1,697	-	300	1,696	1,996	98	2007
Kingston, PA
CITIZENS (CFG) PENNSYLVANIA	1,240	50	1,388	-	50	1,388	1,438	80	2007
Kittanning, PA
CITIZENS (CFG) PENNSYLVANIA	1,625	330	1,819	-	330	1,819	2,149	106	2007
Matamoras, PA
CITIZENS (CFG) PENNSYLVANIA	1,034	100	1,157	-	100	1,157	1,257	67	2007
McKees Rocks, PA
CITIZENS (CFG) PENNSYLVANIA	2,619	250	2,931	-	250	2,931	3,181	170	2007
Mechanicsburg, PA
CITIZENS (CFG) PENNSYLVANIA	465	40	521	-	40	520	560	30	2007
Mercer, PA
CITIZENS (CFG) PENNSYLVANIA	1,450	275	1,623	-	275	1,623	1,898	94	2007
Milford, PA
CITIZENS (CFG) PENNSYLVANIA	1,105	600	1,237	-	600	1,237	1,837	72	2007
Philadelphia, PA
CITIZENS (CFG) PENNSYLVANIA	942	245	1,054	-	245	1,054	1,299	61	2007
Philadelphia, PA

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
CITIZENS (CFG) PENNSYLVANIA	1,200	700	1,342	-	700	1,342	2,042	78	2007
Philadelphia, PA
CITIZENS (CFG) PENNSYLVANIA	1,011	75	1,131	-	75	1,131	1,206	66	2007
Pitcairn, PA
CITIZENS (CFG) PENNSYLVANIA	3,278	75	3,668	(1)	75	3,668	3,743	213	2007
Pittsburgh, PA
CITIZENS (CFG) PENNSYLVANIA	1,849	100	2,069	-	100	2,069	2,169	120	2007
Pittsburgh, PA
CITIZENS (CFG) PENNSYLVANIA	2,811	900	3,146	(1)	900	3,145	4,045	182	2007
Pittsburgh, PA
CITIZENS (CFG) PENNSYLVANIA	922	150	1,032	-	150	1,032	1,182	60	2007
Pittsburgh, PA
CITIZENS (CFG) PENNSYLVANIA	2,969	75	3,322	(1)	75	3,322	3,397	193	2007
Pittsburgh, PA
CITIZENS (CFG) PENNSYLVANIA	1,414	75	1,583	-	75	1,582	1,657	92	2007
Pittsburgh, PA
CITIZENS (CFG) PENNSYLVANIA	1,364	50	1,527	-	50	1,527	1,577	89	2007
Pittsburgh, PA
CITIZENS (CFG) PENNSYLVANIA	2,024	165	2,265	-	165	2,265	2,430	131	2007
Reading, PA
CITIZENS (CFG) PENNSYLVANIA	1,194	120	1,336	-	120	1,336	1,456	78	2007
Reading, PA
CITIZENS (CFG) PENNSYLVANIA	1,116	650	1,249	-	650	1,249	1,899	72	2007
Souderton, PA
CITIZENS (CFG) PENNSYLVANIA	1,494	400	1,672	-	400	1,671	2,071	97	2007
State College, PA
CITIZENS (CFG) PENNSYLVANIA	1,094	730	1,225	-	730	1,224	1,954	71	2007
Tannersville, PA
CITIZENS (CFG) PENNSYLVANIA	1,123	150	1,257	-	150	1,257	1,407	73	2007
Turtle Creek, PA
CITIZENS (CFG) PENNSYLVANIA	821	50	919	-	50	919	969	53	2007
Tyrone, PA
CITIZENS (CFG) PENNSYLVANIA	1,152	530	1,289	-	530	1,289	1,819	75	2007
Upper Darby, PA
CITIZENS (CFG) PENNSYLVANIA	861	115	964	-	115	964	1,079	56	2007
West Chester, PA
CITIZENS (CFG) PENNSYLVANIA	2,481	125	2,776	-	125	2,776	2,901	161	2007
West Hazelson, PA
CITIZENS (CFG) PENNSYLVANIA	2,695	400	3,016	-	400	3,015	3,415	175	2007
York, PA
CITIZENS (CFG) PENNSYLVANIA	597	150	668	-	150	668	818	39	2007
Aliquippa, PA
CITIZENS (CFG) PENNSYLVANIA	680	750	761	-	750	761	1,511	44	2007
Allison Park, PA
CITIZENS (CFG) PENNSYLVANIA	512	100	573	-	100	573	673	33	2007
Altoona, PA

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
CITIZENS (CFG) PENNSYLVANIA	451	350	504	-	350	504	854	29	2007
Beaver Falls, PA
CITIZENS (CFG) PENNSYLVANIA	506	350	567	-	350	567	917	33	2007
Carlisle, PA
CITIZENS (CFG) PENNSYLVANIA	431	100	483	-	100	483	583	28	2007
Cranberry, PA
CITIZENS (CFG) PENNSYLVANIA	545	275	610	-	275	610	885	35	2007
Erie, PA
CITIZENS (CFG) PENNSYLVANIA	343	90	383	-	90	383	473	22	2007
Grove City, PA
CITIZENS (CFG) PENNSYLVANIA	547	40	612	-	40	612	652	35	2007
Grove City, PA
CITIZENS (CFG) PENNSYLVANIA	604	625	676	-	625	676	1,301	39	2007
Harrisburg, PA
CITIZENS (CFG) PENNSYLVANIA	699	690	782	-	690	782	1,472	45	2007
Haertown, PA
CITIZENS (CFG) PENNSYLVANIA	655	50	733	-	50	733	783	42	2007
Hollidaysburg, PA
CITIZENS (CFG) PENNSYLVANIA	526	420	589	-	420	589	1,009	34	2007
Kutztown, PA
CITIZENS (CFG) PENNSYLVANIA	548	650	614	-	650	614	1,264	36	2007
Lancaster, PA
CITIZENS (CFG) PENNSYLVANIA	599	500	671	-	500	671	1,171	39	2007
Lancaster, PA
CITIZENS (CFG) PENNSYLVANIA	481	200	538	-	200	538	738	31	2007
Latrobe, PA
CITIZENS (CFG) PENNSYLVANIA	493	175	552	-	175	552	727	32	2007
Lititz, PA
CITIZENS (CFG) PENNSYLVANIA	575	225	644	-	225	644	869	37	2007
Lower Burrell, PA
CITIZENS (CFG) PENNSYLVANIA	484	210	542	-	210	542	752	31	2007
Mountain Top, PA
CITIZENS (CFG) PENNSYLVANIA	246	125	275	-	125	275	400	16	2007
Munhall, PA
CITIZENS (CFG) PENNSYLVANIA	615	500	688	-	500	688	1,188	40	2007
New Stanton, PA
CITIZENS (CFG) PENNSYLVANIA	863	225	966	-	225	966	1,191	56	2007
Oakmont, PA
CITIZENS (CFG) PENNSYLVANIA	479	50	536	-	50	536	586	31	2007
Oil City, PA
CITIZENS (CFG) PENNSYLVANIA	609	225	682	-	225	682	907	40	2007
Philadelphia, PA
CITIZENS (CFG) PENNSYLVANIA	1,540	500	1,723	-	500	1,723	2,223	100	2007
Pittsburgh, PA
CITIZENS (CFG) PENNSYLVANIA	1,292	300	1,446	-	300	1,446	1,746	84	2007
Pittsburgh, PA

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
CITIZENS (CFG) PENNSYLVANIA	1,002	275	1,121	-	275	1,121	1,396	65	2007
Pittsburgh, PA
CITIZENS (CFG) PENNSYLVANIA	836	250	936	-	250	936	1,186	54	2007
Pittsburgh, PA
CITIZENS (CFG) PENNSYLVANIA	714	75	799	-	75	799	874	46	2007
Saxonburg, PA
CITIZENS (CFG) PENNSYLVANIA	373	225	417	-	225	417	642	24	2007
Shippensburg, PA
CITIZENS (CFG) PENNSYLVANIA	215	200	241	-	200	241	441	14	2007
Slovan, PA
CITIZENS (CFG) PENNSYLVANIA	478	325	535	-	325	535	860	31	2007
State College, PA
CITIZENS (CFG) PENNSYLVANIA	581	245	650	-	245	650	895	38	2007
Temple, PA
CITIZENS (CFG) PENNSYLVANIA	578	300	647	-	300	647	947	38	2007
Verona, PA
CITIZENS (CFG) PENNSYLVANIA	971	1,250	1,086	-	1,250	1,086	2,336	63	2007
Warrendale, PA
CITIZENS (CFG) PENNSYLVANIA	589	390	659	-	390	659	1,049	38	2007
West Grove, PA
CITIZENS (CFG) PENNSYLVANIA	578	600	647	-	600	646	1,246	38	2007
Wexford, PA
CITIZENS (CFG) PENNSYLVANIA	865	225	968	-	225	968	1,193	56	2007
Wilkes-Barre, PA
CITIZENS (CFG) PENNSYLVANIA	628	700	703	-	700	703	1,403	41	2007
York, PA
CITIZENS (CFG) PENNSYLVANIA	1,950	250	2,182	-	250	2,181	2,431	127	2007
Mount Lebanon, PA
CITIZENS (CFG) RHODE ISLAND	1,006	438	1,095	(2)	438	1,093	1,531	63	2007
Coventry, RI
CITIZENS (CFG) RHODE ISLAND	1,476	643	1,607	(3)	643	1,604	2,247	93	2007
Cranston, RI
CITIZENS (CFG) RHODE ISLAND	1,236	538	1,346	(3)	538	1,343	1,881	78	2007
Johnston, RI
CITIZENS (CFG) RHODE ISLAND	1,818	821	1,980	(4)	821	1,976	2,797	115	2007
North Providence, RI
CITIZENS (CFG) RHODE ISLAND	1,072	600	1,168	(2)	600	1,166	1,766	68	2007
Providence, RI
CITIZENS (CFG) RHODE ISLAND	1,338	666	1,457	(3)	666	1,455	2,120	84	2007
Wakefield, RI
CITIZENS (CFG) RHODE ISLAND	3,506	1,278	3,817	(7)	1,278	3,810	5,088	221	2007
Providence, RI
CITIZENS (CFG) RHODE ISLAND	14,561	2,254	15,856	(30)	2,254	15,826	18,080	918	2007
Warwick, RI
CITIZENS (CFG) RHODE ISLAND	586	375	639	(1)	375	637	1,012	37	2007
East Greenwich, RI

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
CITIZENS (CFG) RHODE ISLAND	719	472	783	(1)	472	781	1,253	45	2007
North Providence, RI
CITIZENS (CFG) RHODE ISLAND	647	366	705	(1)	366	703	1,069	41	2007
Rumford, RI
CITIZENS (CFG) RHODE ISLAND	603	353	657	(1)	353	655	1,009	38	2007
Warren, RI
CITIZENS (CFG) VERMONT	1,013	1,270	153	-	1,270	153	1,423	9	2007
Middlebury, VT
CITIZENS (CFG) MASSACHUSETTS	1,210	400	1,002	(1)	400	1,001	1,401	58	2007
Ludlow, MA
CITIZENS (CFG) MASSACHUSETTS	2,175	1,263	1,802	(2)	1,263	1,800	3,062	104	2007
Malden, MA
CITIZENS (CFG) MASSACHUSETTS	976	607	809	(1)	607	808	1,415	47	2007
Malden, MA
CITIZENS (CFG) MASSACHUSETTS	1,518	952	1,258	(2)	952	1,256	2,208	73	2007
Medford, MA
CITIZENS (CFG) MASSACHUSETTS	2,760	1,431	2,287	(3)	1,431	2,284	3,714	132	2007
Milton, MA
CITIZENS (CFG) MASSACHUSETTS	1,719	998	1,424	(2)	998	1,422	2,419	82	2007
Randolph, MA
CITIZENS (CFG) MASSACHUSETTS	1,421	743	1,177	(1)	743	1,176	1,918	68	2007
South Dennis, MA
CITIZENS (CFG) MASSACHUSETTS	1,034	310	856	(1)	310	855	1,165	50	2007
Springfield, MA
CITIZENS (CFG) MASSACHUSETTS	1,309	1,050	1,085	(1)	1,050	1,083	2,133	63	2007
Woburn, MA
CITIZENS (CFG) MASSACHUSETTS	512	300	424	(1)	300	424	724	25	2007
Dorchester, MA
CITIZENS (CFG) MASSACHUSETTS	668	440	553	(1)	440	553	993	32	2007
Needham, MA
CITIZENS (CFG) MASSACHUSETTS	640	450	530	(1)	450	530	980	31	2007
New Bedford, MA
CITIZENS (CFG) MASSACHUSETTS	725	595	601	(1)	595	600	1,194	35	2007
Somerville, MA
CITIZENS (CFG) MASSACHUSETTS	293	300	243	-	300	242	542	14	2007
Springfield, MA
CITIZENS (CFG) MASSACHUSETTS	859	621	712	(1)	621	711	1,332	41	2007
Tewksbury, MA
CITIZENS (CFG) MASSACHUSETTS	636	552	527	(1)	552	526	1,078	31	2007
Watertown, MA
CITIZENS (CFG) MASSACHUSETTS	482	350	399	-	350	399	749	23	2007
Wilbraham, MA
CITIZENS (CFG) MASSACHUSETTS	994	541	824	(1)	541	823	1,364	48	2007
Winthrop, MA
CITIZENS (CFG) MASSACHUSETTS	995	379	824	(1)	379	823	1,202	48	2007
Dedham, MA

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
CITIZENS (CFG) MASSACHUSETTS	1,246	542	1,032	(1)	542	1,031	1,573	60	2007
Hanover, MA
CROSS TIMBERS COURT	8,193	3,300	9,939	20	3,300	9,960	13,260	611	2007
Flower Mound, TX
CROSSROADS AT CHESAPEAKE SQUARE	11,210	3,970	13,732	-	3,970	13,732	17,702	881	2007
Chesapeake, VA
CUSTER CREEK VILLAGE	10,149	4,750	12,245	15	4,750	12,259	17,009	749	2007
Richardson, TX
CYFAIR TOWN CENTER	-	1,800	13,093	-	1,800	13,093	14,893	1,104	2006
Cypress, TX
CYPRESS TOWN CENTER	-	1,850	11,630	-	1,850	11,630	13,480	1,273	2005
Houston, TX
DONELSON PLAZA	2,315	1,000	3,147	-	1,000	3,147	4,147	202	2007
Nashville, TN
EAST GATE	6,800	2,000	10,305	-	2,000	10,305	12,305	657	2007
Aiken, SC
ELDRIDGE LAKES TOWN CENTER	-	1,400	14,048	-	1,400	14,048	15,448	1,189	2006
Houston, TX
ELDRIDGE TOWN CENTER	-	3,200	16,663	-	3,200	16,663	19,863	1,935	2005
Houston, TX
FABYAN RANDALL PLAZA	13,405	2,400	22,198	(129)	2,400	22,069	24,469	1,931	2006
Batavia, IL
FLOWER MOUND CROSSING	8,342	4,500	9,049	-	4,500	9,049	13,549	579	2007
Flower Mound, TX
FOREST PLAZA	2,197	3,400	14,550	76	3,400	14,626	18,026	668	2007
Fond du Lac, WI
FRIENDSWOOD SHOPPING CENTER	-	1,550	10,887	1,276	1,550	12,163	13,713	1,314	2005
Friendswood, TX
FURY’S FERRY	6,381	1,600	9,783	49	1,600	9,832	11,432	626	2007
Augusta, GA
GLENDALE HEIGHTS I, II, III	4,705	2,220	6,399	94	2,220	6,493	8,713	523	2006
Glendale Heights, IL
GRAVOIS DILLON PLAZA	12,630	7,300	-	15,476	7,300	15,476	22,776	900	2007
High Ridge, MO
HERITAGE HEIGHTS	10,719	4,600	13,502	-	4,600	13,502	18,102	826	2007
Grapevine, TX
HIGHLAND PLAZA	-	2,450	15,642	-	2,450	15,642	18,092	1,687	2005
Katy, TX
HUNTER’S GLEN CROSSING	9,790	4,800	11,719	-	4,800	11,719	16,519	716	2007
Plano, TX
HUNTING BAYOU	-	2,400	16,265	741	2,400	17,006	19,406	1,736	2006
Jacinto City, TX
JOE’S CRAB SHACK-HUNTING BAYOU	-	540	-	-	540	-	540	-	2005
Jacinto City, TX
JOSEY OAKS CROSSING	9,346	2,620	13,989	5	2,620	13,993	16,613	855	2007
Carrollton, TX

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
LAKEPORT COMMONS	-	7,800	39,984	605	7,800	40,589	48,389	1,759	2007
Sioux City, IA
LAKEWOOD SHOPPING CENTER	11,715	4,115	20,646	(1)	4,115	20,646	24,761	2,207	2006
Margate, FL
LAKEWOOD SHOPPING CTR PHASE II	-	6,340	6,996	(39)	6,340	6,957	13,297	403	2007
Margate, FL
LEGACY CROSSING	10,890	4,280	13,896	33	4,280	13,929	18,209	842	2007
Marion, OH
LEXINGTON ROAD	5,454	1,980	7,105	-	1,980	7,105	9,085	564	2006
Athens, GA
LINCOLN MALL	33,835	11,000	50,395	418	11,000	50,812	61,812	4,567	2006
Lincoln, RI
LINCOLN VILLAGE	22,035	13,600	25,053	134	13,600	25,187	38,787	2,008	2006
Chicago, IL
LORD SALISBURY CENTER	12,600	11,000	9,567	-	11,000	9,567	20,567	525	2007
Salisbury, MD
MARKET AT MORSE / HAMILTON	7,893	4,490	8,734	9	4,490	8,742	13,232	627	2007
Columbus, OH
MARKET AT WESTLAKE	4,803	1,200	6,274	-	1,200	6,274	7,474	385	2007
Westlake Hills, TX
MCKINNEY TC OUTLOTS	-	6,260	12	-	6,260	12	6,272	0	2007
McKinney, TX
MIDDLEBURG CROSSING	6,432	2,760	7,145	-	2,760	7,145	9,905	376	2007
Middleburg, FL
MONADNOCK MARKETPLACE	26,785	7,000	39,008	-	7,000	39,008	46,008	4,095	2006
Keene, NH
NEW FOREST CROSSING II	3,438	1,490	3,922	421	1,490	4,342	5,832	302	2006
Houston, TX
NEWTOWN ROAD	968	905	877	-	905	877	1,782	67	2006
Virginia Beach, VA
NORTHWEST MARKETPLACE	19,965	2,910	30,340	(16)	2,910	30,325	33,235	1,681	2007
Houston, TX
NTB ELDRIDGE	-	960	-	-	960	-	960	-	2005
Houston, TX
PARADISE SHOPS OF LARGO	7,325	4,640	7,483	(27)	4,640	7,456	12,096	869	2005
Largo, FL
PARK WEST PLAZA	7,532	4,250	8,186	-	4,250	8,186	12,436	523	2007
Grapevine, TX
PARKWAY CENTRE NORTH	13,892	4,680	16,046	1,798	4,680	17,844	22,524	1,153	2007
Grove City, OH
PARKWAY CENTRE NORTH OUTLOT B	2,198	900	2,590	-	900	2,590	3,490	168	2007
Grove City, OH
PAVILLIONS AT HARTMAN HERITAGE	23,450	9,700	28,849	1,833	9,700	30,682	40,382	1,706	2007
Independence, MO
PENN PARK	31,000	6,260	29,424	(73)	6,260	29,351	35,611	1,353	2007
Oklahoma City, OK

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
PINEHURST SHOPPING CENTER	-	625	2,157	241	625	2,398	3,023	270	2005
Humble, TX
PIONEER PLAZA	2,250	373	3,099	-	373	3,099	3,472	199	2007
Mesquite, TX
PLAZA AT EAGLE’S LANDING	5,310	1,580	7,002	1	1,580	7,003	8,583	531	2006
Stockbridge, GA
POPLIN PLACE	25,194	6,100	27,790	-	6,100	27,790	33,890	324	2008
Monroe, NC
RIVERSTONE SHOPPING CENTER	21,000	12,000	26,395	(26)	12,000	26,368	38,368	1,451	2007
Missouri City, TX
RIVERVIEW VILLAGE	10,121	6,000	9,649	-	6,000	9,649	15,649	591	2007
Arlington, TX
SARATOGA TOWN CENTER	-	1,500	12,971	12	1,500	12,982	14,482	1,419	2005
Corpus Christi, TX
SCOFIELD CROSSING	8,435	8,100	4,992	-	8,100	4,992	13,092	320	2007
Austin, TX
SHAKOPEE SHOPPING CENTER	8,800	6,900	8,583	-	6,900	8,583	15,483	865	2006
Shakopee, MN
SHALLOTTE COMMONS	6,078	1,650	9,028	40	1,650	9,068	10,718	502	2007
Shallotte, NC
SHERMAN PLAZA	30,275	9,655	30,982	8,343	9,655	39,324	48,979	2,503	2006
Evanston, IL
SHERMAN TOWN CENTER	36,895	4,850	49,273	-	4,850	49,273	54,123	4,026	2006
Sherman, TX
SHILOH SQUARE	3,238	1,025	3,946	-	1,025	3,946	4,971	241	2007
Garland, TX
SIEGEN PLAZA	16,638	9,340	20,251	-	9,340	20,251	29,591	123	2008
East Baton Rouge, LA
SPRING TOWN CENTER	-	3,150	12,433	33	3,150	12,466	15,616	1,102	2006
Spring, TX
SPRING TOWN CENTER III	-	1,320	3,070	866	1,320	3,936	5,256	198	2007
Spring, TX
STABLES TOWN CENTER I and II	-	4,650	19,006	2,314	4,650	21,320	25,970	2,038	2005
Spring, TX
STATE STREET MARKET	10,450	3,950	14,184	279	3,950	14,464	18,414	1,107	2006
Rockford, IL
STOP & SHOP - SICKLERVILLE	8,535	2,200	11,559	-	2,200	11,559	13,759	1,045	2006
Sicklerville, NJ
STOP N SHOP - BRISTOL	8,368	1,700	11,830	-	1,700	11,830	13,530	1,070	2006
Bristol, RI
STOP N SHOP - CUMBERLAND	11,531	2,400	16,196	-	2,400	16,196	18,596	1,464	2006
Cumberland, RI
STOP N SHOP - FRAMINGHAM	9,269	6,500	8,517	-	6,500	8,517	15,017	770	2006
Framingham, MA
STOP N SHOP - HYDE PARK	8,100	2,000	12,274	-	2,000	12,274	14,274	1,263	2006
Hyde Park, NY

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
STOP N SHOP - MALDEN	12,753	6,700	13,828	-	6,700	13,828	20,528	1,250	2006
Malden, MA
STOP N SHOP - SOUTHINGTON	11,145	4,000	13,938	-	4,000	13,938	17,938	1,260	2006
Southington, CT
STOP N SHOP - SWAMPSCOTT	11,066	4,200	13,613	-	4,200	13,613	17,813	1,231	2006
Swampscott, MA
STREETS OF CRANBERRY	24,425	4,300	20,215	7,075	4,300	27,291	31,591	938	2007
Cranberry Township, PA
STREETS OF INDIAN LAKES	40,800	8,825	48,679	-	8,825	48,679	57,504	149	2008
Hendersonville, TN
SUNCREEK VILLAGE	2,683	900	3,155	-	900	3,155	4,055	203	2007
Plano, TX
SUNTRUST BANK I AL	1,344	675	1,018	(1)	675	1,017	1,692	40	2007
Muscle Shoals, AL
SUNTRUST BANK I AL	593	633	449	-	633	449	1,082	18	2007
Killen, AL
SUNTRUST BANK I DC	1,779	500	2,082	(1)	500	2,081	2,581	83	2007
Brightwood, DC
SUNTRUST BANK I FL	1,150	1,200	603	-	1,200	603	1,803	24	2007
Panama City, FL
SUNTRUST BANK I FL	1,499	1,400	786	-	1,400	786	2,186	31	2007
Orlando, FL
SUNTRUST BANK I FL	1,182	1,276	620	-	1,275	620	1,895	25	2007
Apopka, FL
SUNTRUST BANK I FL	1,114	1,285	584	-	1,285	584	1,869	23	2007
Bayonet Point, FL
SUNTRUST BANK I FL	1,677	800	879	-	800	879	1,679	35	2007
West Palm Beach, FL
SUNTRUST BANK I FL	1,298	600	681	-	600	681	1,281	27	2007
Daytona Beach, FL
SUNTRUST BANK I FL	1,018	900	534	-	900	534	1,434	21	2007
Sarasota, FL
SUNTRUST BANK I FL	810	759	425	-	759	425	1,184	17	2007
Dade City, FL
SUNTRUST BANK I FL	684	725	359	-	725	359	1,084	14	2007
Pensacola, FL
SUNTRUST BANK I FL	2,177	1,100	1,142	-	1,100	1,142	2,242	45	2007
New Smyrna Beach, FL
SUNTRUST BANK I FL	1,779	1,700	933	-	1,700	933	2,633	37	2007
Clearwater, FL
SUNTRUST BANK I FL	1,146	1,218	601	-	1,218	601	1,819	24	2007
Daytona Beach, FL
SUNTRUST BANK I FL	1,104	950	579	-	950	579	1,529	23	2007
Deltona, FL
SUNTRUST BANK I FL	1,619	1,900	849	-	1,900	849	2,749	34	2007
Boca Raton, FL

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST BANK I FL	1,528	900	802	-	900	801	1,701	32	2007
Clearwater, FL
SUNTRUST BANK I FL	1,094	1,476	574	-	1,476	574	2,049	23	2007
Ocala, FL
SUNTRUST BANK I FL	1,018	1,100	534	-	1,100	534	1,634	21	2007
Palm Coast, FL
SUNTRUST BANK I FL	663	650	348	-	650	348	998	14	2007
Tampa, FL
SUNTRUST BANK I FL	1,357	1,400	712	-	1,400	712	2,111	28	2007
Fort Meade, FL
SUNTRUST BANK I FL	612	575	321	-	575	321	896	13	2007
Fruitland Park, FL
SUNTRUST BANK I FL	971	953	509	-	953	509	1,462	20	2007
Ocala, FL
SUNTRUST BANK I FL	1,469	950	771	-	950	771	1,721	31	2007
Ormond Beach, FL
SUNTRUST BANK I FL	1,023	1,100	537	-	1,100	537	1,637	21	2007
Gainesville, FL
SUNTRUST BANK I FL	698	625	366	-	625	366	991	15	2007
Lakeland, FL
SUNTRUST BANK I FL	1,222	950	641	-	950	641	1,591	25	2007
Hobe Sound, FL
SUNTRUST BANK I FL	599	600	314	-	600	314	914	12	2007
Mulberry, FL
SUNTRUST BANK I FL	1,055	1,060	553	-	1,060	553	1,613	22	2007
Indian Harbour Beach, FL
SUNTRUST BANK I FL	1,363	500	715	-	500	715	1,215	28	2007
Inverness, FL
SUNTRUST BANK I FL	2,711	2,100	1,422	-	2,100	1,422	3,522	56	2007
Lake Mary, FL
SUNTRUST BANK I FL	1,252	910	656	-	910	656	1,566	26	2007
Melbourne, FL
SUNTRUST BANK I FL	1,000	1,000	525	-	1,000	524	1,524	21	2007
St. Petersburg, FL
SUNTRUST BANK I FL	903	1,100	474	-	1,100	473	1,573	19	2007
Lutz, FL
SUNTRUST BANK I FL	1,603	275	841	-	275	841	1,116	33	2007
Marianna, FL
SUNTRUST BANK I FL	648	730	340	-	730	340	1,070	14	2007
Gainesville, FL
SUNTRUST BANK I FL	1,867	900	979	-	900	979	1,879	39	2007
Vero Beach, FL
SUNTRUST BANK I FL	1,472	500	772	-	500	772	1,272	31	2007
Mount Dora, FL
SUNTRUST BANK I FL	1,620	1,800	850	-	1,800	850	2,650	34	2007
Sarasota, FL

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST BANK I FL	768	300	403	-	300	403	703	16	2007
New Smyrna Beach, FL
SUNTRUST BANK I FL	1,344	1,700	705	-	1,700	705	2,405	28	2007
Lakeland, FL
SUNTRUST BANK I FL	1,116	1,300	585	-	1,300	585	1,885	23	2007
North Palm Beach, FL
SUNTRUST BANK I FL	1,052	900	552	-	900	551	1,451	22	2007
Port St. Lucie, FL
SUNTRUST BANK I FL	781	1,100	410	-	1,100	410	1,510	16	2007
Clearwater, FL
SUNTRUST BANK I FL	1,182	1,200	620	-	1,200	620	1,820	25	2007
Okeechobee, FL
SUNTRUST BANK I FL	1,639	650	859	-	650	859	1,509	34	2007
Ormond Beach, FL
SUNTRUST BANK I FL	1,371	1,100	719	-	1,100	719	1,819	29	2007
Osprey, FL
SUNTRUST BANK I FL	577	601	303	-	601	303	903	12	2007
Panama City Beach, FL
SUNTRUST BANK I FL	876	975	459	-	975	459	1,434	18	2007
New Port Richey, FL
SUNTRUST BANK I FL	1,351	1,750	708	-	1,750	708	2,458	28	2007
Pembroke Pines, FL
SUNTRUST BANK I FL	1,371	1,023	719	-	1,023	719	1,742	29	2007
Orlando, FL
SUNTRUST BANK I FL	1,709	1,800	896	-	1,800	896	2,696	36	2007
Pompano Beach, FL
SUNTRUST BANK I FL	895	1,030	469	-	1,030	469	1,499	19	2007
Jacksonville, FL
SUNTRUST BANK I FL	296	298	155	-	298	155	453	6	2007
Brooksville, FL
SUNTRUST BANK I FL	2,659	2,803	1,394	-	2,803	1,394	4,197	55	2007
Miami, FL
SUNTRUST BANK I FL	1,100	490	577	-	490	577	1,067	23	2007
Rockledge, FL
SUNTRUST BANK I FL	775	812	406	-	812	406	1,218	16	2007
Tampa, FL
SUNTRUST BANK I FL	2,175	1,565	1,141	-	1,565	1,141	2,706	45	2007
Seminole, FL
SUNTRUST BANK I FL	1,361	1,430	714	-	1,430	713	2,143	28	2007
Orlando, FL
SUNTRUST BANK I FL	821	861	431	-	861	430	1,291	17	2007
Jacksonville, FL
SUNTRUST BANK I FL	1,456	1,500	764	-	1,500	764	2,264	30	2007
Ocala, FL
SUNTRUST BANK I FL	2,177	2,200	1,142	-	2,200	1,142	3,342	45	2007
Orlando, FL

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST BANK I FL	639	600	335	-	600	335	935	13	2007
Brooksville, FL
SUNTRUST BANK I FL	1,451	600	761	-	600	761	1,361	30	2007
Spring Hill, FL
SUNTRUST BANK I FL	1,445	1,000	758	-	1,000	758	1,758	30	2007
St. Augustine, FL
SUNTRUST BANK I FL	1,315	1,050	689	-	1,050	689	1,739	27	2007
Port St. Lucie, FL
SUNTRUST BANK I FL	842	850	441	-	850	441	1,291	18	2007
Vero Beach, FL
SUNTRUST BANK I FL	1,099	1,150	576	-	1,150	576	1,726	23	2007
Gulf Breeze, FL
SUNTRUST BANK I FL	1,740	2,400	913	-	2,400	912	3,312	36	2007
Casselberry, FL
SUNTRUST BANK I FL	2,049	2,700	1,075	-	2,700	1,074	3,774	43	2007
Winter Park, FL
SUNTRUST BANK I FL	1,315	1,500	690	-	1,500	690	2,190	27	2007
Fort Pierce, FL
SUNTRUST BANK I FL	869	600	456	-	600	456	1,056	18	2007
Plant City, FL
SUNTRUST BANK I FL	1,262	1,540	662	-	1,540	662	2,202	26	2007
St. Petersburg, FL
SUNTRUST BANK I FL	1,260	580	661	-	580	660	1,240	26	2007
Ormond Beach, FL
SUNTRUST BANK I FL	1,499	1,840	786	-	1,840	786	2,626	31	2007
West St. Cloud, FL
SUNTRUST BANK I FL	1,243	1,450	652	-	1,450	652	2,102	26	2007
Tamarac, FL
SUNTRUST BANK I GA	937	1,050	584	-	1,050	584	1,634	23	2007
Brunswick, GA
SUNTRUST BANK I GA	1,532	2,100	955	-	2,100	955	3,055	38	2007
Kennesaw, GA
SUNTRUST BANK I GA	1,368	675	852	-	675	852	1,527	34	2007
Columbus, GA
SUNTRUST BANK I GA	1,150	925	716	-	925	716	1,641	28	2007
Austell, GA
SUNTRUST BANK I GA	5,345	7,184	3,329	-	7,184	3,330	10,514	132	2007
Atlanta, GA
SUNTRUST BANK I GA	1,213	1,375	756	-	1,375	756	2,131	30	2007
Chambleee, GA
SUNTRUST BANK I GA	1,263	525	787	-	525	787	1,312	31	2007
Conyers, GA
SUNTRUST BANK I GA	1,945	1,750	1,211	-	1,750	1,212	2,962	48	2007
Atlanta, GA
SUNTRUST BANK I GA	776	300	483	-	300	483	783	19	2007
Savannah, GA

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST BANK I GA	1,910	1,325	1,190	-	1,325	1,190	2,515	47	2007
Dunwoody, GA
SUNTRUST BANK I GA	990	800	617	-	800	617	1,417	24	2007
Douglasville, GA
SUNTRUST BANK I GA	405	325	253	-	325	253	578	10	2007
Albany, GA
SUNTRUST BANK I GA	748	865	466	-	865	466	1,330	19	2007
Athens, GA
SUNTRUST BANK I GA	654	250	408	-	250	408	658	16	2007
Macon, GA
SUNTRUST BANK I GA	1,047	500	652	-	500	653	1,153	26	2007
Atlanta, GA
SUNTRUST BANK I GA	1,879	1,275	1,171	-	1,275	1,171	2,446	47	2007
Duluth, GA
SUNTRUST BANK I GA	907	360	565	-	360	565	925	22	2007
Thomson, GA
SUNTRUST BANK I GA	986	90	614	-	90	614	704	24	2007
Madison, GA
SUNTRUST BANK I GA	1,082	325	674	-	325	674	999	27	2007
Savannah, GA
SUNTRUST BANK I GA	1,798	2,025	1,120	-	2,025	1,120	3,145	45	2007
Marietta, GA
SUNTRUST BANK I GA	1,592	1,200	992	-	1,200	992	2,192	39	2007
Marietta, GA
SUNTRUST BANK I GA	1,832	1,000	1,141	-	1,000	1,141	2,141	45	2007
Cartersville, GA
SUNTRUST BANK I GA	3,626	4,539	2,259	-	4,539	2,259	6,798	90	2007
Atlanta, GA
SUNTRUST BANK I GA	747	300	465	-	300	465	765	18	2007
Lithonia, GA
SUNTRUST BANK I GA	1,659	1,500	1,034	-	1,500	1,034	2,534	41	2007
Peachtree City, GA
SUNTRUST BANK I GA	1,105	575	688	-	575	688	1,263	27	2007
Stone Mountain, GA
SUNTRUST BANK I GA	2,539	1,600	1,581	-	1,600	1,582	3,182	63	2007
Atlanta, GA
SUNTRUST BANK I GA	1,056	175	658	-	175	658	833	26	2007
Waycross, GA
SUNTRUST BANK I GA	557	475	347	-	475	347	822	14	2007
Union City, GA
SUNTRUST BANK I GA	741	650	462	-	650	462	1,112	18	2007
Savannah, GA
SUNTRUST BANK I GA	1,410	525	878	-	525	878	1,403	35	2007
Morrow, GA
SUNTRUST BANK I GA	636	575	396	-	575	396	971	16	2007
Norcross, GA

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST BANK I GA	968	869	603	-	869	603	1,472	24	2007
Stockbridge, GA
SUNTRUST BANK I GA	721	250	449	-	250	449	699	18	2007
Stone Mountain, GA
SUNTRUST BANK I GA	623	575	388	-	575	388	963	15	2007
Sylvester, GA
SUNTRUST BANK I GA	1,709	1,100	1,065	-	1,100	1,065	2,165	42	2007
Evans, GA
SUNTRUST BANK I GA	471	200	294	-	200	294	494	12	2007
Thomson, GA
SUNTRUST BANK I MD	1,914	1,000	1,925	(1)	1,000	1,924	2,924	76	2007
Annapolis, MD
SUNTRUST BANK I MD	1,167	800	1,174	-	800	1,173	1,973	47	2007
Landover, MD
SUNTRUST BANK I MD	1,405	600	1,414	(1)	600	1,413	2,013	56	2007
Avondale, MD
SUNTRUST BANK I MD	1,453	800	1,462	(1)	800	1,461	2,261	58	2007
Cambridge, MD
SUNTRUST BANK I MD	1,566	800	1,575	(1)	800	1,574	2,374	63	2007
Cockeysville, MD
SUNTRUST BANK I MD	2,215	700	2,229	(1)	700	2,228	2,928	88	2007
Glen Burnie, MD
SUNTRUST BANK I MD	2,459	100	2,473	(1)	100	2,473	2,573	98	2007
Annapolis, MD
SUNTRUST BANK I MD	1,727	1,100	1,737	(1)	1,100	1,737	2,837	69	2007
Prince Frederick, MD
SUNTRUST BANK I NC	870	600	844	-	600	844	1,444	34	2007
Greensboro, NC
SUNTRUST BANK I NC	741	550	719	-	550	719	1,269	29	2007
Greensboro, NC
SUNTRUST BANK I NC	923	190	896	-	190	896	1,086	36	2007
Apex, NC
SUNTRUST BANK I NC	491	450	477	-	450	477	927	19	2007
Arden, NC
SUNTRUST BANK I NC	711	400	690	-	400	690	1,090	27	2007
Asheboro, NC
SUNTRUST BANK I NC	622	75	604	-	75	604	679	24	2007
Bessemer City, NC
SUNTRUST BANK I NC	457	500	444	-	500	444	944	18	2007
Durham, NC
SUNTRUST BANK I NC	723	550	701	-	550	702	1,252	28	2007
Charlotte, NC
SUNTRUST BANK I NC	919	200	891	-	200	891	1,091	35	2007
Charlotte, NC
SUNTRUST BANK I NC	943	425	915	-	425	915	1,340	36	2007
Greensboro, NC

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST BANK I NC	527	320	512	-	320	512	832	20	2007
Creedmoor, NC
SUNTRUST BANK I NC	821	280	796	-	280	797	1,077	32	2007
Durham, NC
SUNTRUST BANK I NC	847	400	821	-	400	822	1,222	33	2007
Dunn, NC
SUNTRUST BANK I NC	401	550	389	-	550	389	939	15	2007
Harrisburg, NC
SUNTRUST BANK I NC	958	450	929	-	450	929	1,379	37	2007
Hendersonville, NC
SUNTRUST BANK I NC	730	230	708	-	230	709	939	28	2007
Cary, NC
SUNTRUST BANK I NC	1,066	300	1,034	-	300	1,035	1,335	41	2007
Mebane, NC
SUNTRUST BANK I NC	2,454	175	2,380	1	175	2,381	2,556	95	2007
Lenoir, NC
SUNTRUST BANK I NC	770	130	747	-	130	748	878	30	2007
Roxboro, NC
SUNTRUST BANK I NC	636	300	617	-	300	617	917	25	2007
Winston-Salem, NC
SUNTRUST BANK I NC	1,200	280	1,164	-	280	1,165	1,445	46	2007
Oxford, NC
SUNTRUST BANK I NC	420	25	408	-	25	408	433	16	2007
Pittsboro, NC
SUNTRUST BANK I NC	1,094	500	1,061	-	500	1,061	1,561	42	2007
Charlotte, NC
SUNTRUST BANK I NC	578	500	561	-	500	561	1,061	22	2007
Greensboro, NC
SUNTRUST BANK I NC	422	350	410	-	350	410	760	16	2007
Stanley, NC
SUNTRUST BANK I NC	393	275	382	-	275	382	657	15	2007
Salisbury, NC
SUNTRUST BANK I NC	492	250	477	-	250	477	727	19	2007
Stokesdale, NC
SUNTRUST BANK I NC	460	600	446	-	600	446	1,046	18	2007
Sylva, NC
SUNTRUST BANK I NC	244	150	237	-	150	237	387	9	2007
Lexington, NC
SUNTRUST BANK I NC	695	140	674	-	140	674	814	27	2007
Walnut Cove, NC
SUNTRUST BANK I NC	651	200	632	-	200	632	832	25	2007
Waynesville, NC
SUNTRUST BANK I NC	780	550	757	-	550	757	1,307	30	2007
Concord, NC
SUNTRUST BANK I NC	970	250	941	-	250	941	1,191	37	2007
Yadkinville, NC

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST BANK I NC	367	275	356	-	275	356	631	14	2007
Rural Hall, NC
SUNTRUST BANK I NC	493	450	479	-	450	479	929	19	2007
Summerfield, NC
SUNTRUST BANK I SC	1,158	260	1,255	(1)	260	1,254	1,514	50	2007
Greenville, SC
SUNTRUST BANK I SC	834	36	904	(1)	36	903	939	36	2007
Fountain Inn, SC
SUNTRUST BANK I SC	700	80	758	-	80	758	838	30	2007
Liberty, SC
SUNTRUST BANK I SC	810	350	878	(1)	350	878	1,228	35	2007
Mauldin, SC
SUNTRUST BANK I SC	753	160	816	-	160	815	975	32	2007
Greenville, SC
SUNTRUST BANK I SC	570	360	618	-	360	617	977	25	2007
Greenville, SC
SUNTRUST BANK I SC	1,100	800	1,192	(1)	800	1,192	1,992	47	2007
Greenville, SC
SUNTRUST BANK I TN	474	240	319	-	240	319	559	13	2007
Kingsport, TN
SUNTRUST BANK I TN	347	370	234	-	370	233	603	9	2007
Morristown, TN
SUNTRUST BANK I TN	1,540	1,110	1,036	(1)	1,110	1,035	2,145	41	2007
Brentwood, TN
SUNTRUST BANK I TN	1,385	1,100	932	(1)	1,100	931	2,031	37	2007
Brentwood, TN
SUNTRUST BANK I TN	1,528	1,450	1,028	(1)	1,450	1,027	2,477	41	2007
Nashville, TN
SUNTRUST BANK I TN	520	675	350	-	675	350	1,025	14	2007
Nashville, TN
SUNTRUST BANK I TN	595	250	400	-	250	400	650	16	2007
East Ridge, TN
SUNTRUST BANK I TN	1,297	735	872	(1)	735	872	1,607	35	2007
Nashville, TN
SUNTRUST BANK I TN	608	370	409	-	370	408	778	16	2007
Chattanooga, TN
SUNTRUST BANK I TN	1,259	675	848	(1)	675	847	1,522	34	2007
Lebanon, TN
SUNTRUST BANK I TN	937	425	630	(1)	425	630	1,055	25	2007
Chattanooga, TN
SUNTRUST BANK I TN	730	185	491	-	185	491	676	19	2007
Chattanooga, TN
SUNTRUST BANK I TN	570	410	383	-	410	383	793	15	2007
Loudon, TN
SUNTRUST BANK I TN	997	1,400	671	(1)	1,400	671	2,071	27	2007
Nashville, TN

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST BANK I TN	585	150	394	-	150	393	543	16	2007
Soddy Daisy, TN
SUNTRUST BANK I TN	1,078	660	725	(1)	660	725	1,385	29	2007
Oak Ridge, TN
SUNTRUST BANK I TN	958	335	645	(1)	335	644	979	26	2007
Savannah, TN
SUNTRUST BANK I TN	558	550	375	-	550	375	925	15	2007
Signal Mountain, TN
SUNTRUST BANK I TN	881	870	593	(1)	870	592	1,462	24	2007
Smyrna, TN
SUNTRUST BANK I TN	788	1,000	530	(1)	1,000	530	1,530	21	2007
Murfreesboro, TN
SUNTRUST BANK I TN	395	391	265	-	391	265	657	11	2007
Murfreesboro, TN
SUNTRUST BANK I TN	250	180	168	-	180	168	348	7	2007
Johnson City, TN
SUNTRUST BANK I TN	413	453	278	-	453	278	730	11	2007
Chattanooga, TN
SUNTRUST BANK I TN	675	620	454	-	620	454	1,074	18	2007
Nashville, TN
SUNTRUST BANK I VA	321	30	260	-	30	260	290	10	2007
Accomac, VA
SUNTRUST BANK I VA	377	300	306	-	300	306	606	12	2007
Richmond, VA
SUNTRUST BANK I VA	2,034	1,000	1,647	-	1,000	1,647	2,647	65	2007
Fairfax, VA
SUNTRUST BANK I VA	1,250	1,000	1,012	-	1,000	1,012	2,012	40	2007
Fredericksburg, VA
SUNTRUST BANK I VA	361	500	292	-	500	292	792	12	2007
Richmond, VA
SUNTRUST BANK I VA	474	140	384	-	140	384	524	15	2007
Collinsville, VA
SUNTRUST BANK I VA	427	150	346	-	150	346	496	14	2007
Doswell, VA
SUNTRUST BANK I VA	1,220	380	988	-	380	987	1,367	39	2007
Lynchburg, VA
SUNTRUST BANK I VA	1,830	2,200	1,482	-	2,200	1,482	3,682	59	2007
Stafford, VA
SUNTRUST BANK I VA	1,410	760	1,142	-	760	1,142	1,902	45	2007
Gloucester, VA
SUNTRUST BANK I VA	896	450	726	-	450	725	1,175	29	2007
Chesapeake, VA
SUNTRUST BANK I VA	282	310	228	-	310	228	538	9	2007
Lexington, VA
SUNTRUST BANK I VA	228	90	185	-	90	185	275	7	2007
Radford, Va

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST BANK I VA	676	530	547	-	530	547	1,077	22	2007
Williamsburg, VA
SUNTRUST BANK I VA	591	860	479	-	860	479	1,339	19	2007
Salem, VA
SUNTRUST BANK I VA	1,676	1,170	1,357	-	1,170	1,357	2,527	54	2007
Roanoke, VA
SUNTRUST BANK I VA	783	150	634	-	150	634	784	25	2007
New Market, VA
SUNTRUST BANK I VA	1,233	200	999	-	200	999	1,199	40	2007
Onancock, VA
SUNTRUST BANK I VA	217	120	176	-	120	176	296	7	2007
Painter, VA
SUNTRUST BANK I VA	1,143	260	926	-	260	926	1,186	37	2007
Stuart, VA
SUNTRUST BANK I VA	615	450	498	-	450	498	948	20	2007
Roanoke, VA
SUNTRUST BANK I VA	299	399	243	-	399	243	642	10	2007
Vinton, VA
SUNTRUST II FLORIDA	1,537	1,533	893	3	1,533	896	2,429	33	2007
Miami, FL
SUNTRUST II FLORIDA	1,396	1,392	811	2	1,392	813	2,206	30	2007
Destin, FL
SUNTRUST II FLORIDA	1,466	1,463	852	2	1,463	855	2,318	31	2007
Dunedin, FL
SUNTRUST II FLORIDA	1,085	1,082	630	2	1,082	632	1,715	23	2007
Palm Harbor FL
SUNTRUST II FLORIDA	1,679	1,675	976	3	1,675	979	2,654	36	2007
Tallahassee, FL
SUNTRUST II FLORIDA	1,224	1,221	711	2	1,221	713	1,935	26	2007
Orlando, FL
SUNTRUST II FLORIDA	1,432	1,429	832	2	1,429	835	2,264	31	2007
Orlando, FL
SUNTRUST II FLORIDA	1,130	1,127	656	2	1,127	658	1,785	24	2007
Melbourne, FL
SUNTRUST II FLORIDA	1,322	1,319	768	2	1,319	770	2,089	28	2007
Coral Springs, FL
SUNTRUST II FLORIDA	1,040	1,038	604	2	1,038	606	1,644	22	2007
Lakeland, FL
SUNTRUST II FLORIDA	1,224	1,221	711	2	1,221	713	1,935	26	2007
Palm Coast, FL
SUNTRUST II FLORIDA	1,531	1,527	890	3	1,527	892	2,420	33	2007
Plant City, FL
SUNTRUST II FLORIDA	1,391	1,388	808	2	1,388	811	2,198	30	2007
Orlando, FL
SUNTRUST II FLORIDA	1,028	1,026	598	2	1,026	599	1,625	22	2007
South Daytona, FL

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST II FLORIDA	1,199	1,196	697	2	1,196	699	1,895	26	2007
Fort Lauderdale, FL
SUNTRUST II FLORIDA	984	982	572	2	982	574	1,556	21	2007
Pensacola, FL
SUNTRUST II FLORIDA	1,243	1,240	722	2	1,240	724	1,965	27	2007
West Palm Beach, FL
SUNTRUST II FLORIDA	817	815	475	1	815	476	1,292	17	2007
Lake Wells, FL
SUNTRUST II FLORIDA	340	339	198	1	339	198	537	7	2007
Dunnellon, FL
SUNTRUST II FLORIDA	1,182	1,180	687	2	1,180	689	1,869	25	2007
Kissimmee, FL
SUNTRUST II FLORIDA	1,133	1,131	659	2	1,131	660	1,791	24	2007
Port Orange, FL
SUNTRUST II FLORIDA	1,121	1,119	652	2	1,119	654	1,772	24	2007
North Port, FL
SUNTRUST II FLORIDA	1,098	1,095	638	2	1,095	640	1,735	23	2007
Hudson, FL
SUNTRUST II FLORIDA	1,032	1,030	600	2	1,030	602	1,632	22	2007
Port Orange, FL
SUNTRUST II GEORGIA	1,525	1,399	1,057	(37)	1,399	1,021	2,420	37	2007
Atlanta, GA
SUNTRUST II GEORGIA	981	900	680	(24)	900	657	1,557	24	2007
Bowden, GA
SUNTRUST II GEORGIA	480	440	333	(12)	440	321	761	12	2007
Cedartown, GA
SUNTRUST II GEORGIA	1,225	1,124	849	(29)	1,124	820	1,944	30	2007
St. Simons Island, GA
SUNTRUST II GEORGIA	1,890	1,734	1,310	(45)	1,734	1,264	2,998	46	2007
Dunwoody, GA
SUNTRUST II GEORGIA	1,114	1,022	772	(27)	1,022	745	1,767	27	2007
Atlanta, GA
SUNTRUST II GEORGIA	1,101	1,010	763	(26)	1,010	737	1,747	27	2007
Jessup, GA
SUNTRUST II GEORGIA	173	159	120	(4)	159	116	274	4	2007
Brunswick, GA
SUNTRUST II GEORGIA	1,382	1,268	958	(33)	1,268	924	2,192	34	2007
Roswell, GA
SUNTRUST II GEORGIA	1,516	1,391	1,051	(36)	1,391	1,014	2,406	37	2007
Norcross, GA
SUNTRUST II GEORGIA	662	607	459	(16)	607	443	1,050	16	2007
Augusta, GA
SUNTRUST II MARYLAND	2,924	1,747	2,890	2	1,747	2,892	4,639	106	2007
Annapolis, MD
SUNTRUST II MARYLAND	1,207	721	1,193	1	721	1,194	1,915	44	2007
Frederick, MD

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST II MARYLAND	2,123	1,269	2,099	1	1,269	2,100	3,369	77	2007
Waldorf, MD
SUNTRUST II MARYLAND	1,610	962	1,591	1	962	1,592	2,554	58	2007
Ellicott City, MD
SUNTRUST II NORTH CAROLINA	940	453	1,038	1	453	1,039	1,492	38	2007
Belmont, NC
SUNTRUST II NORTH CAROLINA	625	301	690	1	301	691	992	25	2007
Carrboro, NC
SUNTRUST II NORTH CAROLINA	1,246	601	1,375	2	601	1,377	1,978	50	2007
Monroe, NC
SUNTRUST II NORTH CAROLINA	780	376	861	1	376	862	1,238	32	2007
Lexington, NC
SUNTRUST II NORTH CAROLINA	605	292	668	1	292	669	961	25	2007
Burlington, NC
SUNTRUST II NORTH CAROLINA	2,395	1,155	2,645	3	1,155	2,648	3,803	97	2007
Mocksville, NC
SUNTRUST II NORTH CAROLINA	1,299	627	1,434	2	627	1,436	2,063	53	2007
Durham, NC
SUNTRUST II NORTH CAROLINA	550	265	607	1	265	608	873	22	2007
Oakboro, NC
SUNTRUST II NORTH CAROLINA	862	416	951	1	416	953	1,368	35	2007
Concord, NC
SUNTRUST II NORTH CAROLINA	800	386	883	1	386	884	1,270	32	2007
Raleigh, NC
SUNTRUST II NORTH CAROLINA	700	338	773	1	338	774	1,111	28	2007
Greensboro, NC
SUNTRUST II NORTH CAROLINA	220	106	243	-	106	243	349	9	2007
Pittsboro, NC
SUNTRUST II NORTH CAROLINA	348	168	385	-	168	385	553	14	2007
Yadkinville, NC
SUNTRUST II NORTH CAROLINA	468	226	517	1	226	517	743	19	2007
Matthews, NC
SUNTRUST II NORTH CAROLINA	379	183	419	1	183	420	603	15	2007
Burlington, NC
SUNTRUST II NORTH CAROLINA	700	338	773	1	338	774	1,111	28	2007
Zebulon, NC
SUNTRUST II SOUTH CAROLINA	642	220	798	-	220	798	1,018	29	2007
Belton, SC
SUNTRUST II SOUTH CAROLINA	1,000	343	1,243	1	343	1,244	1,587	46	2007
Anderson, SC
SUNTRUST II SOUTH CAROLINA	910	312	1,132	1	312	1,132	1,444	42	2007
Travelers Rest, SC
SUNTRUST II TENNESSEE	1,764	1,190	1,619	3	1,190	1,623	2,812	59	2007
Nashville, TN
SUNTRUST II TENNESSEE	232	156	213	-	156	213	369	8	2007
Lavergne, TN

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST II TENNESSEE	750	506	689	1	506	690	1,196	25	2007
Nashville, TN
SUNTRUST II TENNESSEE	533	360	489	1	360	490	850	18	2007
Nashville, TN
SUNTRUST II TENNESSEE	922	622	847	2	622	848	1,470	31	2007
Chattanooga, TN
SUNTRUST II TENNESSEE	870	587	798	2	587	800	1,387	29	2007
Madison, TN
SUNTRUST II VIRGINIA	1,371	759	1,423	(1)	759	1,422	2,181	52	2007
Richmond, VA
SUNTRUST II VIRGINIA	425	235	441	-	235	441	676	16	2007
Richmond, VA
SUNTRUST II VIRGINIA	667	369	692	-	369	692	1,061	25	2007
Norfolk, VA
SUNTRUST II VIRGINIA	437	242	454	-	242	453	695	17	2007
Lynchburg, VA
SUNTRUST II VIRGINIA	367	203	382	-	203	381	585	14	2007
Cheriton, VA
SUNTRUST II VIRGINIA	1,107	613	1,149	(1)	613	1,149	1,761	42	2007
Rocky Mount, VA
SUNTRUST II VIRGINIA	251	139	260	-	139	260	399	10	2007
Petersburg, VA
SUNTRUST III DISTRICT OF COLUMBIA	1,730	800	1,986	-	800	1,986	2,786	55	2008
Washington, DC
SUNTRUST III FLORIDA	1,216	1,199	729	-	1,199	729	1,928	20	2008
Avon Park, FL
SUNTRUST III FLORIDA	631	622	378	-	622	378	1,000	10	2008
Bartow, FL
SUNTRUST III FLORIDA	625	616	374	-	616	374	991	10	2008
Belleview, FL
SUNTRUST III FLORIDA	1,035	1,020	620	-	1,020	620	1,640	17	2008
Beverly Hills, FL
SUNTRUST III FLORIDA	1,495	1,474	896	-	1,474	896	2,370	25	2008
Boca Raton, FL
SUNTRUST III FLORIDA	1,004	990	602	-	990	602	1,592	17	2008
Bradenton, FL
SUNTRUST III FLORIDA	1,209	1,192	724	-	1,192	724	1,916	20	2008
Cape Coral, FL
SUNTRUST III FLORIDA	567	559	340	-	559	340	898	9	2008
Clearwater, FL
SUNTRUST III FLORIDA	1,669	1,646	1,000	-	1,646	1,000	2,645	27	2008
Crystal River, FL
SUNTRUST III FLORIDA	671	661	402	-	661	402	1,063	11	2008
Daytona Beach Shores, FL
SUNTRUST III FLORIDA	988	975	592	-	975	592	1,567	16	2008
Deland, FL

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST III FLORIDA	988	975	592	-	975	592	1,567	16	2008
Deland, FL
SUNTRUST III FLORIDA	1,058	1,043	634	-	1,043	634	1,677	17	2008
Edgewater, FL
SUNTRUST III FLORIDA	938	924	562	-	924	562	1,486	15	2008
Flager Beach, FL
SUNTRUST III FLORIDA	688	678	412	-	678	412	1,090	11	2008
Fort Myers, FL
SUNTRUST III FLORIDA	1,097	1,081	657	-	1,081	657	1,738	18	2008
Fort Myers, FL
SUNTRUST III FLORIDA	1,446	1,426	867	-	1,426	867	2,293	24	2008
Greenacres City, FL
SUNTRUST III FLORIDA	1,803	1,778	1,080	-	1,778	1,080	2,859	30	2008
Gulf Breeze, FL
SUNTRUST III FLORIDA	1,122	1,106	672	-	1,106	672	1,778	18	2008
Haines City, FL
SUNTRUST III FLORIDA	2,209	2,178	1,323	-	2,178	1,323	3,501	36	2008
Hallandale, FL
SUNTRUST III FLORIDA	690	680	413	-	680	413	1,093	11	2008
Hamosassa, FL
SUNTRUST III FLORIDA	2,146	2,115	1,285	-	2,115	1,285	3,401	35	2008
Hilaleah, FL
SUNTRUST III FLORIDA	585	577	350	-	577	350	927	10	2008
Inverness, FL
SUNTRUST III FLORIDA	874	862	524	-	862	524	1,385	14	2008
Jacksonville, FL
SUNTRUST III FLORIDA	1,095	1,080	656	-	1,080	656	1,736	18	2008
Jacksonville, FL
SUNTRUST III FLORIDA	1,312	1,294	786	-	1,294	786	2,080	22	2008
Jupiter, FL
SUNTRUST III FLORIDA	1,140	1,124	683	-	1,124	683	1,806	19	2008
Lady Lake, FL
SUNTRUST III FLORIDA	1,301	1,283	779	-	1,283	779	2,062	21	2008
Lady Lake, FL
SUNTRUST III FLORIDA	1,067	1,052	639	-	1,052	639	1,692	18	2008
Lake Placid, FL
SUNTRUST III FLORIDA	806	795	483	-	795	483	1,278	13	2008
Lakeland, FL
SUNTRUST III FLORIDA	716	706	429	-	706	429	1,135	12	2008
Largo, FL
SUNTRUST III FLORIDA	876	863	525	-	863	525	1,388	14	2008
Lynn Haven, FL
SUNTRUST III FLORIDA	886	874	531	-	874	531	1,405	15	2008
Melbourne, FL
SUNTRUST III FLORIDA	1,656	1,633	992	-	1,633	992	2,624	27	2008
Miami, FL

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST III FLORIDA	970	956	581	-	956	581	1,538	16	2008
Miami Beach, FL
SUNTRUST III FLORIDA	949	935	568	-	935	568	1,503	16	2008
New Port Richey, FL
SUNTRUST III FLORIDA	1,519	1,498	910	-	1,498	910	2,408	25	2008
Orlando, FL
SUNTRUST III FLORIDA	1,425	1,405	854	-	1,405	854	2,259	23	2008
Orlando, FL
SUNTRUST III FLORIDA	580	572	348	-	572	348	920	10	2008
Palm Harbor, FL
SUNTRUST III FLORIDA	1,371	1,352	821	-	1,352	821	2,173	23	2008
Palm Harbor, FL
SUNTRUST III FLORIDA	942	928	564	-	928	564	1,492	16	2008
Port St. Lucie, FL
SUNTRUST III FLORIDA	1,719	1,695	1,030	-	1,695	1,030	2,724	28	2008
Punta Gorda, FL
SUNTRUST III FLORIDA	988	974	592	-	974	592	1,567	16	2008
Roseland, FL
SUNTRUST III FLORIDA	798	787	478	-	787	478	1,265	13	2008
Sebring, FL
SUNTRUST III FLORIDA	754	743	452	-	743	452	1,195	12	2008
Seminole, FL
SUNTRUST III FLORIDA	832	820	498	-	820	498	1,319	14	2008
Spring Hill, FL
SUNTRUST III FLORIDA	1,380	1,360	827	-	1,360	827	2,187	23	2008
Spring Hill, FL
SUNTRUST III FLORIDA	1,349	1,330	808	-	1,330	808	2,138	22	2008
Spring Hill, FL
SUNTRUST III FLORIDA	949	936	569	-	936	569	1,505	16	2008
St. Petersburg, FL
SUNTRUST III FLORIDA	1,933	1,906	1,158	-	1,906	1,158	3,063	32	2008
Stuart, FL
SUNTRUST III FLORIDA	2,041	2,013	1,223	-	2,013	1,223	3,236	34	2008
Sun City Center, FL
SUNTRUST III FLORIDA	1,539	1,518	922	-	1,518	922	2,440	25	2008
Tamarac, FL
SUNTRUST III FLORIDA	613	605	367	-	605	367	972	10	2008
Valrico, FL
SUNTRUST III FLORIDA	770	760	462	-	760	462	1,221	13	2008
Wildwood, FL
SUNTRUST III FLORIDA	814	802	488	-	802	488	1,290	13	2008
Zephyhills, FL
SUNTRUST III FLORIDA	1,943	1,916	1,164	-	1,916	1,164	3,080	32	2008
Zephyhills, FL
SUNTRUST III GEORGIA	655	564	482	-	564	482	1,046	13	2008
Albany, GA

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST III GEORGIA	1,909	1,642	1,404	-	1,642	1,404	3,046	39	2008
Alpharetta, GA
SUNTRUST III GEORGIA	1,433	1,233	1,054	-	1,233	1,054	2,287	29	2008
Alpharetta, GA
SUNTRUST III GEORGIA	1,233	1,061	907	-	1,061	907	1,968	25	2008
Athens, GA
SUNTRUST III GEORGIA	2,331	2,005	1,714	-	2,005	1,714	3,719	47	2008
Atlanta, GA
SUNTRUST III GEORGIA	496	427	365	-	427	365	791	10	2008
Atlanta, GA
SUNTRUST III GEORGIA	1,032	888	759	-	888	759	1,647	21	2008
Augusta, GA
SUNTRUST III GEORGIA	503	432	370	-	432	370	802	10	2008
Augusta, GA
SUNTRUST III GEORGIA	677	582	498	-	582	498	1,080	14	2008
Augusta, GA
SUNTRUST III GEORGIA	1,050	904	772	-	904	772	1,676	21	2008
Baxley, GA
SUNTRUST III GEORGIA	608	523	447	-	523	447	970	12	2008
Columbus, GA
SUNTRUST III GEORGIA	528	454	389	-	454	389	843	11	2008
Conyers, GA
SUNTRUST III GEORGIA	715	615	526	-	615	526	1,141	14	2008
Douglas, GA
SUNTRUST III GEORGIA	1,305	1,122	959	-	1,122	959	2,081	26	2008
Duluth, GA
SUNTRUST III GEORGIA	932	802	686	-	802	686	1,488	19	2008
Jonesboro, GA
SUNTRUST III GEORGIA	1,852	1,593	1,362	-	1,593	1,362	2,955	37	2008
Lawrenceville, GA
SUNTRUST III GEORGIA	846	728	622	-	728	622	1,351	17	2008
Marietta, GA
SUNTRUST III GEORGIA	745	641	548	-	641	548	1,189	15	2008
Norcross, GA
SUNTRUST III GEORGIA	903	777	664	-	777	664	1,441	18	2008
Tucker, GA
SUNTRUST III GEORGIA	1,454	1,251	1,069	-	1,251	1,069	2,320	29	2008
Warner Robins, GA
SUNTRUST III GEORGIA	1,220	1,050	897	-	1,050	897	1,947	25	2008
Woodstock, GA
SUNTRUST III GEORGIA	386	332	284	-	332	284	615	8	2008
Macon, GA
SUNTRUST III MARYLAND	1,250	563	1,427	-	563	1,427	1,989	39	2008
Bladensburg, MD
SUNTRUST III MARYLAND	818	368	933	-	368	933	1,301	26	2008
Chestertown, MD

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST III MARYLAND	1,710	770	1,952	-	770	1,952	2,721	54	2008
Upper Marlboro, MD
SUNTRUST III NORTH CAROLINA	985	617	953	-	617	953	1,570	26	2008
Black Mountain, NC
SUNTRUST III NORTH CAROLINA	436	273	422	-	273	422	695	12	2008
Butner, NC
SUNTRUST III NORTH CAROLINA	871	546	843	-	546	843	1,389	23	2008
Cary, NC
SUNTRUST III NORTH CAROLINA	552	346	534	-	346	534	880	15	2008
Chapel Hill, NC
SUNTRUST III NORTH CAROLINA	958	600	928	-	600	928	1,528	26	2008
Denton, NC
SUNTRUST III NORTH CAROLINA	511	320	495	-	320	495	815	14	2008
Erwin, NC
SUNTRUST III NORTH CAROLINA	613	384	594	-	384	594	978	16	2008
Greensboro, NC
SUNTRUST III NORTH CAROLINA	498	312	482	-	312	482	794	13	2008
Hudson, NC
SUNTRUST III NORTH CAROLINA	531	333	514	-	333	514	847	14	2008
Huntersville, NC
SUNTRUST III NORTH CAROLINA	1,264	792	1,224	-	792	1,224	2,016	34	2008
Kannapolis, NC
SUNTRUST III NORTH CAROLINA	649	407	628	-	407	628	1,035	17	2008
Kernersville, NC
SUNTRUST III NORTH CAROLINA	357	224	345	-	224	345	569	9	2008
Marshville, NC
SUNTRUST III NORTH CAROLINA	701	439	678	-	439	678	1,118	19	2008
Mocksville, NC
SUNTRUST III NORTH CAROLINA	534	335	517	-	335	517	852	14	2008
Monroe, NC
SUNTRUST III NORTH CAROLINA	630	395	610	-	395	610	1,004	17	2008
Monroe, NC
SUNTRUST III NORTH CAROLINA	564	354	546	-	354	546	900	15	2008
Norwood, NC
SUNTRUST III NORTH CAROLINA	1,462	916	1,415	-	916	1,415	2,332	39	2008
Raleigh, NC
SUNTRUST III NORTH CAROLINA	971	608	940	-	608	940	1,548	26	2008
Roxboro, NC
SUNTRUST III NORTH CAROLINA	545	342	528	-	342	528	869	15	2008
Spencer, NC
SUNTRUST III NORTH CAROLINA	1,342	841	1,299	-	841	1,299	2,139	36	2008
Wake Forest, NC
SUNTRUST III NORTH CAROLINA	267	167	259	-	167	259	426	7	2008
Youngsville, NC
SUNTRUST III SOUTH CAROLINA	787	422	836	-	422	836	1,258	23	2008
Anderson, SC

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST III SOUTH CAROLINA	518	278	550	-	278	550	828	15	2008
Spartanburg, SC
SUNTRUST III TENNESSEE	582	597	343	-	597	343	940	9	2008
Chattanooga, TN
SUNTRUST III TENNESSEE	762	783	449	-	783	449	1,232	12	2008
Chattanooga, TN
SUNTRUST III TENNESSEE	520	533	306	-	533	306	839	8	2008
Chattanooga, TN
SUNTRUST III TENNESSEE	698	716	411	-	716	411	1,127	11	2008
Chattanooga, TN
SUNTRUST III TENNESSEE	344	353	203	-	353	203	556	6	2008
Cleveland, TN
SUNTRUST III TENNESSEE	112	115	66	-	115	66	180	2	2008
Johnson City, TN
SUNTRUST III TENNESSEE	231	237	136	-	237	136	373	4	2008
Jonesborough, TN
SUNTRUST III TENNESSEE	561	576	330	-	576	330	907	9	2008
Lake City, TN
SUNTRUST III TENNESSEE	302	310	178	-	310	178	488	5	2008
Lawrenceburg, TN
SUNTRUST III TENNESSEE	578	593	340	-	593	340	934	9	2008
Murfreesboro, TN
SUNTRUST III TENNESSEE	948	973	558	-	973	558	1,531	15	2008
Nashville, TN
SUNTRUST III TENNESSEE	748	768	441	-	768	441	1,209	12	2008
Nashville, TN
SUNTRUST III TENNESSEE	711	730	419	-	730	419	1,148	12	2008
Nashville, TN
SUNTRUST III VIRGINIA	1,801	1,518	1,370	-	1,518	1,370	2,888	38	2008
Alexandria, VA
SUNTRUST III VIRGINIA	1,565	1,319	1,190	-	1,319	1,190	2,508	33	2008
Arlington, VA
SUNTRUST III VIRGINIA	324	273	246	-	273	246	520	7	2008
Beaverdam, VA
SUNTRUST III VIRGINIA	544	458	413	-	458	413	871	11	2008
Franklin, VA
SUNTRUST III VIRGINIA	729	614	554	-	614	554	1,169	15	2008
Gloucester, VA
SUNTRUST III VIRGINIA	437	368	332	-	368	332	701	9	2008
Harrisonburg, VA
SUNTRUST III VIRGINIA	397	335	302	-	335	302	637	8	2008
Lightfoot, VA
SUNTRUST III VIRGINIA	368	310	280	-	310	280	590	8	2008
Madison Heights, VA
SUNTRUST III VIRGINIA	2,049	1,727	1,558	-	1,727	1,558	3,285	43	2008
Manassas, VA

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
SUNTRUST III VIRGINIA	569	479	433	-	479	433	912	12	2008
Mechanicsville, VA
SUNTRUST III VIRGINIA	302	254	229	-	254	229	484	6	2008
Nassawadox, VA
SUNTRUST III VIRGINIA	367	309	279	-	309	279	589	8	2008
Radford, VA
SUNTRUST III VIRGINIA	1,408	1,186	1,070	-	1,186	1,070	2,257	29	2008
Richmond, VA
SUNTRUST III VIRGINIA	307	259	234	-	259	234	493	6	2008
Richmond, VA
SUNTRUST III VIRGINIA	896	755	681	-	755	681	1,437	19	2008
Richmond, VA
SUNTRUST III VIRGINIA	594	501	452	-	501	452	952	12	2008
Richmond, VA
SUNTRUST III VIRGINIA	403	339	306	-	339	306	646	8	2008
Roanoke, VA
SUNTRUST III VIRGINIA	177	149	135	-	149	135	284	4	2008
Roanoke, VA
SUNTRUST III VIRGINIA	850	716	646	-	716	646	1,362	18	2008
South Boston, VA
SUNTRUST III VIRGINIA	1,348	1,136	1,025	-	1,136	1,025	2,160	28	2008
Spotsylvania, VA
SUNTRUST III VIRGINIA	662	558	504	-	558	504	1,062	14	2008
Virginia Beach, VA
THE CENTER AT HUGH HOWELL	7,722	2,250	11,091	348	2,250	11,438	13,688	709	2007
Tucker, GA
THE HIGHLANDS	9,745	5,500	9,589	(19)	5,500	9,570	15,070	586	2006
Flower Mound, TX
THE MARKET AT HILLIARD	11,205	4,432	13,308	3,009	4,432	16,317	20,748	1,274	2005
Hilliard, OH
TOMBALL TOWN CENTER	-	1,950	14,233	3,284	1,950	17,517	19,467	1,581	2005
Tomball, TX
TRIANGLE CENTER	23,600	12,770	24,556	25	12,770	24,581	37,351	2,537	2005
Longview, WA
WALGREENS - SPRINGFIELD	-	855	2,530	-	855	2,530	3,385	278	2007
Springfield, MO
WASHINGTON PARK PLAZA	30,600	6,500	33,912	(343)	6,500	33,569	40,069	1,708	2005
Homewood, IL
WEST END SQUARE	-	675	2,784	51	675	2,835	3,510	289	2007
Houston, TX
WICKES - LAKE ZURICH	5,767	1,700	7,931	-	1,700	7,931	9,631	412	2005
Lake Zurich, IL
WILLIS TOWN CENTER	-	1,550	1,820	652	1,550	2,472	4,022	195	2005
Willis, TX
WINCHESTER TOWN CENTER	-	495	3,966	45	495	4,011	4,506	437	2005
Houston, TX

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
WINDERMERE VILLAGE	-	1,220	6,331	780	1,220	7,111	8,331	737	2005
Houston, TX
WOODFOREST SQUARE	-	300	2,136	666	300	2,803	3,103	295	2005
Houston, TX
Office
11500 MARKET STREET	-	140	346	-	140	346	486	40	2005
Jacinto City, TX
6234 RICHMOND AVENUE	-	500	970	901	500	1,871	2,371	173	2006
Houston, TX
AT&T - ST LOUIS	112,695	8,000	170,169	12	8,000	170,181	178,181	11,912	2007
St Louis, MO
AT&T CLEVELAND	29,242	870	40,033	-	870	40,033	40,903	2,491	2005
Cleveland, OH
BRIDGESIDE POINT OFFICE BLDG	17,325	1,525	28,609	-	1,525	28,609	30,134	3,087	2006
Pittsburg, PA
COMMONS DRIVE	3,663	1,600	5,746	1	1,600	5,747	7,347	456	2007
Aurora, IL
DENVER HIGHLANDS	10,500	1,700	11,839	-	1,700	11,839	13,539	832	2006
Highlands Ranch, CO
DULLES EXECUTIVE PLAZA	68,750	15,500	96,083	2,109	15,500	98,192	113,692	8,413	2006
Herndon, VA
HOUSTON LAKES	8,988	3,000	12,950	16	3,000	12,966	15,966	951	2006
Houston, TX
IDS CENTER	161,000	24,900	202,016	9,923	24,900	211,939	236,839	17,172	2007
Minneapolis, MN
KINROSS LAKES	10,065	825	14,639	-	825	14,639	15,464	1,025	2005
Richfield, OH
LAKE VIEW TECHNOLOGY CENTER	14,470	884	22,072	-	884	22,072	22,956	2,381	2006
Suffolk, VA
REGIONAL ROAD	8,679	950	10,501	46	950	10,547	11,497	834	2006
Greensboro, NC
SANTEE - CIVIC CENTER	12,023	-	17,838	18	-	17,856	17,856	1,302	2005
Santee, CA
SBC CENTER	200,472	35,800	287,424	173	35,800	287,597	323,397	31,860	2007
Hoffman Estates, IL
SUNTRUST OFFICE I FL	5,291	5,700	2,417	(3)	5,700	2,414	8,114	96	2007
Bal Harbour, FL
SUNTRUST OFFICE I FL	795	315	363	(1)	315	363	678	14	2007
Bushnell, FL
SUNTRUST OFFICE I FL	1,450	1,260	662	(1)	1,260	661	1,921	26	2007
Melbourne, FL
SUNTRUST OFFICE I GA	665	275	675	-	275	675	950	27	2007
Douglas, GA
SUNTRUST OFFICE I MD	3,687	650	4,617	(2)	650	4,614	5,264	183	2007
Bethesda, MD
SUNTRUST OFFICE I NC	1,321	400	1,471	(1)	400	1,470	1,870	58	2007

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
Winston-Salem, NC
SUNTRUST OFFICE I NC	1,527	500	1,700	(1)	500	1,699	2,199	68	2007
Raleigh, NC
SUNTRUST OFFICE I VA	5,323	1,360	6,272	(3)	1,360	6,269	7,629	249	2007
Richmond, VA
SUNTRUST II OFFICE GEORGIA	4,402	2,625	4,355	(3)	2,625	4,352	6,977	160	2008
Atlanta, GA
SUNTRUST III OFFICE FLORIDA	1,345	1,667	457	-	1,667	457	2,124	13	2008
Gainesville, FL
SUNTRUST III OFFICE FLORIDA	854	1,058	290	-	1,058	290	1,348	8	2008
Holy Hill, FL
SUNTRUST III OFFICE GEORGIA	1,499	676	1,703	-	676	1,703	2,379	47	2008
Brunswick, GA
SUNTRUST III OFFICE GEORGIA	1,774	799	2,016	-	799	2,016	2,815	55	2008
Gainesville, GA
UNITED HEALTH - CYPRESS	-	10,000	30,547	-	10,000	30,547	40,547	-	2008
Cypress, CA
UNITED HEALTH - FREDERICK	-	5,100	26,303	-	5,100	26,303	31,403	-	2008
Frederick, MD
UNTIED HEALTH - GREEN BAY	-	4,250	45,725	-	4,250	45,725	49,975	-	2008
Green Bay, WI
UNITED HEALTH - INDIANAPOLIS	10,050	3,500	24,248	-	3,500	24,248	27,748	-	2008
Indianapolis, IN
UNITED HEALTH - ONALASKA	16,545	4,090	2,794	-	4,090	2,794	6,884	-	2008
Onalaska, WI
UNITED HEALTH - WAUWATOSA	4,149	1,800	14,930	-	1,800	14,930	16,730	-	2006
Wauwatosa, WI
WASHINGTON MUTUAL - ARLINGTON	20,115	4,870	30,915	3	4,870	30,918	35,788	2,456	2007
Arlington, TX
WORLDGATE PLAZA	59,950	14,000	79,048	1,500	14,000	80,548	94,548	4,515	2007
Herndon, VA
Apartment
14th STREET - UAB	-	4,250	27,458	-	4,250	27,458	31,708	1,325	2007
Birmingham, AL
ENCINO CANYON APARTMENTS	12,000	1,700	16,443	-	1,700	16,443	18,143	849	2007
San Antonio,TX
FIELDS APARTMENT HOMES	18,700	1,850	29,783	-	1,850	29,783	31,633	2,033	2007
Bloomington, IN
LANDINGS AT CLEARLAKE	18,590	3,770	27,843	-	3,770	27,843	31,613	1,854	2007
Webster,TX
LEGACY AT ART QUARTER	29,851	1,290	35,031	-	1,290	35,031	36,321	219	2008
Oklahoma City, OK
LEGACY CORNER	14,630	1,600	23,765	-	1,600	23,765	25,365	149	2008
Midwest City, OK
LEGACY CROSSING	23,907	1,110	29,297	-	1,110	29,297	30,407	182	2008
Oklahoma City, OK

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
LEGACY WOODS	21,190	2,500	31,505	-	2,500	31,505	34,005	198	2007
Edmond, OK
SEVEN PALMS APARTMENTS	18,750	3,550	24,348	5	3,550	24,353	27,903	1,247	2006
Webster,TX
SOUTHGATE APARTMENTS	10,725	1,730	16,356	-	1,730	16,356	18,086	1,742	2007
Louisville,KY
THE RADIAN (PENN) HOUSING	44,946	-	79,997	-	-	79,997	79,997	1,043	2007
Radian, PA
UNIV HOUSE AT GAINESVILLE	23,459	6,561	36,879	-	6,561	36,879	43,440	523	2007
Gainesville, FL
UNIV HOUSE AT HUNTSVILLE	15,260	1,351	26,308	-	1,351	26,308	27,659	422	2007
Huntsville, TX
UNIV HOUSE AT LAFAYETTE	9,292	-	16,357	-	-	16,357	16,357	267	2007
Lafayette, AL
VILLAGES AT KITTY HAWK	11,550	2,070	17,397	-	2,070	17,397	19,467	1,070	2007
Universal City,TX
VILLAS AT SHADOW CREEK	16,117	3,690	24,142	-	3,690	24,142	27,832	154	2007
Pearland, TX
WATERFORD PLACE AT SHADOW CREE	16,500	2,980	24,573	-	2,980	24,573	27,553	1,680	2007
Pearland,TX
Industrial
11500 MELROSE AVE -294 TOLLWAY	4,561	2,500	5,071	-	2,500	5,071	7,571	263	2006
Franklin Park, IL
1800 BRUNING	10,156	10,000	7,971	32	10,000	8,002	18,002	610	2006
Itasca, IL
500 HARTLAND	5,860	1,200	7,459	-	1,200	7,459	8,659	593	2006
Hartland, WI
55th STREET	7,351	1,600	11,115	-	1,600	11,115	12,715	883	2007
Kenosha, WI
AIRPORT DISTRIB CENTER #10	2,042	600	2,861	-	600	2,861	3,461	175	2007
Memphis, TN
AIRPORT DISTRIB CENTER #11	1,539	400	2,120	-	400	2,120	2,520	130	2007
Memphis, TN
AIRPORT DISTRIB CENTER #15	1,203	200	1,651	-	200	1,651	1,851	106	2007
Memphis, TN
AIRPORT DISTRIB CENTER #16	2,714	600	3,750	-	600	3,750	4,350	230	2007
Memphis, TN
AIRPORT DISTRIB CENTER #18	1,007	200	1,317	27	200	1,344	1,544	87	2007
Memphis, TN
AIRPORT DISTRIB CENTER #19	2,546	600	3,866	-	600	3,866	4,466	237	2007
Memphis, TN
AIRPORT DISTRIB CENTER #2	1,734	400	2,282	-	400	2,282	2,682	140	2007
Memphis, TN
AIRPORT DISTRIB CENTER #4	1,287	300	1,662	-	300	1,662	1,962	102	2007
Memphis, TN
AIRPORT DISTRIB CENTER #7	699	200	832	-	200	832	1,032	53	2007

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
Memphis, TN
AIRPORT DISTRIB CENTER #8	448	100	630	-	100	630	730	40	2007
Memphis, TN
AIRPORT DISTRIB CENTER #9	811	200	948	-	200	948	1,148	61	2007
Memphis, TN
ANHEUSER BUSCH (PERSIS)	7,550	2,200	13,598	-	2,200	13,598	15,798	635	2007
Devens, MA
ATLAS - BELVIDERE	11,329	1,600	15,521	-	1,600	15,521	17,121	681	2007
Belvidere, IL
ATLAS - CARTERSVILLE	8,273	900	13,112	(39)	900	13,073	13,973	573	2007
Cartersville, GA
ATLAS - DOUGLAS	3,432	75	6,681	-	75	6,681	6,756	292	2007
Douglas, GA
ATLAS - GAFFNEY	3,350	950	5,114	-	950	5,114	6,064	224	2007
Gaffney, SC
ATLAS - GAINESVILLE	7,731	550	12,783	-	550	12,783	13,333	559	2007
Gainesville, GA
ATLAS - PENDERGRASS	14,919	1,250	24,259	-	1,250	24,259	25,509	1,061	2007
Pendergrass, GA
ATLAS - PIEDMONT	13,563	400	23,113	7	400	23,120	23,520	1,011	2007
Piedmont, SC
ATLAS - ST PAUL	8,226	3,890	10,093	-	3,890	10,093	13,983	442	2007
St. Paul, MN
ATLAS-BROOKLYN PARK	7,407	2,640	8,934	-	2,640	8,934	11,574	391	2007
Brooklyn Park, MN
ATLAS-NEW ULM	6,015	900	9,359	-	900	9,359	10,259	410	2007
New Ulm, MN
ATLAS-ZUMBROA	10,242	1,300	16,437	-	1,300	16,437	17,737	719	2006
Zumbrota, MN
BAYMEADOW - GLEN BURNIE	13,824	1,225	23,407	24	1,225	23,431	24,656	1,708	2006
Glen Burnie, MD
C&S - ABERDEEN	22,720	4,650	33,276	13	4,650	33,289	37,939	2,330	2006
Aberdeen, MD
C&S - BIRMINGHAM	-	3,400	40,373	-	3,400	40,373	43,773	706	2008
Birmingham, AL
C&S - NORTH HATFIELD	20,280	4,800	30,103	14	4,800	30,117	34,917	2,108	2006
Hatfield, MA
C&S - SOUTH HATFIELD	10,000	2,500	15,251	11	2,500	15,262	17,762	1,068	2006
Hatfield, MA
C&S - WESTFIELD	29,500	3,850	45,906	13	3,850	45,919	49,769	3,214	2006
Westfield, MA
CLARION	3,172	87	4,790	63	87	4,853	4,940	353	2007
Clarion, IA
COLOMA	10,017	410	17,110	-	410	17,110	17,520	798	2006
Coloma, MI
DEER PARK SEACO	2,965	240	5,271	-	240	5,271	5,511	419	2007

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
Deer Park, TX
DELP DISTRIBUTION CENTER #2	1,623	280	2,282	-	280	2,282	2,562	164	2007
Memphis, TN
DELP DISTRIBUTION CENTER #5	1,623	390	2,050	-	390	2,050	2,440	126	2007
Memphis, TN
DELP DISTRIBUTION CENTER #8	1,399	760	1,388	-	760	1,388	2,148	89	2006
Memphis, TN
DORAL - WAUKESHA	1,364	240	2,013	-	240	2,013	2,253	160	2006
Waukesha, WI
HASKELL-ROLLING PLAINS FACILITY	-	45	19,733	-	45	19,733	19,778	212	2008
Haskell, TX
HOME DEPOT - LAKE PARK	-	1,350	24,770	-	1,350	24,770	26,120	-	2008
Valdosta, GA
HOME DEPOT - MACALLA	-	2,800	26,067	-	2,800	26,067	28,867	-	2008
MaCalla, AL
INDUSTRIAL DRIVE	3,709	200	6,812	-	200	6,812	7,012	517	2007
Horican, WI
KINSTON	8,930	460	14,837	-	460	14,837	15,297	821	2006
Kinston, NC
KIRK ROAD	7,863	2,200	11,413	42	2,200	11,455	13,655	908	2007
St. Charles, IL
LIBERTYVILLE ASSOCIATES	14,807	3,600	20,563	-	3,600	20,563	24,163	1,379	2005
Libertyville, IL
McKESSON DISTRIBUTION CENTER	5,760	345	8,952	-	345	8,952	9,297	1,039	2007
Conroe, TX
MOUNT ZION ROAD	24,632	2,570	41,667	-	2,570	41,667	44,237	2,795	2007
Lebanon, IN
OTTAWA	1,768	200	2,905	-	200	2,905	3,105	213	2007
Ottawa, IL
SCHNEIDER ELECTRIC	11,000	2,150	14,720	-	2,150	14,720	16,870	944	2007
Loves Park, IL
SOUTHWIDE INDUSTRIAL CENTER #5	392	122	425	-	122	425	547	27	2007
Memphis, TN
SOUTHWIDE INDUSTRIAL CENTER #6	1,007	248	1,361	-	248	1,361	1,609	87	2007
Memphis, TN
SOUTHWIDE INDUSTRIAL CENTER #7	2,014	483	2,792	-	483	2,792	3,275	179	2007
Memphis, TN
SOUTHWIDE INDUSTRIAL CENTER #8	196	42	286	-	42	286	328	18	2007
Memphis, TN
STONE FORT DISTRIB CENTER #1	6,770	1,910	9,264	(52)	1,910	9,212	11,122	593	2007
Chattanooga, TN
STONE FORT DISTRIB CENTER #4	1,399	490	1,782	-	490	1,782	2,272	114	2006
Chattanooga, TN
THERMO PROCESS SYSTEMS	8,201	1,202	11,995	-	1,202	11,995	13,197	1,282	2007
Sugar Land, TX
TRI-STATE HOLDINGS I	4,665	4,700	3,973	-	4,700	3,973	8,673	279	2007

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
Wood Dale, IL
TRI-STATE HOLDINGS II	6,372	1,630	11,252	-	1,630	11,252	12,882	755	2007
Houston, TX
TRI-STATE HOLDINGS III	4,334	650	8,083	-	650	8,083	8,733	542	2007
Mosinee, WI
UNION VENTURE	37,349	4,600	54,292	-	4,600	54,292	58,892	2,218	2007
West Chester, OH
UPS E-LOGISTICS (PERSIS)	9,250	950	18,453	-	950	18,453	19,403	861	2006
Elizabethtown, KY
WESTPORT - MECHANICSBURG	4,029	1,300	6,185	486	1,300	6,671	7,971	469	2006
Mechanicsburg, PA
Hotel
HOMEWOOD - HOUSTON GALLERIA	15,500	1,655	30,587	-	1,655	30,587	32,241	1,870	2008
Houston, TX
COMFORT INN - RIVERVIEW	-	2,220	7,421	165	2,220	7,586	9,806	460	2007
Charleston, SC
COMFORT INN - UNIVERSITY	-	2,137	6,652	235	2,137	6,888	9,025	435	2007
Durham, NC
COMFORT INN - CROSS CREEK	-	571	8,789	45	571	8,835	9,406	795	2007
Fayetteville, NC
COMFORT INN - ORLANDO	-	722	5,278	96	722	5,374	6,096	494	2007
Orlando, FL
COURTYARD BY MARRIOTT QUORUM	18,860	4,000	26,141	274	4,000	26,415	30,415	1,509	2007
Addison, TX
COURTYARD BY MARRIOTT	12,225	4,989	18,988	685	4,989	19,673	24,662	1,475	2007
Ann Arbor, MI
COURTYARD BY MARRIOTT DUNN LORING-FAIRFAX	30,810	12,100	40,242	164	12,100	40,407	52,507	2,768	2007
Vienna, VA
COURTYARD - DOWNTOWN AT UAB	10,500	-	20,810	-	-	20,810	20,810	1,218	2008
Birmingham, AL
COURTYARD - FORT MEADE AT NBP	14,400	1,611	22,622	-	1,611	22,622	24,233	1,196	2008
Annapolis Junction, MD
COURTYARD BY MARRIOTT - WEST LANDS END	7,550	1,500	13,416	180	1,500	13,595	15,095	876	2007
Fort Worth, TX
COURTYARD - FT WORTH	15,330	774	45,820	-	774	45,820	46,594	2,442	2008
Fort Worth, TX
COURTYARD BY MARRIOTT	6,790	1,600	13,247	1,112	1,600	14,359	15,959	823	2007
Harlingen, TX
COURTYARD BY MARRIOTT - NORTHWEST	7,263	1,428	15,085	862	1,428	15,946	17,374	1,150	2007
Houston, TX
COURTYARD BY MARRIOTT - WESTCHASE	16,680	4,400	22,626	337	4,400	22,963	27,363	1,369	2007
Houston, TX

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
COURTYARD BY MARRIOTT WEST UNIVERSITY	10,980	2,200	16,408	119	2,200	16,527	18,727	1,030	2007
Houston, TX
COURTYARD BY MARRIOTT - COUNTRY CLUB PLAZA	10,135	3,426	16,349	497	3,426	16,846	20,272	1,678	2007
Kansas City, MO
COURTYARD BY MARRIOTT	10,320	3,200	19,009	99	3,200	19,108	22,308	1,185	2007
Lebanon, NJ
COURTYARD BY MARRIOTT	-	5,272	12,778	489	5,272	13,267	18,539	1,157	2007
Houston, TX
COURTYARD - NEWARK ELIZABETH	16,030	-	35,177	-	-	35,177	35,177	1,758	2008
Elizabeth, NJ
COURTYARD - RICHMOND	11,800	2,173	-	17,250	2,173	17,250	19,423	1,019	2007
Richmond, VA
COURTYARD BY MARRIOTT - ROANOKE AIRPORT	14,651	3,311	22,242	330	3,311	22,572	25,882	1,397	2007
Roanoke, VA
COURTYARD BY MARRIOTT SEATTLE - FEDERAL WAY	22,830	7,700	27,167	225	7,700	27,392	35,092	1,548	2007
Federal Way, WA
COURTYARD BY MARRIOTT CHICAGO- ST.CHARLES	-	1,685	9,355	722	1,685	10,077	11,762	686	2007
St. Charles, IL
COURTYARD BY MARRIOTT - WILLIAM CENTER	16,030	4,000	20,942	1,614	4,000	22,556	26,556	1,250	2007
Tucson, AZ
COURTYARD BY MARRIOTT	-	2,397	18,560	256	2,397	18,817	21,214	1,323	2007
Wilmington, NC
DOUBLETREE - ATLANTA GALLERIA	10,085	1,082	20,397	-	1,082	20,397	21,479	1,124	2008
Alpharetta, GA
DOUBLETREE - WASHINGTON DC	26,398	25,857	56,964	-	25,857	56,964	82,821	2,316	2008
Washington, DC
EMBASSY SUITES - BEACHWOOD	15,066	1,732	42,672	-	1,732	42,672	44,404	2,031	2008
Beachwood, OH
EMBASSY SUITES - BALTIMORE	13,943	2,429	38,927	-	2,429	38,927	41,357	2,178	2008
Hunt Valley, MD
FAIRFIELD INN	-	1,981	6,353	344	1,981	6,697	8,678	612	2007
Ann Arbor, MI
HAMPTON INN SUITES - DENVER	11,880	6,144	26,472	-	6,144	26,472	32,616	1,398	2008
Colorado Springs, CO
HAMPTON INN ATLANTA - PERIMETER CENTER	8,450	2,768	14,072	1,074	2,768	15,145	17,914	933	2007
Atlanta, GA
HAMPTON INN BALTIMORE-INNER HARBOR	13,700	1,700	21,067	37	1,700	21,104	22,804	1,299	2007
Baltimore, MD

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
HAMPTON INN RALEIGH-CARY	7,024	2,268	10,503	760	2,268	11,263	13,531	683	2007
Cary, NC
HAMPTON INN UNIVERSITY PLACE	8,164	3,509	11,335	1,340	3,509	12,675	16,184	786	2007
Charlotte, NC
HAMPTON INN SUITES DULUTH-GWINNETT	9,585	488	12,991	1,575	488	14,566	15,053	848	2007
Duluth, GA
HAMPTON INN	-	1,228	7,049	337	1,228	7,386	8,613	462	2007
Durham, NC
HAMPTON INN WHITE PLAINS-TARRYTOWN	15,643	3,200	26,160	839	3,200	26,999	30,199	1,599	2007
Elmsford, NY
HAMPTON INN	-	2,753	3,782	329	2,753	4,112	6,864	294	2007
Jacksonville, NC
HAMPTON INN CRABTREE VALLEY	-	1,168	6,415	637	1,168	7,052	8,220	504	2007
Raleigh, NC
HGI - BOSTON BURLINGTON	15,529	4,095	25,556	-	4,095	25,556	29,651	1,346	2008
Burlington, MA
HGI - COLORADO SPRINGS	8,728	1,400	17,522	-	1,400	17,522	18,922	715	2008
Colorado Springs, CO
HGI - SAN ANTONIO AIRPORT	10,420	1,498	19,484	-	1,498	19,484	20,981	1,053	2008
San Antonio, TX
HGI - WASHINGTON DC	61,000	18,800	64,359	-	18,800	64,359	83,159	3,350	2008
Washington, DC
HILTON GARDEN INN - CHALSEA	30,250	16,095	39,804	88	16,095	39,893	55,988	2,379	2007
New York, NY
HILTON GARDEN INN TAMPA YBOR	9,460	2,400	16,159	601	2,400	16,760	19,160	979	2007
Tampa, FL
HILTON GARDEN INN - AKRON	7,492	900	11,556	(600)	900	10,956	11,856	632	2007
Akron, OH
HILTON GARDEN INN ALBANY AIRPORT	12,050	1,645	20,263	1,063	1,645	21,326	22,971	1,333	2007
Albany, NY
HILTON GARDEN INN ATLANTA WINWARD	10,503	1,030	18,206	890	1,030	19,095	20,126	1,178	2007
Alpharetta, GA
HILTON GARDEN INN	19,928	2,920	27,995	1,056	2,920	29,050	31,970	1,790	2007
Evanston, IL
HILTON GARDEN INN RALEIGH -DURHAM	-	2,754	26,050	1,117	2,754	27,167	29,921	1,681	2007
Raleigh, NC
HILTON GARDEN INN	21,680	8,900	25,156	1,032	8,900	26,187	35,087	1,507	2007
Westbury, NY
HILTON GARDEN INN	9,530	6,354	10,328	102	6,354	10,430	16,784	1,046	2007
Wilmington, NC
HILTON GARDEN INN HARTFORD NORTH	10,384	5,606	13,892	837	5,606	14,729	20,335	951	2007
Windsor, CT
HILTON GARDEN INN PHOENIX	22,551	5,114	57,105	-	5,114	57,105	62,219	2,510	2008

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
Phoenix, AZ
HILTON - UNIVERSITY OF FLORIDA	27,775	-	50,407	4,118	-	54,525	54,525	3,380	2007
Gainesville, FL
HOLIDAY INN EXPRESS - CLEARWATER GATEWAY	-	2,283	6,202	1,862	2,283	8,064	10,346	712	2007
Clearwater, FL
HOLIDAY INN HARMON MEADOW SECAUCUS	-	-	23,291	2,114	-	25,406	25,406	1,600	2007
Secaucus, NJ
HOMEWOOD SUITES	10,160	2,400	18,071	2,520	2,400	20,591	22,991	1,254	2007
Albuquerque, NM
HOMEWOOD SUITES	12,930	4,300	15,629	2,352	4,300	17,981	22,281	1,042	2007
Baton Rouge, LA
HOMEWOOD SUITES	12,747	1,478	19,404	3,139	1,478	22,543	24,021	1,350	2007
Cary, NC
HOMEWOOD SUITES HOUSTON - CLEARLAKE	7,222	1,235	12,655	995	1,235	13,651	14,886	773	2007
Houston, TX
HOMEWOOD SUITES	7,950	2,403	10,441	1,484	2,403	11,925	14,328	791	2007
Durham, NC
HOMEWOOD SUITES	9,900	721	9,592	2,362	721	11,954	12,675	793	2007
Lake Mary, FL
HOMEWOOD SUITES METRO CENTER	6,330	2,684	9,740	2,489	2,684	12,229	14,913	718	2007
Phoenix, AZ
HOMEWOOD SUITES	11,800	3,203	21,300	155	3,203	21,455	24,658	1,784	2007
Princeton, NJ
HOMEWOOD SUITES CRABTREE VALLEY	12,869	2,194	21,292	2,034	2,194	23,326	25,520	1,519	2007
Raleigh, NC
HOMEWOOD SUITES CLEVELAND SOLON	5,490	1,900	10,757	1,409	1,900	12,166	14,066	693	2007
Solon, OH
HOMEWOOD SUITES COLORADO SPRINGS NORTH	7,830	2,900	14,011	2,430	2,900	16,441	19,341	1,091	2007
Colorado Springs, CO
HYATT REGENCY - OC	-	18,688	93,384	-	18,688	93,384	112,072	850	2008
Orange County, CA
HYATT - BOSTON/MEDFORD	13,404	2,766	29,141	-	2,766	29,141	31,907	1,747	2008
Medford, MA
MARRIOTT - ATL CENTURY CENTER	16,705	-	36,571	-	-	36,571	36,571	2,435	2008
Atlanta, GA
MARRIOTT - CHICAGO - MED DIST UIC	13,000	8,831	17,911	-	8,831	17,911	26,742	785	2008
Chicago, IL
Marriott - WOODLANDS WATERWAY	-	5,500	98,886	17,533	5,500	116,419	121,919	5,763	2007
Woodlands, TX
QUALITY SUITES	10,350	1,331	13,709	1,121	1,331	14,829	16,161	957	2007
Charleston, SC
RESIDENCE INN - BALTIMORE	40,040	-	55,410	-	-	55,410	55,410	2,805	2008

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
Baltimore, MD
RESIDENCE INN	6,900	1,700	12,629	583	1,700	13,213	14,913	788	2007
Brownsville, TX
RESIDENCE INN - CAMBRIDGE	44,000	10,346	72,735	-	10,346	72,735	83,080	3,499	2008
Cambridge, MA
RESIDENCE INN SOUTH BRUNSWICK-CRANBURY	10,000	5,100	15,368	1,336	5,100	16,704	21,804	956	2007
Cranbury, NJ
RESIDENCE INN CYPRESS - LOS ALAMITS	20,650	9,200	25,079	1,962	9,200	27,041	36,241	1,552	2007
Cypress, CA
RESIDENCE INN DFW AIRPORT NORTH	9,560	2,800	14,782	270	2,800	15,052	17,852	883	2007
Dallas-Fort Worth, TX
RESIDENCE INN PARK CENTRAL	8,970	2,600	17,322	1,575	2,600	18,897	21,497	1,087	2007
Dallas , TX
RESIDENCE INN SOMERSET-FRANKLIN	9,890	3,100	14,322	1,297	3,100	15,619	18,719	890	2007
Franklin , NJ
RESIDENCE INN	10,810	5,300	14,632	1,497	5,300	16,130	21,430	889	2007
Hauppauge, NY
RESIDENCE INN WESTCHASE	12,550	4,300	16,969	221	4,300	17,190	21,490	1,026	2007
Westchase, TX
RESIDENCE INN WEST UNIVERSITY	13,100	3,800	18,834	268	3,800	19,102	22,902	1,191	2007
Houston, TX
RESIDENCE INN NASHVILLE AIRPORT	12,120	3,500	14,147	383	3,500	14,530	18,030	862	2007
Nashville, TN
RESIDENCE INN	7,500	1,688	10,812	2,065	1,688	12,877	14,565	1,243	2007
Phoenix, AZ
RESIDENCE INN - POUGHKEEPSIE	13,350	1,003	24,590	-	1,003	24,590	25,593	1,349	2008
Poughkeepsie, NY
RESIDENCE INN ROANOKE AIRPORT	5,648	500	9,499	83	500	9,582	10,082	691	2007
Roanoke, VA
RESIDENCE INN WILLIAMS CENTRE	12,770	3,700	17,601	357	3,700	17,959	21,659	1,122	2007
Tucson, AZ
RESIDENCE INN - NEWARK ELIZABETH	18,710	-	41,096	-	-	41,096	41,096	2,066	2008
Elizabeth, NJ
SPRINGHILL SUITES	9,130	3,200	14,833	115	3,200	14,948	18,148	882	2007
Danbury, CT
TOWNEPLACE SUITES NORTHWEST	7,082	5,332	8,301	964	5,332	9,265	14,597	798	2007
Austin, TX
TOWNEPLACE SUITES BIRMINGHAM-HOMEWOOD	-	2,220	7,307	1,029	2,220	8,336	10,556	755	2007
Birmingham, AL
TOWNEPLACE SUITES NORTHWEST	4,900	2,065	5,223	761	2,065	5,984	8,049	560	2007
College Station, TX
TOWNEPLACE SUITES NORTHWEST - CLEARLAKES	5,815	2,267	9,037	892	2,267	9,929	12,196	767	2007
Houston, TX

		Initial Cost (A)			Gross amount at which carried at end of period
	Encumbrance	Land	Buildings and Improvements	Adjustments to Basis (C)	Land and Improvements	Buildings and Improvements (D)	Total (D,E)	Accumulated Depreciation (D,F)	Date of Completion of Construction or Acquisition
TOWNEPLACE SUITES NORTHWEST	-	1,607	11,644	946	1,607	12,590	14,198	929	2007
Houston, TX
RALEIGH HILLSBOROUGH	-	2,605	-	-	2,605	-	2,605	-	2007
Raleigh, NC

TOTAL:	4,182,787	1,481,920	6,555,615	179,407	1,481,920	6,735,022	8,216,942	406,235

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Schedule III (continued)
Real Estate and Accumulated Depreciation

December 31, 2008

Notes:

(A)

The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

(B)

The aggregate cost of real estate owned at December 31, 2008 for Federal income tax purposes was approximately $8,370,000,000 (unaudited).

(C)

Cost capitalized subsequent to acquisition includes payments under master lease agreements as well as additional tangible costs associated with investment properties, including any earnout of tenant space.

(D)

Reconciliation of real estate owned:

	2008	2007	2006

Balance at January 1,	$6,167,090	2,245,907	710,506
Acquisitions and capital improvements	2,184,330	4,089,650	1,698,654
Intangible assets	(93,870)	(190,681)	(182,171)
Intangible liabilities	5,968	22,214	18,918
Sales	(46,576)	-	-

Balance at December 31,	$8,216,942	6,167,090	2,245,907

(E)

Reconciliation of accumulated depreciation:

Balance at January 1,	$160,046	38,983	2,751
Depreciation expense	246,189	121,063	36,232

Balance at December 31,	$406,235	160,046	38,983

(F)

Depreciation is computed based upon the following estimated lives:

Buildings and improvements	5-30 years
Tenant improvements	Life of the lease
Furniture, fixtures & equipment	5-10 years